Exhibit 10.3

Hosted Services Agreement	NAVITAIRE Inc.

     CONFIDENTIAL

GOL – 1 MAY 2004 DRAFT

NAVITAIRE HOSTED SERVICES AGREEMENT

CONFIDENTIAL

Exhibit C: NAVITAIRE Contacts
1	NAVITAIRE Response Center Contact	83
2	NAVITAIRE Account Manager	83
3	NAVITAIRE Account Executive Sponsor	83
4	NAVITAIRE Account Technical Sponsor	83
5	NAVITAIRE Financial Contacts	84
6	Notification of Changes	84

CONFIDENTIAL

NAVITAIRE HOSTED SERVICES AGREEMENT

This Hosted Services Agreement (the “Agreement”) is made between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”) and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer”), and shall be effective as of Mayl 1, 2004 (“Effective Date”).

Recitals

A. NAVITAIRE is an airline technology services company, which provides various services such as hosted reservation and revenue management services to airline companies worldwide.

B. The parties desire that NAVITAIRE provide to Customer Hosted Services (as defined in Section 1), and Customer desires to purchase such Hosted Services on the terms contained in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1 Definitions

As used herein, the following terms shall have the meanings accorded them in this Section 1. In the event of any conflict between a definition set forth in this Section 1 and in any one contained in an Exhibit to this Agreement, the definition contained within such Exhibit shall control.

1.1 Confidential Information has the meaning set forth in Section 9.1 hereof.

1.2 Customer Authorized Support Contact(s) has the meaning set forth in Exhibit D, Section 5.

1.3 Enhancement has the meaning set forth in Exhibit A, Section 9.4.2.

1.4 Custom Enhancement Request means a request by Customer to modify Hosted Services System used by NAVITAIRE to provide the Hosted Services.

1.5 Customer Account Liaison has the meaning set forth in Exhibit D, Section 2.

1.6 Emergency has the meaning set forth in Exhibit A, Section 5.4.1 and Exhibit B, Section 5.4.1.

1.7 Guaranteed Annual Minimum O/D Passengers or Annual O/D Passenger Commitments has the meaning set forth in Exhibit A, Section 8.1.1.1 and Exhibit B, Section 9.1.1.1.

1.8 Guaranteed Monthly Minimum O/D Passengers has the meaning set forth in Exhibit A, Section 8.1.1.1 and Exhibit B, Section 9.1.1.1.

1.9 Hosted Reservation Services means the services described in Exhibit A; provided that if Hosted Reservation Services are not designated as being contracted for in Exhibit A, Section 2 shall be blank or not appended and this Agreement shall not cover such type of services.

1.10 Hosted Revenue Management Services means the services described in Exhibit B; provided that if Hosted Revenue Management Services are not designated as being contracted for in Exhibit B, Section 2 shall be blank or not appended and this Agreement shall not cover such type of services.

1.11 Hosted Services or Services means Hosted Reservation Services and/or Hosted Revenue Management Services, as designated in Section 2 of this Agreement.

1.12 Hosted Services System means at any time, with respect to Hosted Reservation Services, the hardware and software then or theretofore used from time to time by NAVITAIRE to provide such Services, and means with respect to Hosted Revenue Management Services, the hardware and software then or theretofore used by NAVITAIRE to provide such Services, as well as in each case any user or other documentation associated therewith.

CONFIDENTIAL

1.13 Implementation Services has the meaning set forth in Exhibit A, Section 3 and Exhibit B, Section 3.

1.14 Included Support has the meaning set forth in Exhibit A, Section 5 and Exhibit B, Section 5.

1.15 Interrupted Service has the meaning set forth in Exhibit A, Section 9.2.1 and Exhibit B, Section 5.4.1.

1.16 Major Release has the meaning set forth in Exhibit A, Section 9.4.5 and Exhibit B, Section 10.4.5.

1.17 Mark has the meaning set forth in Section 4.10 hereof and Exhibit E.

1.18 NAVITAIRE Property has the meaning set forth in Section 7.2 hereof.

1.19 O/D Passenger(s) O/D Passenger" means an individual passenger travelling on a Customer flight which was booked using the Hosted Services and boarded a Customer flight(s) from a point of origin to a final destination; provided that (i) any location at which such passenger spends more than [*] before taking another flight shall be deemed under all circumstances to be a final destination and (ii) any round trip flight from a point of origin to a destination and return shall count as two "O/D Passengers" regardless of how long the passenger spends at the destination.

The following are illustrations of the application of this definition:

1.19.1 [*]

1.19.2 [*]

1.20 PNR means a Passenger Name Record, being an individual electronic record with a unique record locator number, which may contain one or more passenger names and booked Revenue Passenger Boarded segments.

1.21 Response Center Support has the meaning set forth in Sections 5 of Exhibits A and B.

1.22 Revenue Passenger(s) Boarded means an individual passenger boarded, per individual flight number.

1.23 Service Fees means the fees payable by Customer as specified in Exhibit A, Section 8 and Exhibit B, Section 9.

1.24 Service Levels means targets included in Exhibit A, Section 9.2.1 and Exhibit B, Section 10.2.1.

1.25 Support Fees means fees payable by Customer for applicable NAVITAIRE Response Center Support as specified in Exhibits A and B.

CONFIDENTIAL

2 Scope of Services

For purposes of this Agreement, Hosted Services include (as designated) the following:

X Hosted Reservation Services (or certain types thereof), as designated in and the provision of which is governed by Exhibit A hereto; and/or

X Hosted Revenue Management Services, as designated in and the provision of which is governed by Exhibit B hereto.

X Commercially available version 1.0 of NAVITAIRE’s hosted revenue accounting services, currently named ePRA ‘lite’, which is compatible with the Hosted Reservations Services.  Specifications and scope of version 1.0 of this product, related service components and implementation timing will be discussed and mutually agreed with Customer and will be incorporated into this Agreement as an addendum. Service Fees for version 1.0 of the hosted revenue accounting services are included in the specified monthly Service Fees outlined in Exhibit A, Section 8 1.1 of this Agreement.

X Offsite disaster recovery capability for the Hosted Reservation Services. During the Agreement, disaster recovery will be provided in the form of nightly tape back-ups stored in an alternate NAVITAIRE offsite location for an approved disaster recovery site which will be operational within [*] days of the Effective Date of this Agreement. Upon disaster declaration, NAVITAIRE will load the most recent nightly nightly back-up tape to available hardware in the alternate NAVITAIRE disaster recovery site and restore Customer’s Hosted Reservation Services within [*] business days of the declared disaster. Customer will be responsible for the securement and the costs of the data circuits to the alternate NAVITAIRE disaster recovery site.

After moving to the new version of Hosted Services System, (dotREZ), NAVITAIRE commits to deploy a standard electronic real time disaster recovery product for Customer.

Other more elaborate real time disaster recovery options will be discussed in the future, and subject to mutual agreement, will be incorporated as an addendum to this Agreement.

3 NAVITAIRE Obligations

NAVITAIRE shall use commercially reasonable efforts to perform the Hosted Services in accordance with this Agreement. NAVITAIRE may utilize subcontractors to perform its obligations under this Agreement.

4 Customer Obligations

4.1 General Obligations. Customer shall comply with the obligations set forth herein including, but not limited to, those set forth in Exhibits A and B.

4.2 Access and Cooperation. Customer will provide NAVITAIRE with access to and use of its data, internal resources, and facilities, and shall otherwise cooperate with NAVITAIRE as reasonably required by NAVITAIRE, in connection with the implementation and provision of Hosted Services.

4.3 Notice of Increased Usage. Customer agrees to provide NAVITAIRE, on a confidential basis, at least thirty (30) days advance written notice of any marketing initiatives, acquisitions, alliances, schedule changes, or promotions that may materially increase Customer’s usage of the Hosted Services or otherwise adversely impact the Hosted Services System performance and available capacity in accordance with this Agreement and the described Service Levels. Examples of this are: free ticket/$0 fare promotions, new hub announcements, significant additional aircraft purchases, etc. For the purposes of this Section, increases that may adversely impact the Hosted Services are defined as increases that generate a response greater than twice the previous peak volume. NAVITAIRE’s ability to prepare and respond to such significant business volume events will be greatly enhanced with at least thirty (30) days advance notice.

CONFIDENTIAL

4.4 Annual Segment Forecast Update. Customer agrees to provide NAVITAIRE each July/August with projected annual segment volume forecast for the following year. NAVITAIRE will use Customer’s segment forecast for business planning purposes for providing Hosted Services.

4.5 Customer Contacts. Customer initially designates the person set forth in Exhibit D, Section 2 as the Customer Account Liaison, being the primary authorized contact for account management, project funding, performance, payment, and other commercial issues with respect to the Hosted Services. Customer further initially designates the person(s) set forth in Exhibit D, Section 5 as the Customer Authorized Support Contact(s), being the authorized contact(s) to utilize the telephone support and Internet technical support system. Customer will ensure that all Customer Authorized Support Contact(s) will have received adequate training on the Hosted Services. Customer may change their designated Customer Account Liaison or Customer Authorized Support Contact(s) by written notice to NAVITAIRE.

4.6 Customer Costs. Customer will be responsible for all its own costs and expenses except for those specifically assumed by NAVITAIRE under this Agreement.

4.7 Use by Customer. Hosted Services and Confidential Information of NAVITAIRE are for the sole and exclusive use of Customer. Customer may, however, permit agents hired by Customer or Customer’s subcontractors to access the Hosted Services solely for the purpose of procuring Hosted Services for and on behalf of Customer; provided that: (a) Customer promptly provides NAVITAIRE with the names of each such agent; and (b) each such agent agrees to be bound by this Agreement including, but not limited to, the confidentiality provisions of Section 9.1. Customer may not transfer any Confidential Information of NAVITAIRE, in any form whatsoever, to any other third party or allow any third party to access or use the Hosted Services or Confidential Information of NAVITAIRE without the prior written consent of NAVITAIRE. Any transfer of or access to the Hosted Services or Confidential Information of NAVITAIRE in violation of this Section shall constitute a material breach of this Agreement. For purposes of reference, Section 7 contains further terms and conditions regarding Customer’s use of the Hosted Services System.

4.8 Training. Except for any initial training provided by NAVITAIRE as described in Exhibits A and B, Customer will be responsible for training its employees and authorized agents and subcontractors in the use of Hosted Services including, but not limited to, use of any new functions or Enhancements. Customer may purchase additional training from NAVITAIRE at the rates specified in Exhibit A, Section 8.3 and Exhibit B, Section 9.3 or by signing an addendum to this Agreement.

4.9 Telecommunications and Equipment. Unless otherwise specified in Exhibits A and/or B, Customer shall be responsible for all telecommunication dedicated, dial-up, or wireless circuits used by Customer in connection with the transmission of data between the Hosted Services System and the Customer’s site(s). Customer shall provide, install, and operate compatible hardware and communications equipment, which meets NAVITAIRE required specifications as listed in Exhibits A and B, necessary for connecting to the Hosted Services System. Customer is required to have Internet access and Internet electronic mail capability in order to communicate with NAVITAIRE support. Customer agrees to order all required circuits it is responsible for within five (5) days of execution of this Agreement or a minimum of ninety (90) calendar days in advance of the projected installation date, whichever is later. The data circuits must be of capacity sufficient to accommodate all Hosted Services and meet any defined Service Levels.

CONFIDENTIAL

4.10 Acknowledgment. Customer agrees to include the Powered by Navitaire™ Mark (the “Mark”) in any and all media products accessing or otherwise utilizing the Hosted Services System under the terms and conditions set forth in Exhibit E of this Agreement. Such media products include, but are not limited to, software or services designated to operate on the Internet, Intranet, World Wide Web, a Local Area Network, a Wide Area Network, or otherwise operate or be accessible online, including specifically the booking pages of any public website of Customer.

4.11 Updates. Customer agrees to have designated personnel review the NAVITAIRE Customer Care website including weekly monitoring of key communication channels for regular updates regarding new functionality available to the Hosted Services and other periodic updates.

4.12 Site Visits and Support. Customer agrees to host visits at its principal reservations center for NAVITAIRE and its prospects. Customer shall host a maximum of six (6) visits during any twelve (12) month period during the term hereof.

For purposes of the foregoing Customer’s obligations as “host” shall include: (a) making available reasonable meeting facilities to NAVITAIRE and its prospects, (b) permitting such demonstration of the Hosted Services as NAVITAIRE shall reasonably request and (c) making qualified personnel reasonably available to respond to questions relating to the Hosted Services and their use by Customer.

With respect to each visit, NAVITAIRE shall, by at least ten (10) business days prior written notice, propose the following to Customer for approval, which approval may not be unreasonably withheld: (i) the date of the proposed visit, which must occur on a single business day and (ii) an agenda for the visit. NAVITAIRE shall not interrupt Customer’s business operations at any time during any visit and NAVITAIRE and its prospects shall be escorted by Customer at all times while at such Site.

In addition to the foregoing, Customer shall participate, as NAVITAIRE shall reasonably request, in other promotional activities relative to NAVITAIRE and Hosted Services, including provision of quotations, interviews, references and/or speaking engagements.

5 Term and Termination

5.1 Term. Unless otherwise terminated earlier under this Section 5, this Agreement shall commence on the Effective Date and continue for an initial period of [*] years.

5.2 Termination for Cause

5.2.1 This Agreement may be terminated as follows: (a) by a party upon written notice to the other party in the event of material breach of the terms hereof by the such other party which is not cured within ninety (90) calendar days of written notice thereof; (b) by NAVITAIRE upon written notice to Customer, if Customer fails to pay any amount due hereunder within [*] calendar days of the due date, NAVITAIRE provides written notice of such failure to Customer (which notice also constitutes the notice described in Section 6.5), and within [*] calendar days of delivery of such written notice such amount remains unpaid; (c) by a party if the other party becomes, or is party as debtor to a proceeding in which it is alleged to be, bankrupt, insolvent or unable to pay its debts when due, or if it ceases to operate in the normal course of business, has a receiver appointed, or makes an assignment for the benefit of its creditors; or (d) as contemplated by Section 8.1. In addition, Customer may terminate this Agreement upon written notice to NAVITAIRE as contemplated by Sections 9.8.2 of Exhibit A if applicable. As a courtesy to Customer, NAVITAIRE will notify Customer’s Executive Sponsor if a notice regarding Failure to Pay as outlined in Section 6.5 is issued to Customer.

CONFIDENTIAL

5.2.2 NAVITAIRE shall not be in material breach if its failure to perform hereunder is due to problems caused by Customer software and associated data, or by hardware other than that recommended by NAVITAIRE in Exhibits A and B herein or other equipment failures for hardware or other equipment not maintained by NAVITAIRE.

5.2.3 If Customer terminates due to material breach by NAVITAIRE, NAVITAIRE will, upon Customer’s request, provide Customer with duplicates of electronic media such as magnetic tapes or CDs of Customer’s database.

5.2.4 If NAVITAIRE terminates due to Customer's material breach, Customer will reimburse NAVITAIRE in full for any costs, losses, expenses or damages NAVITAIRE incurs as a result of the termination, NAVITAIRE will, upon Customer's request and at reasonable expense to Customer, provide Customer with duplicates of electronic media such as magnetic tapes or CDs of Customer’s database.

5.2.5 No termination hereof shall release Customer from its obligation to pay NAVITAIRE in full for all Hosted Services performed by NAVITAIRE up to the date of termination, nor shall it affect any other obligations hereunder which expressly or by reasonable implication is intended to survive termination, including those set forth in Sections 6, 7, 8, 9, 10, and 18.

5.3 Termination for Convenience. At any time after [*] years following the Effective Date of this Agreement, Customer may terminate this Agreement without cause upon  [*] calendar days written notice to NAVITAIRE. This termination would only be effective and binding if all outstanding amounts in immediately available funds are paid within [*] days of the written termination notice being issued. If the amounts outlined below are not paid in full, the termination would be considered null and void and Customer would be expected to continue all obligations in the Agreement. The amounts to be paid are:

(a) All outstanding amounts for invoices issued prior to [*] days after the termination notice; and
(b) [*] of the product of the Customer’s monthly minimum Service Fee payments based on the Guaranteed Monthly Minimum O/D Passengers in Exhibit A, Section 8.1.1.1 and Exhibit B, Section 9.1.1.1 and the number of months remaining in the current term of the Agreement up to a maximum of [*] months.

During and immediately after the notice period, NAVITAIRE will continue to invoice Customer for services rendered on a monthly basis. Customer understands that it is responsible for paying for all services rendered through the end of the notice period.

Customer will receive full credit on future invoices for any minimums already paid.

5.3.1. Benchmark Study Termination.

[*]

6 Price and Payment

6.1 Service Fees. In consideration for the provision of Hosted Services by NAVITAIRE as set forth in this Agreement, Customer will pay NAVITAIRE the Service Fees as set forth in Exhibit A, Section 8 and Exhibit B, Section 9, as applicable, and elsewhere in this Agreement.

CONFIDENTIAL

6.2 Expenses. Customer shall bear all expenses incurred by NAVITAIRE personnel in connection with travel to Customer’s site(s) to prepare for and to implement the Hosted Services or to provide training, consulting, support, or other services at Customer’s site. Such expenses shall include, without limitation, reasonable and timely air travel (it is NAVITAIRE’s policy to have all personnel travel business class for all flights over five (5) hours), ground transportation, quality lodging, meals, and incidentals. NAVITAIRE shall, whenever reasonably possible, obtain advance written approval from Customer of applicable travel expenses and Customer may select one of the following options:

(a) Customer Arranged Travel. Customer may arrange any such flight with a view to obtaining good value or for industry discounted space travel, ground transportation, lodging, meals and incidentals.

(b) NAVITAIRE Arranged Travel. NAVITAIRE can obtain travel arrangements through the NAVITAIRE corporate travel agency. In this case and in recognition of volume corporate discounts provided, NAVITAIRE will bill Customer, and Customer agrees to pay, the actual cost of such expenses plus a standard corporate travel agency booking fee of [*] percent of such expenses.

For clarification, Customer is not responsible for expenses incurred by NAVITAIRE personnel regarding account management or other commercial activities arranged independently by NAVITAIRE.

6.3 Payment Terms. All payments made under this Agreement shall be made in United States dollars either: (a) by electronic funds transfer, prepaid, to the bank account designated on the invoice; or (b) by check drawn on a United States bank and delivered to the address indicated on the invoice. Except where otherwise specifically set forth in this Agreement, all payments under this Agreement are due within thirty (30) calendar days from the NAVITAIRE invoice date. Service Fees as stated in Exhibits A and B will be invoiced in advance at the beginning of each month for any minimum fees listed in monthly recurring Service Fees for the Hosted Services to be rendered for that month. Following the actual service month, NAVITAIRE will reconcile actual Customer transactions, and invoice the Customer for any remaining balance. (By way of example, NAVITAIRE will invoice Customer on February 1 for the minimum Service Fees for services to be performed from February 1 through February 28. On March 1, NAVITAIRE will reconcile using Customer’s actual transaction activity for February and invoice Customer for any transaction fees exceeding the previously invoiced minimum Service Fees.) Any amounts not paid when due will bear interest at the lesser of: (a) 1.5% per month; or (b) the maximum rate allowable by law. In addition to any interest charge, any payments due that are more than [*] days late will be subject to an automatic five (5) percent late fee. NAVITAIRE may exercise reasonable commercial judgment to change credit or payment terms at any time when, in the sole opinion of NAVITAIRE, Customer's financial condition or previous payment record so warrants.

6.4 Fee Adjustment

6.4.1 Service Fees. NAVITAIRE reserves the right to offer a Major Release which may include additional significant enhancements such as operational recovery, crew recovery, or passenger recovery, at an additional charge above the fees described in Exhibits A and B of this Agreement. Customer has the option of paying such additional charges to enable such functionality or remain with current functionality and Hosted Services and fees as stated in Exhibits A and B. In the event that Customer accepts a significant enhancement which will incur additional Service Fees, such fees will be communicated to Customer in advance, in writing, and upon Customer’s written acceptance, will be added to the applicable Service Fees.

CONFIDENTIAL

6.4.2 Support Fees. The Support Fees described in Exhibits A and B shall be adjusted annually on January 1 of each year to account for inflation. During the term, if the Employment Cost Index for Professional, Specialty and Technical Occupations, as published by the Bureau of Labor Statistics of the Department of Labor (“ECI”), shall, commencing the first January 1 following the Effective Date, on any January 1 (the “Current Index”) be higher than the ECI twelve (12) months prior thereto (the “Base Index”), then, effective as of such then current January 1, the Support Fees then in effect shall be increased by the percentage that the Current Index increased from the Base Index. In such event, NAVITAIRE shall provide to Customer a recalculation of the affected amounts. If the Bureau of Labor Statistics ceases the publication of the ECI or substantially changes or alters the content and format of the ECI, then NAVITAIRE may substitute another comparable measure published by a mutually agreeable source. If such change is merely to redefine the base year for the ECI from one year to another year, Customer and NAVITAIRE shall continue to use the ECI but shall, if necessary, convert either the Base Index or the Current Index to the same basis as the other by multiplying such index by the appropriate conversion factor.

6.4.3 Notice. NAVITAIRE shall give Customer not less than ninety (90) days prior written notice of any increase in the Service Fees or Support Fees.

6.5 Failure to Pay. If Customer fails to pay any sum within [*] calendar days of the date due, NAVITAIRE may provide written reminder notice of such failure to Customer (this notice also constitutes the notice described in Section 5.2.1 (b)). If, within [*] calendar days of delivery of such written notice such sum remains unpaid, NAVITAIRE may, without breach of this Agreement, discontinue performing under this Agreement until all due but unpaid payments are received.

6.6 Taxes. Taxes, such as sales, use, service, value-added, or like taxes, are not included in the Service Fees and will be invoiced, if applicable, as separate items. Taxes on income are specifically excluded from the taxes described in this Section.

7 License, Title, Modifications, and Covenants

7.1 License. NAVITAIRE will grant such access to Customer to the Hosted Services System as is necessary to use such System to obtain the Hosted Services in accordance with NAVITAIRE policies and procedures, and subject to Section 7.2 of this Agreement, NAVITAIRE hereby grants Customer a non-exclusive, non-transferable, worldwide license to use the Hosted Services System to the extent of the access provided during the term of this Agreement solely for the purposes of obtaining Hosted Services in accordance herewith.

7.2 Title. Subject to Section 7.1 of this Agreement, and except as otherwise expressly provided herein, NAVITAIRE hereby retains all of its right, title, and interest in and to the Hosted Services System, and copyrights, patents, trademarks, service marks, design rights (whether registered or unregistered), trade secrets, know-how, expertise, and all other similar proprietary rights associated therewith (“Intellectual Property Rights”) and/or which are developed in connection with this Agreement, irrespective of whether developed by NAVITAIRE individually or by NAVITAIRE and Customer jointly (the “NAVITAIRE Property”), which shall include without limitation: (a) the source code of software included in the NAVITAIRE Property, where applicable; and (b) all modifications, extensions, upgrades, and derivative works of the NAVITAIRE Property. In confirmation of NAVITAIRE’S right, title and interest in the NAVITAIRE Property as set forth in the preceding sentence of this Section 7.2, Customer hereby assigns to NAVITAIRE all of its right, title and interest in and to the NAVITAIRE Property.

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7.3 Modifications

7.3.1 By NAVITAIRE. Without prejudice to Section 6.4 or any other provision of this Agreement, NAVITAIRE may upgrade, modify and replace the Hosted Services System at any time during the term of this Agreement, provided that:

(a) NAVITAIRE notifies Customer at least thirty (30) days prior to implementation of any upgrades or replacements of the Hosted Services System which is likely to materially alter the delivery of Hosted Services;

(b) all upgrades and replacements which might reasonably be expected to materially alter the delivery of Hosted Services are scheduled for implementation as reasonably required by NAVITAIRE; and

(c) with introduction of any upgrades or replacements, NAVITAIRE maintains the comparable level of services.

Nothing in this Section 7.3.1: (i) releases NAVITAIRE from providing Hosted Services under the terms and conditions of this Agreement; or (ii) obligates NAVITAIRE to upgrade or replace the Hosted Services System at any time. It is the intention of NAVITAIRE to make available and provide Response Center Support in respect to the the most current version, or the latest version “minus one”, of any software included in the Hosted Services System, however, NAVITAIRE reserves the right to require Customer to utilize the then most current version.

7.3.2 By Customer. Except as otherwise explicitly permitted under this Agreement, Customer shall not reverse engineer, disassemble, decompile, unlock, copy, alter, modify, change, or in any other way reproduce or use any of the software code, programs, or components of the Hosted Services System.

7.4 Covenants. Customer hereby covenants and agrees that:

(a) the NAVITAIRE Property may be used by NAVITAIRE and its affiliated companies to facilitate delivery of similar services to other customers and

(b) Customer shall not access or use any Application Program Interfaces (API’s) embedded in the Hosted Services System except as authorized by NAVITAIRE and in connection with the Hosted Services.

(c) without limiting the provisions set forth in Section 4.7 of this Agreement, no person other than Customer (including no affiliate of Customer), shall obtain access to Hosted Services or use the Hosted Services System absent a written agreement signed by NAVITAIRE.

8 Indemnification

8.1 Rights to Indemnification. Each party shall defend the other party from any claims that any product, service, information, materials or other item provided by such party under this Agreement infringes any presently existing third party patent or copyright; and indemnify such party for any damages awarded in relation to such claim; provided that, however, a party shall have no defense or indemnity obligation under this Section 8.1 to the extent any such infringement results from: (a) the use of any software provided by the indemnifying party in combination, operation or use with software or hardware not provided by such indemnifying party; provided that, however, such exclusion shall not apply to the use by the Customer of the Hosted Services System in connection with the hardware and software identified on the applicable Exhibit hereto; (b) the use of any Hosted Services System in a modified state which was not authorized by the indemnifying party; or (c) use of a version of the software included in the Hosted Services System without having implemented all of the updates within a reasonable period after such updates were provided by the indemnifying party and the indemnifying party was advised that such update was intended to address an alleged infringement. Without limiting the foregoing indemnification obligations, if any product, service, information, material or other item of the indemnifying party is, or in the indemnifying party’s opinion is likely to be held to be, an infringing material, then the indemnifying party may, at its option: (a) procure the right to continue using it;(b) replace it with a non-infringing equivalent; (c) modify it to make it non-infringing; or (d) if none of the foregoing can be accomplished in a commercially reasonable manner, cease using, and require the indemnified party to cease using such item, and if such cessation renders it impractical to continue the contractual relationship contemplated hereby, either party may also terminate this Agreement.

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8.2 Notice and Control of Action. The party seeking indemnification in respect of any actual or potential claim or demand shall notify the other party within ten (10) business days after it receives written documents relating to such claim. The indemnifying party shall have no obligation to indemnify the other party to the extent such other party fails to give the notice within the specified period set forth in the preceding sentence and such failure materially prejudices the indemnifying party. The indemnifying party shall have the right, at its sole cost, expense, and liability, to appoint counsel of its choice and to litigate, defend, settle or otherwise attempt to resolve any such claim, provided that the indemnified party shall have the right to consent to any settlement, which consent will not be unreasonably withheld.

9 Confidential Information

9.1 Notification. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers, and related non-technical business information that the disclosing party considers to be confidential and which each party agrees shall be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, shall be designated as confidential in a document prepared by the disclosing party that summarizes the Confidential Information disclosed and sent to the receiving party within thirty (30) calendar days after such verbal disclosure; provided that (i) the Hosted Services System shall in any event be dealt with as confidential information of NAVITAIRE and (ii) frequent flier account information, PNRs/ticketing, customer profiles, fares, itineraries, and real time flight information shall in any event be dealt with as confidential information of Customer (with respect to a party its “Confidential Information”). The fees payable under, and the material terms of, this Agreement are agreed to be Confidential Information of each party.

9.2 Use and Protection of Information. Confidential Information may be used by the receiving party only in furtherance of the transactions contemplated by this Agreement, and only by those employees of the receiving party and its agents or subcontractors who have a need to know such information for purposes related to this Agreement, provided that such agents or subcontractors have signed separate agreements containing substantially similar confidentiality provisions. The receiving party and its agents and subcontractors shall protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination, or publication of such Confidential Information as the receiving party uses to protect its own confidential information of a like nature and value. The receiving party's, as well as its agents’ and subcontractors’, obligation under this Section shall be for a period of three (3) years after the date of disclosure or one (1) year from the end of the Agreement term, whichever is greater; provided that the obligation of Customer to refrain from using, and to protect the confidentiality of the Hosted Services System shall continue indefinitely. Any required third party filing with government or other required entities must be marked as confidential.

9.3 Exclusions. Nothing in this Agreement shall prohibit or limit either party's use of information which it can demonstrate by written evidence was: (a) previously known to it without obligation of confidence; (b) independently developed by it; (c) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information; or (d) which is or becomes publicly available through no breach of this Agreement.

CONFIDENTIAL

9.4 Subpoena. In the event a receiving party or its agents and subcontractors receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other party, the receiving party shall provide prompt notice to the other of such subpoena or other process. The receiving party, its agents and subcontractors, as the case may be, shall thereafter be entitled to comply with such process to the extent required by law. If a party or its agents and subcontractors is served with a subpoena or other validly issued administrative or judicial process in relationship to the matters contemplated hereby and arising from a proceeding in which the other party is a defendant and the served party, its agents and subcontractors, is not, such other party shall pay all the reasonable out-of-pocket expenses of the served party, its agents and subcontractors, associated with such subpoena or other administrative or judicial process.

9.5 Privacy of Information. NAVITAIRE agrees to comply with all applicable member state laws (implementing EU Directive 95/46/EC) and all applicable United States laws regarding the privacy and confidentiality of information it receives under this Agreement. If the Customer requests that NAVITAIRE comply with other data protection acts, Customer must supply a copy of such act for NAVITAIRE review prior to signature of this Agreement, and, if accepted by NAVITAIRE, the parties shall enter into a data protection addendum to this Agreement in relation to it.

9.6 Should Customer desire to have NAVITAIRE deliver to it its Confidential Information of the type described in clause (ii) of Section 9.1, its Executive Sponsor shall make such request in writing to the Executive Sponsor of NAVITAIRE, which writing shall specify the Confidential Information requested and the media in or medium through which Customer desires such Confidential Information to be delivered. NAVITAIRE shall use commercially reasonable efforts to accommodate any such request but shall be entitled to charge Customer for such efforts as contemplated by Exhibit A, Section 8.3 and Exhibit B, Section 9.3.

10 Disclaimers and Limitations

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT:

10.1 THE AGGREGATE LIABILITY OF NAVITAIRE UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE PROVISION OF HOSTED SERVICES TO    CUSTOMER, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT, OR OTHERWISE), SHALL NOT EXCEED THE LARGER OF USD [*] OR THE AGGREGATE AMOUNT INVOICED TO CUSTOMER FOR SERVICE FEES DURING THE [*] PRECEDING THE DATE SUCH LIABILITY IS PAID; PROVIDED THAT SUCH LIABILITY CAUSED BY NAVITAIRE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT MAY BE IN EXCESS OF THE LARGER OF SUCH AMOUNTS BUT MAY NOT EXCEED THE LARGER OF USD [*] OR THE AGGREGATE AMOUNT INVOICED TO CUSTOMER FOR SERVICE FEES DURING THE [*] PRECEDING THE DATE SUCH LIABILITY IS PAID IN THE CASE OF;

10.2 NAVITAIRE HEREBY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OF NON-INFRINGEMENT OR THIRD PARTY RIGHTS BASED ON THE USE OR POSSESSION OF ANY PRODUCT, SERVICE OR RELATED MATERIALS PROVIDED UNDER THIS AGREEMENT BY NAVITAIRE;

CONFIDENTIAL

10.3 THE AGGREGATE LIABILITY OF CUSTOMER UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT, OR OTHERWISE),

(a) [*]

(b) [*]

10.4 NEITHER PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES OF ANY KIND, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND

10.5 NAVITAIRE SHALL NOT BE LIABLE FOR ANY CLAIMS OF THIRD PARTIES RELATING TO THE PROVISION OF HOSTED SERVICES, AND CUSTOMER SHALL DEFEND NAVITAIRE FROM, AND INDEMNIFY AND HOLD NAVITAIRE HARMLESS AGAINST, ALL SUCH CLAIMS.

THE LIMITATIONS SET FORTH IN SECTIONS 10.1 AND 10.3 ABOVE SHALL NOT APPLY TO LIABILITY FOR DEATH, PERSONAL INJURY OF A PHYSICAL NATURE OR DAMAGE TO TANGIBLE PERSONAL PROPERTY CAUSED BY NAVITAIRE’S NEGLIGENCE OR INTENTIONAL MISCONDUCT.

THE FOREGOING STATES THE ENTIRE LIABILITY OF NAVITAIRE WITH REGARD TO THIS AGREEMENT AND THE PROVISION OF HOSTED SERVICES HEREUNDER. THE LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 10 ARE A FUNDAMENTAL PART OF THE BASIS OF NAVITAIRE’S BARGAIN HEREUNDER, AND NAVITAIRE WOULD NOT ENTER INTO THIS AGREEMENT ABSENT SUCH LIMITATIONS.

11 Acquisitions and Mergers

11.1 Change in Control. In the event that Customer is, or public disclosure is made by Customer of any proposal for Customer to be, merged, sold, combined or consolidated with another business entity, or twenty-five percent (25%) or more of its voting stock (or such other ownership interest, as applicable based on the type of entity) is acquired by or becomes beneficially owned by any person (or one or more persons acting in concert), other than any person currently beneficially owning ten percent (10%) or more of the such voting stock, or this Agreement is assigned to another person or entity (each a “Change in Control Event”), then Customer shall, subject to applicable laws, provide NAVITAIRE written notice identifying in detail the nature of such Change in Control Event (including, but not limited to, the identification of parties involved or otherwise affected by such Change in Control Event) as soon as reasonably possible, and advise NAVITAIRE as to whether such Change in Control is anticipated to have any impact upon the business relationship between the parties created hereby. This provision is without prejudice to any rights or obligations created under any other provision of this Agreement.

CONFIDENTIAL

12 Publicity

Customer's purchase and use of the Hosted Services will be deemed to constitute Customer's permission for NAVITAIRE to use Customer as a reference in marketing these services unless Customer specifically revokes this permission in writing. Any public announcements such as press releases will be reviewed and coordinated with Customer in advance. In no event will either party publicize or disclose to any third party, without the consent of the other party, either the price or other material terms of this Agreement.

13 Relationship of the Parties

The relationship of the parties under this Agreement is and at all times shall remain that of independent contractors. Nothing in this Agreement or the attached exhibits shall be construed to create a joint venture, partnership, franchise, employment or agency relationship between the parties to this Agreement, and accordingly, neither party shall represent itself as having, nor does either party have, the right, power, or authority to bind or otherwise create any obligation or duty, express or implied, on behalf of the other party in any manner whatsoever.

14 No Assignment

Neither party to this Agreement shall have the right to assign this Agreement or any right or obligation hereunder, whether by operation of law or otherwise, without the prior written consent of the other party.

15 Force Majeure

Neither party shall be responsible for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including without limitation acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, fires, floods, labor disturbances, riots, or wars.

16 Notices

All notices and communications that are permitted or required under this Agreement shall be in writing and shall be sent to the address of the parties as set forth immediately below, or such other address as the representative of each party may designate by notice given in accordance with this Section. Any such notice may be delivered by hand, by overnight courier or by facsimile transmission, and shall be deemed to have been delivered upon receipt.

As of the date of this Agreement, the addresses of the parties are as follows:

	CUSTOMER	NAVITAIRE
Attention:	Wilson Maciel Ramos	Finance Department
Address:	Rua Tamoios, 246 Jd. Aeroporto	6322 South 3000 East, Suite 150 Salt Lake City, UT 84121 U.S.A.
Telephone:	+55 (11) 5033 4213	+1 (801) 947-7800
Fax:	+55 (11) 5033 4223	+1 (801) 947-7801

CONFIDENTIAL

17 Waiver

Neither party's failure to exercise any of its rights under this Agreement shall constitute or be deemed to constitute a waiver or forfeiture of such rights.

18 General

18.1 Entire Agreement and Amendments. This Agreement and its exhibits constitute the entire agreement between NAVITAIRE and Customer, and supersede any prior or contemporaneous communications, representations, or agreements between the parties, whether oral or written, regarding the subject matter of this Agreement. The terms and conditions of this Agreement may not be changed except by an amendment signed by an authorized representative of each party.

18.2 Headings. The headings in this Agreement are for the convenience of the parties only and are in no way intended to define or limit the scope or interpretation of the Agreement or any provision hereof.

18.3 Applicable Law. This Agreement is made under and shall be construed in accordance with the law of the state of New York, USA without giving effect to that jurisdiction's choice of law rules.

18.4 Severability. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

18.5 Dispute Resolution. Any dispute between the parties with respect to interpretation of any provision of this Agreement or with respect to performance by NAVITAIRE or Customer shall be resolved as specified in this Section 18.5.

18.5.1 Upon the request of either party, each party will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The designated representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding.

18.5.2 If the designated representatives do not resolve the dispute within thirty (30) days after the request to appoint a designated representative is delivered to a party, then the dispute shall escalate to the Controller of NAVITAIRE and the Chief Financial Officer of Customer, for their review and resolution within the next thirty (30) days. During such time, the amount subject to dispute shall be placed in a mutually agreed escrow account and held there pending resolution of the dispute. All other applicable fees not affected by the dispute are due as specified within this Agreement.

18.5.3 If the dispute is not resolved by the parties under Section 18.5.1 or 18.5.2, the parties may initiate formal proceedings. With the sole exception of an action seeking only injunctive relief for a breach hereof, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Minneapolis, Minnesota by one arbitrator in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof.

18.5.4 The parties hereby agree that if any dispute or controversy proceeds to arbitration, the arbitrator appointed pursuant to Section 18.5 shall award the prevailing party its costs, including reasonable attorneys’ fees and costs, to the degree of such prevailing party’s success.

CONFIDENTIAL

18.5.5 The parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved; provided, however, if the dispute is regarding nonpayment by Customer, NAVITAIRE shall not be required to continue performance of its obligations: (a) unless Customer continues to pay all disputed amounts to NAVITAIRE or to an escrow account structured by agreement of the parties; or (b) if the continuing provision of services to Customer in the absence of receipt by NAVITAIRE of the disputed payment poses a material financial burden on NAVITAIRE.

18.6 Exhibits. The exhibits attached and listed below are part of this Agreement:

Exhibit A: Hosted Reservation Services

Exhibit B: Hosted Revenue Management Services

Exhibit C: NAVITAIRE Contacts

Exhibit D: Customer Contacts

Exhibit E: Powered by Navitaire™ Mark

18.7 [*]

18.7.1 [*]

CONFIDENTIAL

19. [*]

IN WITNESS WHEREOF, NAVITAIRE and Customer, each acting with proper authority, have caused this Agreement to be executed as of the date set forth below.

Signed for and on behalf of		Signed for and on behalf of

CUSTOMER		NAVITAIRE INC.

By:		By:

Name:	Constantino de Oliveira Junior	Name:	Michael Dickoff

Title:	President	Title:	CEO

Company:	Gol Transportes Aereos S/A	Date:

Date:

CONFIDENTIAL

EXHIBIT A

HOSTED RESERVATION SERVICES

Conflict and Exhaustion of Provisions

In the event that there exists any conflict between any term, condition or provision contained within this exhibit and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this exhibit shall control. Further, the rights, obligations, and privileges of the parties shall be determined first by reference to this exhibit, as opposed to the Agreement. For purposes of clarification, the rights, obligations, and privileges contained within this exhibit shall control and govern any dispute between the parties until all such rights, obligations, and privileges have been exhausted in their entirety; and only after such time shall the rights, obligations, and privileges of the parties be determined by reference to the Agreement.

1 Definitions

As used in and for purposes of this exhibit, the following terms shall be defined as set forth in this exhibit. In the event that there exists any conflict between a definition set forth in this exhibit and in any definition contained within Section 1 of the Hosted Services Agreement (the “Agreement”), the definition set forth in this exhibit shall control.

1.1 Authorization Services has the meaning set forth in Section 7.4.1 hereof.

1.2 Change Control has the meaning set forth in Section 9.4.1 hereof.

1.3 Direct Consultation has the meaning set forth in Section 5.5 hereof.

1.4 Executive Review Meeting means a formal meeting attended by Customer, NAVITAIRE and any related third party required, in response to non-compliance to the specified service level measures.

1.5 Executive Sponsors has the meanings set forth in Exhibits C and D.

1.6 Incident Problem Request (IPR) means a Customer reported Hosted Services trouble report and description logged and submitted through the IPR schema in NAVITAIRE’s Internet based customer support tool (Remedy). NAVITAIRE reserves the right to change its support tool and would, in such event, train Customer on the new tool.

1.7 Interrupted Service Minutes means, with respect to a given Reporting Period, the total number of minutes during which Hosted Reservation Services are unavailable due to an Interrupted Service, excluding Planned Downtime Minutes. This time is tracked by the minute, rounded up to the nearest minute per incident.

1.8 Interrupted Service Report has the meaning set forth in Section 9.6.2 hereof.

1.9 Look to Book Ratio means the numeric result of the number of Get Availability API requests divided by the number of Book Reservation/End Transaction API requests. If this result exceeds the ratio of [*], each Get Availability API request that does not result in a completed booking will be charged the excess API usage fees in Section 8 of this Exhibit. For example, for one month if there are [*] Get Availability API requests, and [*] Book Reservation/End Transaction API requests, this would result in a ratio of [*]. This Look to Book Ratio would result in [*] requests being charged the monthly excess usage API fees.

CONFIDENTIAL

1.10 Minimum System Availability Target means the percentage of time in Reporting Period Minutes during a defined Reporting Period that Customer expects Hosted Services System will be available.

1.11 Monthly Performance Report has the meaning set forth in Section 9.6.2 hereof.

1.12 Planned Downtime has the meaning set forth in Section 9.2.1(c) hereof.

1.13 Planned Downtime Minutes means, with respect to a given Reporting Period, the total number of minutes in a Reporting Period during which Hosted Reservation Services are unavailable due to: (a) an act or omission of Customer with respect to matters described in Exhibit A, Section 7.1; (b) an event of Force Majeure; or (c) a planned, scheduled, and approved event including Hosted Services System maintenance during which a particular service, upgrade or Hosted Services System routine requires planned Interrupted Service as defined in Section 9.2.1(c) . Customer may request the event be rescheduled, providing there is reasonable cause for such a delay. This notification must be made to NAVITAIRE at least twenty-four (24) hours in advance of the scheduled event. Planned Downtime Minutes will be tracked by the minute, rounded up to the nearest minute per incident.

1.14 Reporting Period will be a calendar quarter. The NAVITAIRE Account Manager will measure monthly calculations simultaneous to account reviews.

1.15 Reporting Period Minutes means, with respect to a given Reporting Period, the total number of minutes during such Reporting Period minus the total number of Planned Downtime Minutes during such Reporting Period.

1.16 Response Center means the NAVITAIRE facility that accepts phone and Internet based Customer support tool service requests related to Hosted Services.

1.17 Scope Analysis has the meaning set forth in Section 3.5 hereof, which has been excluded from this agreement as Not Applicable.

1.18 Software Change Request (SCR) means a specific Customer requested enhancement to the Hosted Services System with description logged and submitted through the SCR schema in NAVITAIRE Internet based customer support tool (Remedy). NAVITAIRE reserves the right to change its support tool and would, in such event, train Customer on the new tool.

1.19 Stabilization Period has the meaning set forth in Section 9.4.6 hereof.

1.20 System Error has the meaning set forth in Section 9.4.4 hereof.

1.21 Target Date has the meaning set forth in Section 3.9.1 hereof.

2 Scope of Services

NAVITAIRE will provide certain services and support functions during the term of this Agreement related to the Hosted Reservation Services and related applicable products. Of the available Hosted Reservation Services, Customer has requested the following:

X	Basic Hosted Reservation and Airport Check-In, which includes:
Flight Speed™ Call Center Application
PNR Management System
Reservation Support Tools
Schedule Manager
Fare and Inventory Management
Payment Processing and Settlement
Airport Check-In
Flight Information Control and Display
Agency Billing and Commissions
Configuration and Maintenance Utilities
Reporting
Internet Based Customer Support Tool

CONFIDENTIAL

X	Skylights e-Suite™, which includes: SkySales™ SkyAgent™ SkySeats™ SkyTime™

X	Optional Computer Reservation System/Global Distribution System (CRS/GDS) Connectivity, which includes: CRS/GDS Connectivity to Sabre Instant Pay™

Hosted Reservation Services Booking History Files (for input to a future or third party Revenue Management System) as described in Section 8.4 of this Exhibit A.

X	Application Programming Interfaces Booking APIs Check-in APIs Voucher APIs

X	Standard Data Extract

X	Codeshare Booking Services:

NAVITAIRE will supply the initial commercially available version (1.0) of NAVITAIRE’s hosted codeshare booking functionality in the Hosted Services for codeshares bookings where the Customer is the operating carrier included with the Hosted Reservation Services. NAVITAIRE expects to release version 1.0 of hosted codeshare booking functionality by the end of calendar year 2004. NAVITAIRE will supply subsequent commercially available versions of NAVITAIRE’s codeshare booking functionality to Customer, including where the Customer is the marketing carrier, with the Hosted Reservation Services. NAVITAIRE will also provide up to [*] hours of codeshare implementation and testing services for the first codeshare partner implementation. If any of the [*] hours are unused in the first codeshare implementation, the remaining hours may be applied against subsequent implementations. Customer will be responsible for implementation and testing services for all subsequent codeshare partner implementations. Customer is responsible for any specific coding changes that Customer may require for a specific customer implementation that requires functionality not included in NAVITAIRE’s commercially available software. Specifications and scope of the codeshare functionality and related service components and implementation timing will be incorporated into this Agreement as an addendum. Once this initial functionality is commercially available, Service Fees for this codeshare functionality in the Hosted Services for codeshares where the Customer is the operating or marketing carrier are included in the specified monthly Service Fees outlined in Exhibit A, Section 8.1.1 of this Agreement.

       X       Interline Booking Services. NAVITAIRE will provide up to [*] hours of design, requirements, scope, specifications, and related implementation services for interline booking services functionality to be potentially developed in the Hosted Services. Any mutually agreed functionality determined from this process will be used to develop mutually agreed terms and timing.

Third Party Interfaces
None

3 Implementation Services

This section does not apply, with the exceptions of Section 3.9.1. Not applicable sections in this Section 3 have intentionally been deleted.

3.9 Implementation Services Time Frame

CONFIDENTIAL

3.9.1 Target Date. For the purposes of this renewal, the Target Date is the same as the Effective Date of this Agreement.

4 Data Circuits

4.1 Primary and Backup Data Circuits. Customer shall be responsible for all telecommunication dedicated, dial-up, or wireless circuits used by Customer in connection with the transmission of data between the Hosted Services System and the Customer’s site(s). Customer shall provide, install, and operate compatible hardware and communications equipment, which meets NAVITAIRE required specifications as necessary for connecting to the Hosted Services System. Customer is required to have Internet access and Internet electronic mail capability in order to communicate with NAVITAIRE support. Customer agrees to order all required circuits it is responsible for within five (5) days of execution of this Agreement or a minimum of ninety (90) calendar days in advance of the projected installation date, whichever is later. The data circuits must be of capacity sufficient to accommodate all Hosted Services and meet any defined Service Levels.

4.2 Facility Locations. The facility locations provided for in this Agreement are as follows: The NAVITAIRE Hosted Reservation Services data center will be located in Salt Lake City, Utah, USA.

The Customer’s primary facility will be located in Sao Paulo, Brazil.

5 Included Support

5.1 Response Center Support. NAVITAIRE will include English-speaking Response Center Support via e-mail, an Internet application, or telephone. This allotment of hours is for the specified period only and may not be carried forward. Allotted monthly hours of Response Center Support are not deducted for emergencies, error reporting and use of the online support system. All other related hours are deducted in fifteen (15) minute minimum increments per occurrence. Included Support for Hosted Reservation Services is provided at the following levels:

5.1.1 Initial Support. Included in the first [*] days following the implementation of Hosted Reservation Services, Customer is allotted, at no additional charge, a maximum number of included Response Center Support hours as described in Exhibit A, Section 8.3.

5.1.2 Basic Support. After the expiration of initial support, Customer is allotted, at no additional charge, a maximum number of included Response Center Support hours as described in Exhibit A, Section 8.3.

5.2 Hours. NAVITAIRE Response Center Support is available twenty-four (24) hours per day, seven (7) days per week, excluding NAVITAIRE holidays (Christmas Eve, Christmas Day and New Year’s Day).

5.3 Support Rate. Hours more than the applicable initial or basic support for the Response Center will be invoiced at the rate specified in Exhibit A, Section 8.3.

5.4 Available Assistance. The NAVITAIRE Response Center may be contacted for assistance in the following areas. All services are in English, unless otherwise specified in this Agreement.

5.4.1 Emergency. An Emergency is defined as an aircraft incident or emergency on behalf of the Customer, or Interrupted Service. Hosted Services System outages due to Customer misuse of the Hosted Services System will incur Support Fees at the rate specified in Exhibit A, Section 8.3.

CONFIDENTIAL

• The NAVITAIRE Response Center may be reached, without charge, in the event of an Emergency twenty-four (24) hours per day, seven (7) days per week using the contacts provided in Exhibit C, Section 1.

• The Customer will be requested to call the Response Center and report the Emergency, in English, to the representative, or if all representatives are busy with other calls, a message may be left in English on the voicemail response system, which will page an appropriate contact. A representative of NAVITAIRE will return the Customer’s call within fifteen (15) minutes with an acknowledgement and initial response to the Customer.

• Provided the Emergency is due to an outage of the Hosted Reservation Services, NAVITAIRE will advise Customer as described in Exhibit A, Section 9, regarding the status of the error or problem and the anticipated period to resolution. During normal business hours, both the NAVITAIRE Account Manager and Customer Account Liaison will be notified and briefed on the situation, with a further escalation to the Executive Sponsors for any outage exceeding four (4) hours. The Executive Sponsors will determine whether further escalation to the CEO or President level of each company is necessary.

• Customer is required to provide NAVITAIRE with an after-hours emergency contact number in Exhibit D (Customer Emergency Contact), which will be answered by the Customer when called by the NAVITAIRE support representative.

5.4.2 Error Reporting. Customer may report an identified Hosted Reservation Services error at no additional cost through the Customer Support line or the Internet based customer support facility.

5.4.3 Request Reporting. Customer may utilize the NAVITAIRE Internet support tool to contact the NAVITAIRE Response Center electronically for the following service requests:

• Custom Enhancement Requests

• New product concepts or requests

• Additional training requests

• Consulting services

These services are subject to the Service Fees as described in Exhibit A, Section 8.3 and are accepted at the discretion of NAVITAIRE. If the request is accepted by NAVITAIRE, a price quote and time schedule will be generated. The Customer will then decide whether to authorize the work to be performed by NAVITAIRE.

5.5 Direct Consultation. Direct Consultation is defined as Customer-initiated contact directly to NAVITAIRE research & development personnel, thereby bypassing the NAVITAIRE Response Center. Direct Consultation will be invoiced at the applicable rate described in this Exhibit, Section 8.3.

5.6 Third Party Interfaces

5.6.1 NAVITAIRE will only supply and support defined interfaces to third party systems utilized by the Customer if listed in this Section.

5.6.2 Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

CONFIDENTIAL

6 Open Skies by Navitaire™ Functionality Included in Hosted Reservation Services

The following pages itemize the basic and optional products and features that, depending on terms of the contract, as defined in Section 2 of this Exhibit A, may be included in this Agreement. This list may be expanded in the future based upon new releases. Functionality will not be removed unless mutually agreed with Customer and NAVITAIRE or the implementation of reasonable substitute functionality.

Flight Speed Call-Center Reservation System

General Features

Graphical reservations screens.
Fee entry and payment collection.
Automatic payment verification (credit card confirmed, pending or declined).
On-demand itinerary print capability.
Auto queue quality control.
Daily reservations file database management.
Company-wide ability to access fully functional training system.
Built in user security from server.
Preservation of special keyboard character sets across platforms, including the Internet (Skylights).

Availability and Fare Look-up

Integrated flight availability and applicable fares display.
Availability searches by (a) flight type, (b) fare class or cabin, (c) maximum fare, (d) day of week, (e)
multiple outbound and return dates, (f) multiple airport city, (g) connection type, (h) departure time.
Interactive calender.
Displays showing (a) total price and total cost by PNR and by individual passenger; (b) totals in multiple currencies, (c) flight rules, (d) manifest and standby lists, (e) flight following information.
Ability to view the “real-time” availability of SSR inventory.

Booking Engine

Ability to book, change, divide, and cancel reservations.
Ability to book up to 50 passengers per PNR.
Ability to reserve up to eight flight segments per passenger, per PNR.
Ability to book double connections.
Ability to book standby or overbook passengers.
Ability to override fares (with password), including fares on a divided PNR.
Ability to assign up to four Special Service Request (SSR) codes to an individual passenger.
Optional seat map display showing actual seat availability and AU status.
Optional pre-assigned seating.
Entry of up to three address lines and four phone numbers per reservation.
Name/address retrieval capability from stored phone number.
Ability to issue itinerary at airport or by mail, fax, e-mail, or XML feed to desired fax system.
Multiple language support for itinerary printing.
Ability to create airline defined mandatory comments.
Three optional PNR comment types: Freeform, Manifest, and Itinerary.
Ability to create up to six default comments per comment type.
PNR comments limited only by database capacity.

PNR Management System

Ability to search for PNRs by: (a) customer name, (b) phone number, (c) credit card number, (d) agency number, (e) last 10 modified records, (f) last 10 ended records, (g) original or divided record, (h)name and city pair, (i) name and origin/destination, (j) name and travel date, (k) CRS record locator.

Ability to view all queues on which a PNR is maintained.
Detailed reserved flight display including tax breakdown, fees, discounts, and fare by passenger and flight leg.

CONFIDENTIAL

Ability to view bag tag information.
Ability to retrieve complete PNR history, including CRS information for individuals in an authorized user group.
Ability to define separate distribution information on a copied reservation.
Ability to reduce number in party.
Ability to divide out passenger(s) from a PNR.
Ability to upgrade or downgrade passenger(s) to another cabin while preserving the original fare.
PNR holds and automated cancellation based on airline specified time frame.
Ability to assign a PNR to a queue and retrieve it from the queue for processing.
For individuals in an authorized user group, ability to view password-secured queues.
Ability to search for and restore expired PNRs from “hold” database (assuming available inventory).
Ability to profile and identify passengers for airport check-in and printed manifests.
Ability to create and maintain customer credit files.
Ability to use the customer credit information to register the customer for promotional and marketing events.

Travel Agent/CRS Support (CRS/GDS Optional Connectivity)

CRS record locator cross-reference for PNR retrieval.
Customer and travel agency profiles maintained real-time.
IATA or ARC number capture.
Automatic entry of the ARC/IATA number upon agent login.
Temporary login limited to a user associated with the same travel agency or corporation as the person currently logged in.
Option for separate ATOL number capture for UK-based airlines.

Airline-Specific PNR Preferences

Define address input requirement.
Enable/disable address fields.
Enable/disable e-mail address.
Enable/disable itinerary distribution option.
Require phone field input and enable US/Canada template.
Allow past-flight-date booking.
Allow directional fares.
Enable/disable passenger titles and genders.
Enable/disable Infant code.
Enable optional passenger detail information – identification number, passport and visa details, infant name, gender, and age.
Allow PNR hold for declined credit card.
Disable credit file creation option.

User and Airline Support Tools

Individual user, password-protected login.
Configurable logoff time value for inactive sessions.
Scratch pad for call-specific notes, and customized travel agency information.
General airline policies and procedures reference system.
Configurable default display properties.
Complete online user help.
Display of other airlines’ available flights.

Skylights e-Suite Internet Reservations System

General Features

• Structured template system to provide ability to customize graphics and HTML elements of display through text-based customization libraries.
• Compatible with PerlEx.
• “Preferences” libraries to provide significant control over application logic.
• Maintenance of critical settings.

CONFIDENTIAL

• Customizable city data (origin and destination airport codes, currency codes, time zone settings, and related tour names).
• Customizable lists and codes for aircraft types, meal types, and credit cards.
• Customizable contact information lists (states/provinces, countries).
• Customizable “look and feel” of many booking and form elements.
• Configurable itinerary distribution options.
• Support for localization (multiple languages) through the customization libraries.
• Support for local time settings by city.
• Support for airline codes beginning with a numeric character.
• Support of memory resident cookies.
• Airline-configured “Modes” that determine options available to certain customers or travel agents for promotions or other purposes.
• Compact pages for SkySales, SkyTime and Member Login.
• Built-in button mouse-over functionality.
• Full validation of form elements using JavaScript.
• Future expandability through modular architecture.
•
Supported browsers include Netscape 3.0 or higher and Internet Explorer 3.0 or higher. Netscape 3.0 optionally, may be supported in 640 x 480 resolution. The built-in interactive calendar feature is currently not available in Internet Explorer versions 3.0, 5.0 and higher.

• General architecture and configuration documentation for entire Skylights suite.
• Detailed configuration documentation for each module.
• Additional configuration notes included in configuration libraries.

SkySales – Booking Module

One-way and round-trip/return options.
Multi-leg, multi-segment flight support.
Route-aware origin and destination lists.
Single-date or date-range availability.
Customer configurable day-of-flight booking. This may be disabled or adjusted, if desired.
Interactive popup calendar.
Easy-to-click flight selection buttons (in addition to radio buttons).
Adult, Child, and Infant passenger types.
Configurable list of titles for adult passenger type.
Configurable passenger-count lists, with incremental and in-multiples-of numbering.
Configurable passengers-per-booking limit.
Configurable 12- or 24-hour time formatting.
Support for fare categories.
Support of forced combinable fares and trade-ups.
Option to display single or multiple fares per flight.
Support for open-jaw routes.
Request single fare class, single fare level, or dual fare levels.
Display discounted web fares for booking, with regular prices for comparison.
Fare price quotes for each passenger type.
Graphical highlighting of promotional fares.
One-click popup display of fare rules for any offered fare (multi-language option).
Intelligent Search Again button retains customer’s previous query settings.
Confirm flights and fares selected by user, as step prior to actual purchase.
Configurable display of pricing summary (simple or complex).
Optional tax breakdown popup display.
Configurable fare rules display (fare-specific rules, universal rules, or no rule display).
Optional “I Agree To Terms” enforcement checkbox.
Optional Secure SSL Encryption, No Encryption, or both.
Optional display of infant fees.
Optional display of credit card fees.
Configurable contact information lists, input boxes, and requirements.

CONFIDENTIAL

Optional inclusion of Infant name, age, and passenger assignment in manifest comments.
Optional use of cookies to retain/retrieve user contact information.
Switch Card support, with Issue Number count up to 20.

• Real-time card validation, and configurable controls for pending and declined cards. Reporting of duplicate bookings.
• Display of confirmation number, itinerary, contact, passengers, payment, billing, fare rules, and terms.
• Optional link to external pages with information about destinations.

SkyAgent – Travel Agency and Corporate Booking Module (if applicable)

Ability for travel agency to register IATA/ARC/ATOL/BSP number and password with airline (Agency Registration).
Ability for business to register corporate account number and password with airline for discounts, tracking, and billing.
Ability for travel agency to enter its language and currency preferences upon registration and restrict to single currency as specified in Agency Registration.
Ability for unregistered/unrecognized agencies to book flights as regular customers while awaiting formal approval.
Automated e-mail to predefined airline address with agency information for unrecognized agencies or agencies attempting to register for the first time.
Each airline is responsible for completing the necessary verification and loading the information into the agency table and PNR.
Ability for travel agency to update agency information with airline.
Ability for registered travel agency to enter ID number and password for validation against agency table for commission calculation, reporting, and billing.
Travel agency number, phone, and address displayed on PNR.

SkySeats – Seat Assignment Module

Graphical seat map display customizable for each airline and aircraft configuration.
Seat map display integrated with the Open Skies by Navitaire graphical seat map creation tool.
Passenger may manually select seat, or may allow system to select seat automatically.
Passenger may select preferred seat type (Window or Aisle) if automatic seat assignment is used.
Availability of manual seat selection based on airline-specified percentage of seats currently assigned.
Ability for airline to assign percentage of capacity to use as a limit for closing manual seat selection.
Ability for airline to choose which cabins to display in seat map.

SkyTime – Flight Information Module

Directly linked to the Open Skies by Navitaire Flight Following product.
Real-time flight information display by flight number or city pair.
View up-to-the-minute arrival and departure times.
Gate information update.
User-friendly virtual flight map.

Schedule Manager

General Features

Ability to manage the flight schedule database – origin and destination (O&D), begin/end dates, fares, taxes, Passenger Facility Charges (PFCs), used only in U.S.
Ability to create non-stop flights.
Ability to create direct and/or connecting, multiple leg flights.
Ability to maintain city or route-specific taxes.
Ability to maintain routing mileage table for reporting.
Ability to maintain and compare multiple schedules.
Ability to select the flight schedule to enable.
Ability to change flight time, flight number, status, aircraft type, and cabin configuration.
Ability to maintain automated or user-defined schedule change queuing.
Ability to create and modify schedules off-line prior to “going live”.
Ability to maintain detailed inventory and change history.

CONFIDENTIAL

Ability to configure availability display for real-time flight modifications.
Ability to print flight schedules.
Ability to maintain up to 60 airline-specific cities or airport codes in the airport table.
Ability to generate schedules in industry-standard formats and syntaxes.
Ability to import and export SSIM files.

Fare and Inventory Management

•	Ability to create and maintain fee types, descriptions, amounts, and currencies.
•	Ability to define applicable currency.
•	Ability to re-accommodate passengers to other flights.
•	Ability to maintain the check-in status, and standby priority, of a re-accommodated passenger.
•	Ability to set the default currency of the reservation based on the origin city entered in the booking.
•	Ability to impose an advance purchase requirement.
•	Ability to apply a one-way or return (round-trip) flag.
•	Ability to apply seasonality criteria to fares.
•	Ability to specify minimum number of passengers.
•	Ability to designate global fare for default market fare.
•	Ability to define the fare class exceptions that will remain unaffected by standard nesting rules.
•	Ability to specify day-of-week stay-over requirement.
•	Ability to specify minimum/maximum stay requirement.
•	Ability to combine fares.
•	Ability to specify valid passenger discount types.
•	Ability to delete fare classes.
•	Ability to view fare code modification history.
•	Ability to create, maintain and apply default global fares.
•	Ability to differentiate between CRS and internal AU application.
•	Ability to apply fares to outbound and/or return flight.
•	Ability to apply fares by individual date or date range.
•	Ability to define fare classes and fare access by user or group.
•	Ability to define fare type grouping and access by user or group.
•	Ability to create system-wide default and fare-class-specific hold settings.
•	Ability to validate standby fares.
•	Ability to create and maintain Flight Speed and Skylights fare rule files for passenger advice.
•	Ability to define fare override capability by user group.
•	Ability to allow refunds.
•	Ability to enter negative fees.
•	Ability to control, maintain, and reconcile inventory.
•	Ability to implement availability status (AVS) RECAP and/or RESYNC either automatically or manually.

Payment Processing and Settlement

General Features

•	Ability to create and maintain payment types.
•	Ability to enter up to 40 payments on an individual PNR.
•	Ability to allow PNRs to be ended with partial payment.
•	Ability to allow PNRs to be ended with a negative balance.
•	Ability to enable/disable the address verification system (AVS) security option for credit card payments.
•	Ability to provide CID, CVC, and CVV2, card verification methods.
•	Ability to provide support for Verified by Visa program, depending on Visa’s regional requirements.
•	Ability to authorize credit cards manually.

CONFIDENTIAL

•	Ability to restrict refunds by payment type and/or user group.
•	Ability to reverse a previously entered payment.
•	Ability to distinguish Internet, eCommerce, credit card transactions.
•	Ability to create and maintain standby payment types.
•	Ability to create and maintain passenger-discount-type codes by currency, discount percentage or amount, applicable fare class(es), and applicable taxes.
•	Support for the following credit card transaction types: American Express, Diners Club, Discover, JCB, MasterCard, VISA and UATP.
•
Regional debit cards such as Visa Electron (EL), Visa Delta, Visa Connect, Switch/Solo, Maestro are also supported (Not supported are debit cards requiring a Personal Identification Number [PIN], ATM cards, or private label credit cards.

•	Ability to use an Elektronisches Lastschriftverfahren (ELV) form of payment through European payment gateway.
•	Authorization handled via the most appropriate provider for the Customer’s area, such as VISANET, FDMS, First Data Merchant Services (USA), SNS (Canada) and Barclay’s or NatWest (UK/Europe).
•	Settlement handled via the merchant bank or clearing service, determined by Customer’s geographical region and approval of NAVITAIRE.

Airport Check-In

General Features

Support for pre-assigned seating, use of pre-numbered boarding cards, or system generated check-in number (depending on initial setup configuration).
Support for printing boarding passes on a peripheral printer.
Ability to generate confirmed flight passenger lists.
Ability to check in one or more passengers booked on the same PNR at the same time.
Ability to board one or more passengers booked on the same PNR at the same time.
Ability to display standby passenger list.
Ability to issue boarding passes and bag tags for standby passengers.
Ability to display flight data and remarks.
Ability to print/fax flight manifest.
Ability to open, close, and lock flights.
Ability to create or modify PNRs in real-time.
Ability to associate or disassociate a passenger with a customer credit file.
Ability to generate passenger name list (PNL/ADL).
Ability to generate connection name list.
Ability to generate non-revenue passenger list.
Ability to generate No-show passenger list.
Ability to display inventory.
•	Ability to create daily station specific note pages for company updates.
•	Ability to print receipt/invoice at ticket counter.
•	Ability to make or change seat assignments.
•	Ability to assign or remove SSR codes.
•	Ability to display multiple SSR codes assigned to a passenger.
•	Ability to assign a voucher to a passenger.
•	Ability to display unaccompanied minor information.
•	Ability to create, transmit and receive internal messaging to other stations.
•	Ability to input and retrieve Flight Following information, including Irregular Operations (IROP).
•	Ability to display historical manifests.
•	Ability to display historical no-shows.
•	Ability to report gender count for Customer-driven weight and balance calculation.
•	Support for airport add/collects - cash, charge, or combinations of other media.
•	Support for cash-out/sales by agent.
•	Support for agent logon security.

CONFIDENTIAL

•	Support for different aircraft versions for seat assignment, as required.
•	Ability to hold or block a seat.
•	“Get Smart” (GS) general airline policies and procedures reference system.
•	On-line help system.
•	Automatic generation and printing of bag tags.
•	Support for ARINC/MUSE or SITA/CUTE including terminal emulation, boarding pass and bag tag printing.
Ability to generate same-day boarding passes.

Optional Computerized Reservation System/Global Distribution System (CRS/GDS) Connectivity

General Features

•	Product support for the following third-party CRS providers: SABRE, WorldSpan, Galileo, Amadeus, and Apollo, all of which support the IATA AIRIMP Type B message format.
•	Ability to use host-to-host direct messaging with SABRE and WorldSpan.
•	Ability to guarantee ticketing with automated credit card approval/settlement through Open Skies by
Navitaire system.
•	Ability to confirm CRS bookings with ticket number notification.
•	Ability to auto-cancel or hold when payment not received (reply message sent to travel agency).
•	Automated population of cardholder information upon credit card entry.
•	Ability to accept and process MVT messages for flight information updates.
•	Ability to notify CRS of Automatic Schedule Changes (ASC).
•	Ability to send and receive Teletype messages.
•	Ability to handle queued Teletype.
•	Ability to generate selected outbound BSM messages.
•	Ability to handle name change, initial booking, change, and cancel requests.
•	Ability to validate IATA/ARC/ATOL number against agency table in Configuration and Management Utility.
•	Ability to set last seat availability for CRS bookings.
•	Ability to automatically create credit files for cancellation requests.
•	Ability to create outgoing AVS messages.
•	Ability to maintain travel agency and corporation identification tables.

Note: Customer is responsible for negotiating and maintaining the appropriate agreements for this connectivity (typically full availability participation) and for travel agency settlement.

Instant Pay

This function enhancement allows a travel agent, via the Customer’s participating Global Distribution System provider to select how they confirm payments processed with credit cards. The agency can select either a ticket or ticketless confirmation.

•	Allows travel agent choice of ticketed and ticketless travel.
•	Payment amount notification returned to travel agent via participating Global Distribution System.

Reports

General Features

•	Ability to display up to 1,000 city pairs on select reports.
•	Availability of other Optional or Customer reports at an additional charge.
•	Reports are run on ‘on-demand’ basis by authorized users, and can be exported to MS Excel if desired.

Standard Reports

The following is an alphabetical list and description of the standard reports available as a part of Hosted Reservation Services:

CONFIDENTIAL

•	Account Charges - AG (a0042ros). Displays charges to agency accounts for PNRs using the AG form of payment.

•	Account Payments - AP (a0043ros). This report is no longer available. This data is incorporated into the reports and statements of the Agency Billing and Commissions (ABC) system. (For more information about ABC, please refer to the Agency Billing and Commissions User’s Guide.)

•	Active to Holds (a0057ros). Displays fare information, by currency, for reservations that have been deleted from the Active database and moved to the Holds database.

•	Agency Activity (a0082ros). Displays information about the travel agency transaction activity including charges, payments, adjustments and netted amounts.

•	Agency List (a0071ros). Displays information about the travel agency, corporate or Air Travel Organizer’s License (ATOL) accounts that have been entered for the airline(s).

•	Agent List (a0070ros). Displays a list of active and/or terminated agents, arranged by User ID, first name, last name, group, location, or department.

•	Aircraft Zone Summary (a0023ros). Displays seating location information by zone (row groupings) for passengers on a specific flight.

•	Availability Information (a0075ros). Displays availability information, including lid, capacity, seats sold and trigger data, for selected flights.

•	Bookings by Agent (a0006ros). Displays total bookings created by an agent, by currency, along with booking status (confirmed or held), number of PNRs, and number of passengers/segments.

•	Bookings by Agent Detail (a0045ros). Displays detailed information on bookings made by individual booking agents.

•	Bookings by Fare Class (a0013ros). Displays passenger/segment booking and fare totals by fare class.

•	Bookings by Market (a0054ros). Displays passenger totals, booking amounts, and average fares for individual markets (origin and destination cities).

•	Bookings by Origin (a0016ros). Displays segment booking information (total segments and fare amounts by currency) for each originating city.

•	Bookings by Schedule (a0058ros). Displays bookings for a specified origin/ destination (city pair).

•	Bookings by Source (a0060ros). Displays the number of segments and total fares, by currency, according to booking source: internal bookings, Internet bookings, GDS (CRS) bookings, and bookings made on behalf of travel agencies.

•	Bookings by Time (a0041ros). Displays information useful for determining staffing levels for call centers at various times of the day based on calling loads. The report breaks out the total number of booked segments and fare amounts for a specific booking date, according to time of day the bookings occurred.

•	Cancelled Inventory with Passengers (a0076ros). Provides the number of passengers who may need to be re-accommodated to another flight due to a cancellation of the original flight(s).

•	Cancellation After Travel Date (a0050ros). Displays passenger and fare information about cancelled flight segments sorted by date, agent number, and PNR.

•	Checked Baggage (a0055ros). Displays baggage information for flights on a specific date or within a specified date range.

•	Checked-In Passengers By Fare Class (a0048ros). Displays the total number of passengers by fare class who were checked-in (flown) at a specific airport.

•	Check-In (a0021ros). Displays the check-in status and phone numbers of individual passengers for a specific flight.

•	City Pair Load Factor (a0068ros). Displays passenger totals, load factor, ASM, Revenue, RPM, yield, RASM, and other data by city pair as well as by individual flights serving each city pair.

CONFIDENTIAL

  Commissions Incurred (a0074ros). Displays commissions information for each of the travel agencies that generates bookings for the airline.
  Confirmed Bookings by Date (a0040ros). Displays reservation, passenger, segment, and revenue totals, by currency code; it also provides separate listings for travel agency reservation, passenger, and segment totals.
  Credit File Commissions (a0039ros). Displays commission information on travel agency bookings.
  Credit Shell/File (a0002ros). Displays credit shell/file activity and balances on a specific date or within a specified date range.
  Credit Shell/File Expired (a0069ros). Lists expired credit files and credit shells for a specified time period.
  Customer ID by Flight (a0077ros). Displays the customer IDs associated with passengers booked on a selected flight.
  Daily Agency Charges (a0073ros). Displays the number of charges and activity performed by each agency during a specified day.
  Days-Out Bookings (a0015ros). Displays information about segment bookings made on a specific date, showing the days in advance of (days out from) the actual travel date these bookings were made.
  DOT 10% Sampling (a0066ros). Designed to meet U.S. Department of Transportation requirements, this report generates a delimited file with fare and itinerary information on 10% of the confirmed, revenue-generating passengers for a given quarter.
  DOT Non-Stop Market (a0065ros). Designed to meet U.S. Department of Transportation requirements, this report displays non-stop market information, including revenue flights, payload, available seats, revenue passengers, and minutes a flight is airborne.
  DOT On-Flight Market (a0064ros). Designed to meet U.S. Department of Transportation requirements, this report displays passenger totals for flown flights within specified markets.
  Duplicate Bookings (a0034ros). Displays different PNRs for the same flight and date that contain identical passenger names.
  Earned/Unearned Revenue (a0005ros). Displays information on earned (flown) revenue, unearned (no-show, unflown) revenue, or both for flights between a designated city pair.
  Enplanements / Deplanements (a0017ros). Displays either enplanements or deplanements by airport on a specific date or within a specified date range.
  Fare Overrides (a0051ros). Displays fare override information by agent, including original fare amount, amount actually charged (overridden fare), and amount discounted.
  Fees and Discounts (a0035ros). Displays fees and discounts, by currency and type, entered into the system.
  Flight Capacity/Lid (a0007ros). Displays information on seat capacity (or lid), availability, and load percentages.
  Flight Close (a0025ros). Displays final close out information for a specific flight, including passenger names and passenger status information.
  Flight Close-Boarding Pass Printer (a0079ros). Displays information identical to that in the Flight Close (a0025ros) report; however, the data is formatted to a 42-column width so the report can be printed from a boarding pass printer.
  Flight Line (a0018ros). Displays passenger counts for a specific flight or all flights on a specified date.
  Flight Load (a0020ros). Displays passenger totals for flights on a specified date, including the number boarding in the departure city, number traveling through, total passengers, and number checked in.
  Flight Schedule (a0026ros). Displays scheduled departure cities and times for flights, as well as the number of stops a particular flight makes and the days of the week it flies.

CONFIDENTIAL

  Flight Specific Load Factor (a0008ros). Displays load factor information for one or more day(s) of the week, for one or all origin or destination cities, or for a specified range of flight numbers.
  Gender Count by Fare Class (a0046ros). Displays passenger information by fare class for a specified flight date and city pair.
  Generic Tax History (a0059ros). Displays information on the selected tax payments.
  Inventory Capacity (a0014ros). Displays capacity, lid, net seats sold, and seats sold today for flights between different city pairs.
  Inventory with No Schedule (a0080ros). Displays the inventory records that are not associated with a schedule.
  Itinerary Distribution Status (a0033ros). Displays the itinerary printing information entered in the ticketing field (i.e., mail, fax, e-mail, hold, etc.) for flights on a specific date or within a specified date range.
  Load Factor Search (a0010ros). Displays above-or-below load factor percentage based on capacity or lid.
  Manifest with Connection Information (a0019ros). Displays connection information for passengers booked on a specific flight.
  Manifest with Trip Detail (a0022ros). Displays detailed trip information for each passenger booked on a specific flight.
  Net Sales (a0078ros). Displays the sales netted, including the breakdown of the segment charges, fees and taxes for a selected period. Additionally, an error report titled Sales Exceptions may be printed. The Sales Exceptions report displays a list of the PNRs that have segment and payment amounts not in balance.
  No-Shows (a0052ros). Displays the names, PNRs, flight dates, and flight numbers for no-show passengers.
  Payment Receipts (a0029ros). Displays information about all payments made on a specified date, including payment or batch code, payment text, PNR, bank authorization, requested amount, and payment amount.
  Payments (a0037ros). Displays information about payments, including form of payment (FOP), passenger name, PNR, batch number of payment, and total collected by currency.
  Payments by Batch Code (a0028ros). Displays information on the batch codes used to make payments on bookings on a specific date or within a specified date range. Credit card (CC) payments are listed by payment type, while other forms of payment are shown by their actual batch code.
  Payments by Payment Date (a0031ros). Displays payment information based on payment date for a specific date or within a specified date range.
  PNR Activity (a0072ros). Displays transaction activity performed on an individual PNR.
  PNR Credit Balance (a0001ros). Displays information on all reservations, by booking date, that have a credit balance.
  PNR Out of Balance (a0003ros). Displays information on reservations that have a credit and/or balance due.
  PNRs on Queue (a0056ros). Displays information about all PNRs that are currently awaiting processing in one or more queues.
  Promo Codes by Booking Date (a0061ros). Displays information on PNRs with promo codes booked on a specific date or within a specified date range.
  Promo Codes by City Pair (a0062ros). Displays information on promo codes booked for a specified city pair.
  Refunds (a0036ros). Displays refunds made by a specific department(s) on a specific date or within a specified date range.
  Revenue by Distance (a0012ros). Displays base and gross revenue by seat mile/kilometer on a specific date or within a specified date range for flights between two cities.

CONFIDENTIAL

•	Revenue by Fare Class (a0053ros). Displays revenue by fare class on a specific date or within a specified date range.
•	Revenue by Flight (a0011ros). Displays revenue by average seat mile/kilometer for individual flights.
•	Seat Assignments (a0024ros). Displays the name, PNR, and status of each passenger by assigned seat for a specific flight.
•	Seats Sold by Cabin (a0067ros). Displays the number of seats sold, and fare amounts, by cabin for a specified date range.
•	Seats Sold by Fare Class (a0009ros). Displays the number of seats sold in each fare class by flight date and flight number within a specified date range.
•	Segment Activity by Agent (a0038ros). Displays information on confirmed and/or unconfirmed segment bookings made by individual agents.
•	Segment Activity by City Pair (a0047ros). Displays information, broken down by city pair, on confirmed and/or unconfirmed booking amounts and passenger totals.
•	Segment Activity by Flight Date (a0049ros). Displays information on segment activity by flight date, flight number, and (optionally) booking agent for a specific date or date range.
•	Segments by Agent (a0004ros). Displays initial bookings, additions to bookings, and cancellations made by individual agents.
•	Travel Agency Aging (a0027ros). Displays information on agency debits and credits by age of past due amount (less than 30 days, 30-59 days, 60-89 days, and 90+ days).
•
Travel Agency Commissions Paid (a0044ros). This report is no longer available. This data is incorporated into the reports and statements of the Agency Billing and Commissions (ABC) system. (For more information about ABC, please refer to the Agency Billing and Commissions User’s Guide.)

•	Travel Agency Payments (a0030ros). Displays information on payments made to an individual travel agency or all travel agencies.
•	Unapproved Payments (a0032ros). Displays all payments, by payment date, that are currently pending or have been declined.
•	U.S. Security Fees (a0081ros). Displays fare classes to which the U.S. security fee has been imposed, and from which types of segments the fees have been collected.
•
Voucher Status (a0063ros). Displays status information on vouchers associated with a particular voucher code or all voucher codes. These reports may be added to, deleted, modified, changed, eliminated or substituted for at the discretion of NAVITAIRE at any time.

Flight Information Control and Display

Flight Following (Flifo)

•	Ability to relay flight departure and arrival information to other areas of the company.

Flight Information Display System (FIDS)

•	Ability to display data from the Open Skies by Navitaire flight information database on the airport flight information display system, on check-in screens, and in Flight Speed.

Agency Billing and Commissions

General Features

•	Ability to create, maintain and retrieve travel agency commissions, charges and payments data.
•	Ability to generate pre-formatted travel agency statements, and raw statement data files.
•	Ability to define the billing cycle for each agency.
•	Ability to set up to three different commission rates for each agency.
•	Ability to recalculate commissions, and enter travel agency adjustments.

CONFIDENTIAL

•	Ability to recall commissions from cancelled segments.
•	Ability to create PNR commissions on demand.
•	Ability to run statements on a trial or on-demand basis.
•	Ability to maintain travel agency transaction hold records after statements are generated.

Configuration and Management Utility

General Features

•	Ability to define password and login requirements for specific functions.
•	Report options that sort the report data by airline code, flight number or equipment type.
•	Ability to create, maintain and manage user groups.
•	Ability to authorize user groups to assign seats with an “n” designation – that is, seats “not assignable in advance”.
•	Ability to maintain individual airline country codes.
•	Ability to maintain individual airline currency codes.
•	Ability to enable/disable usage of the customer database in the booking engine.
•	Ability to define the usage requirements of the customer database.
•	Ability to create daily airline specific FYI Note pages for company updates.
•	Ability to allow overbooking (ignore lid and capacity restrictions).
•	Ability to cancel a confirmed flight, and move to another flight, particularly when an irregular operation is necessary.
•	Ability to set a maximum of up to 999 days between the departure date and the date to which a flight is moved.
•	Ability to apply industry-standard and/or airline-specific passenger titles and gender.
•	Ability to supply industry-standard and/or airline-specific SSR codes.
•	Ability to create and maintain up to 300 fees distributed among up to 40 separate folders.
•	Ability to specify the number of available SSRs per aircraft type.
•	Ability to use availability status (AVS) tables to set AUs for CRS providers and Flight Speed independently.
•	Ability to maintain delay code table.
•	Ability to create, maintain and manage tax types.
•	Ability to create and maintain discount types.
•	Ability to create and maintain promotional codes.
•	Ability to create and maintain queue addresses.
•	Ability to create, delete, rename, maintain and sort queues.
•	Ability to create and maintain airline-specific taxes.
•	Ability to transfer files between the hosting server and a local drive.

Security

General Features

•	Ability to hide or display the credit card number used as payment on a PNR.
•	Ability to establish profiles of “hot” credit cards that will automatically be declined when applied to a booking.
•	Ability to enable or disable the security watch list.
•	Requirement of a unique customer ID for each passenger on a single reservation.

Internet Based Customer Support System

General Features

NAVITAIRE has an established review process for managing online Incident Problem Requests (IPRs) and Software Change Requests (SCRs) that provides customers with the following:

•	Ability to submit online service requests 7 days per week/24 hours per day.

CONFIDENTIAL

•	Ability to review status, research notes, assigned priority, etc., of an online incident problem and request at any time.
•	Ability to search for specific requests and print them onto a report.
•	Ability to enter update information regarding existing incident problem and request online at any time.
•	Ability to attach up to 5 files to an incident problem and request.

Optional Application Program Interfaces, APIs

General Features

Navitaire’s APIs that work with the Open Skies by Navitaire’s product suite can support the basic booking and check-in functions for desired third parties, including:
Booking API Suite
•	Get Availability – Retrieves flight availability for specified city pairs and flight dates.
•	Flight Information – Provides detailed flight following information for a specified flight number.
•	Fare Rules – Returns a text file containing detailed information about the rules and restrictions of selected fares.
•	Fare Quote – Prices a specified itinerary. Detailed information about the taxes, fees and currency associated with the fare is included in the response.
•	Payment Status – Retrieves payment status for a previously generated PNR.
•	Book Reservation/End Transaction – Creates a booking based upon the selected itinerary, passenger information and fares. After payment is approved, a PNR is generated and the reservation is confirmed.
•	APIs can run on the same web platform as Skylights.
Check-In API Suite
•	Ability to retrieve all PNRs associated with a specific credit card and departing from a particular airport for the current day or subsequent day
•	Ability to retrieve reservation information, including passenger and flight information, for a given record locator for flights that are eligible for check-in
•	Ability to retrieve raw data to support airline generated seat maps on flight leg basis
•	Ability to request or cancel seat reservations for passengers on a flight leg based on specified passenger and flight data
•	Ability to confirm the check-in status for specified passengers on a requested flight
•	Ability to create airline generated boarding passes (using the Confirm Check-In request)
•	Ability to confirm check in status for all passengers on a selected flight
•	Ability to reprint a boarding pass once all passengers have checked in to a requested flight

CONFIDENTIAL

7 Customer Requirements

7.1 Upgrades. Customer is required to maintain the latest version of supported NAVITAIRE and related third party software as directed by the NAVITAIRE Response Center. Upon receipt of upgraded software, new versions or other software, or notification of third-party software updates, Customer must update their software versions within thirty (30) days as long as no Emergency System Error (as defined is Section 9.3.2 of this Exhibit) is reported either by NAVITAIRE or the Customer. Customer may also delay upgrade for a relevant Emergency System Error reported by any other Navitaire client.. Failure to complete the advised upgrades may result in the suspension of Included Support as described in Exhibit A, Section 5 and Section 8.3 ..

7.2 Equipment Specifications. These equipment specifications outline the required, supported hardware and software necessary for the proper function and efficient operation of the Hosted Reservation Services and applicable products. Unless otherwise specified in this Agreement, the equipment and software listed below are the responsibility of the Customer. This list may not be all-inclusive, depending on the technical requirements of the Customer.

All specifications are subject to change. Customer will be provided with not less than thirty (30) days notice of incremental hardware upgrade requirements and will have a reasonable time after that to comply.

Call Center PC/Workstation (for Flight Speed)

•	Processor: Intel Pentium class processor (any speed greater than 300 MHz). This includes Pentium, Pentium II, and Pentium III class machines.

•	Disk space: Minimum of 1 GB of hard disk space for operating system and NAVITAIRE software.

•	Operating system: Microsoft Windows XP, Windows 2000, Windows 98 and Windows NT operating systems.

•	Monitor: 15” color SVGA monitor (minimum of 800x600 resolution). Non-interlaced monitors recommended.

•	Memory: Minimum of 64 Megabytes of RAM.

•	Network interface card: 10/100 Network Interface Card (TCP/IP protocol).

•	Mouse: Mouse or other Microsoft Compatible Pointing Device.

Airport Check-In PC/Workstation or Terminal

A Wyse model 52 terminal or a PC Workstation with a configuration as follows:

•	Processor: Intel Pentium class processor (any speed greater than 300 MHz). This includes Pentium, Pentium II, and Pentium III class.

•	Disk space: Minimum of 1 GB of hard disk space for operating system and NAVITAIRE software.

•	Operating system: Airport Check-In software runs with the terminal emulation software listed below and Microsoft Windows XP, Windows 2000, Windows 95/98, and Windows NT operating systems.

•	Monitor: 15” color SVGA monitor (minimum of 800x600 resolution). Non-interlaced monitors recommended.

•	Memory: Minimum of 64 megabytes of RAM.

•	Network interface card: 10/100 Network Interface Card (TCP/IP protocol).

•	Mouse: Mouse or other Microsoft Compatible Pointing Device.

•	Terminal emulation software: Reflections (version 6.0 or higher) or Minisoft (version WS92 32 bit).

•	Serial ports: Minimum of two required.

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Airport Peripheral Equipment

Bag Tag Printers

•	IER514 Thermal Bag Tag Printer. The manufacturer of the printer may supply additional bag tag stock information and specification.
•	Genicom UBI 201 Bag Tag Printer. A firmware upgrade to the printer through Genicom is required to support this NAVITAIRE product feature. Air Transport Association approved printer stock is required. The manufacturer of the printer may supply additional bag tag stock information and specification. This is not a networked solution and will require custom coding for implementation at the hourly rates described in Exhibit A, Section 8.3. Vidtronix ATP printers. This is a new solution and will require custom coding for implementation at the hourly rates described in Exhibit A, Section 8.3.
•

Boarding Pass Printers

•	Option A: Intermec EzCoder 301 Card Stock Printer. The manufacturer may supply specifications for card stock as supported by this printer.
•	Option B: Three-inch thermal roll printer Citizen idP3210 or Epson Thermal Roll Printers or Epson TM-T88II Printer. Specifications for thermal roll stock are available from the printer manufacturer.
•	Option C: Vidtronix ATP printers. This is a new solution and will require custom coding for implementation at the hourly rates described in Exhibit A, Section 8.3.

E-mail Server

•	Must be scalable and robust to handle anticipated e-mail volume for receipt e-mailing to passenger.
•	Refer to e-mail software instructions and technical documentation for proper hardware configuration.
•	Customer may consider third party e-mail hosting or e-mail broadcast services available.

Fax Server

•	Must be scalable and robust to handle anticipated fax volume for fax transmissions to passengers.
•	Office Extend Fax Server Software recommended.
•	Refer to fax software instructions for proper hardware configuration and sizing.
•	An optional XML feed of itinerary information is available for distribution via your desired fax system.

Printers, Scanners, and Peripherals (if applicable)

Customer should contact NAVITAIRE for recent information regarding supported printers and peripherals. Currently supported printers and scanners are:

•	Printers: Printers that are TCP/IP capable and support the HP JetDirect network interfaces.
•	Scanner: Metrologic Instruments, Inc., 5v Barcode Scanner, model MS6720, KB Wedge.

Network Hardware, Software, and Data Circuits

•	Data Circuits: Customer must already have or must install the necessary equipment and circuits to support their primary call center sites and remote locations, including field stations. NAVITAIRE requires a LAN/WAN network supporting TCP/IP protocols.
•	Routers, DSU/CSUs, and Modems: Customer should contact NAVITAIRE for recent information regarding supported routers and other network communication equipment.
•	IP Addressing: NAVITAIRE requires that all hosted Customers use Internet Registered IP addresses on all client workstations or devices that require connectivity to the Hosted Reservation Services. Alternatively, NAVITAIRE requires a NAT (Network Address Translation) router to be installed behind the NAVITAIRE gateway router. The NAT must then have the Internet Registered IP address.

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Customer Provided Data Circuits: NAVITAIRE requires a review of the proposed primary or backup data circuit(s) prior to a third party agreement and installation. Where possible, NAVITAIRE will use reasonable effort to provide all necessary specifications and extend management of the data circuit as permitted by the Customer and the third party supplying the data circuit(s). If VPN connectivity is desired, VPN services will be handled by Blue Ridge Virtual Private Networks; any other VPN providers require NAVITAIRE approval.

7.3 Third-Party Software. Customer is required to purchase directly from providers other related third-party software licenses necessary to use the Hosted Reservation Services, including the following:

Local network server operating system(s) license: Microsoft Windows NT 4.0, Novell, or similar Operating System supporting TCP/IP protocols.

Terminal emulation software: Reflections (version 6.0 or higher); or Minisoft (version WS92 32 bit) on each client workstation requiring access to reporting and airport check-in capabilities.

Print spooling software: Espul software required for non-Jet Direct network printers.

Postal code lookup software: (Optional)

Office Extend Fax (Fax server): (Optional)

7.4 Credit Card Processing Settlement

7.4.1 Banks and Services. NAVITAIRE currently supports the following services for Authorization Services:

• Credit Card types: NAVITAIRE currently supports VISA, American Express, MasterCard, JCB, Diners Club, and Discover Card transactions.

Not supported are debit cards, ATM cards other credit cards requiring an accompanying Personal Identification Number (PIN).

• Debit Cards: NAVITAIRE currently supports regional debit cards such as Visa Electron (EL), Visa Delta, Visa Connect, Switch/Solo, Maestro. Not supported are debit cards requiring a Personal Identification Number [PIN], ATM cards, or private label credit cards.

• ELV: Ability to use an Elektronisches Lastschriftverfahren (ELV) form of payment through European payment gateway.

• Authorization: Authorization handled via the most appropriate NAVITAIRE supported provider for the Customer’s area, such as VISANET, FDMS, First Data Merchant Services (USA), SNS (Canada) and Barclay’s or NatWest (UK/Europe).

• Settlement: Settlement handled via appropriate authorized regional merchant bank or clearing service as determined by Customer’s geographical region upon approval of NAVITAIRE. Currently, these services are provided in the Customer’s region through SiTef for authorization services, and Banco Santos as the acquiring bank. Upon request, NAVITAIRE will provide specifications for settlement records, which are required for conformity by the Customer’s selected bank. Upon written notice to NAVITAIRE and to the authorization and settlement institutions, NAVITAIRE may act as the Customer’s agent to order and facilitate installation of these circuits.

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7.4.2 Data Circuits. Customer must arrange and pay for necessary circuits for authorization and settlement file transmissions. NAVITAIRE may act as the Customer’s agent to order and facilitate installation of these circuits upon written request by the Customer.

7.5 CRS/GDS Agreements and Connection Fees (to Support Optional CRS/GDS Connectivity). Customer must negotiate and have in place, no later than forty-five (45) days prior to service, the necessary participating agreements with each of the NAVITAIRE supported Computerized Reservation System providers. Connection fees as described in Exhibit A, Section 8 and line charges may apply. NAVITAIRE will order and facilitate the installation of all circuits required to process CRS bookings, upon written notice from Customer.

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8 Fee Schedule

All fees in this Section are specified in USD.

8.1 Service Fees

8.1.1 Monthly Recurring Service Fees – Core Services/Products

Monthly O/D Passengers Tier	Hosted Reservation Services*
Per O/D Passenger
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

* Hosted Services pricing is based on Revenue Passenger Boarded segments to O/D Passenger segments to ratio of [*]. If this ratio is exceeded, the pricing will be adjusted as outlined in Section 8.1.1.1 below.

8.1.1.1 Annual O/D Passenger Commitments. Customer agrees to guarantee the level of boarded O/D Passengers to equal the table in this Section for the purposes of calculating the recurring Service Fees, effective upon the Effective Date of this Agreement:

Table of Annual Minimums prorated by month as applicable:

Year	Guaranteed Annual Minimum O/D Passengers	*Guaranteed Monthly Minimum O/D Passengers	* Minimum monthly fees
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
*The monthly minimums are 75% of 1/12 of the annual minimum to allow for seasonality.

If at the end of each year following the Effective Date, Customer has not boarded the Guaranteed Annual Minimum O/D Passengers as listed above during that year, then Customer will immediately pay to NAVITAIRE the difference between all O/D Passengers boarded and the Guaranteed Annual Minimum O/D Passengers at a rate of [*] per O/D Passengers.

The pricing outlined in this Section 8.1 is based upon a ratio of Revenue Passenger Boarded segments to O/D Passenger segments of [*] or less. If the actual ratio of Revenue Passenger Boarded segments to O/D Passengers segments exceeds the [*] ratio, NAVITAIRE reserves the right to apply the above pricing on a Revenue Passenger Boarded basis. For the sake of clarity, this ratio will be calculated using the Revenue Passenger Boarded segments as the numerator and O/D Passengers segments as the denominator to create the ratio.

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The calculation of the ratio above will be measured each month, prior to issuing the monthly invoice for Service Fees based upon actual Customer transactions by using the InfoPack report - A0017ROS Enplanements/ Deplanements (or its successor). The report will be run twice to create the ratio by selecting a different report criteria option, first selecting ‘Connections’ to generate the Revenue Passengers Boarded count, and again without selecting ‘Connections’ to generate the O/D Passengers count. If the result of the calculation of Revenue Passengers Boarded divided by O/D Passengers exceeds the [*] ratio, Navitaire will notify Customer of:

• the actual ratio of Revenue Passengers Boarded to O/D Passengers for that month, and
• the calculation of the transaction-based Service Fees has been based upon Revenue Passengers Boarded counts for Customer;

This information will appear at the top of the monthly invoice in a sentence in bold font at the top of the monthly invoice.

8.1.2 Monthly Recurring Service Fees – Skylights and Booking API Services/Products. All fees in this section 8.1.2 are on a O/D Passenger basis~~,~~ and will be invoiced after the month they are boarded

Monthly O/D Passengers Tier	Skylights e-Suite SkySales Usage/Interfaces Utilizing Booking APIs*	Skylights eSuite SkyAgent Usage/Interfaces Utilizing Booking APIs*	Skylights eSuite SkySeats Usage
	Per SkySales or Booking API O/D Passenger	Per SkyAgent, O/D Passenger	Per Sky Seats, O/D Passenger
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

* Booking API Interface(s) include: Get Availability, Flight Information, Fare Rules, Fare Quote, Payment Status, and Book Reservation/End Transaction. Look to Book Ratio of [*] will apply to API usage. If the established Look to Book Ratio is exceeded, fees for API usage will be:

- If the Look to Book Ratio is between [*] and [*], each Get Availability API request that does not result in a completed booking will be charged the excess API usage fee of USD [*]

- If the Look to Book Ratio exceeds [*], each Get Availability API request that does not result in a completed booking will be charged the excess API usage fee of USD [*]

  8.1.2.1 Service Fees for the Skylights and SkyAgent products will be billed on a boarded O/D Passenger basis for the duration of the contract. However, for the first three months of this Agreement, these Service Fees will be billed on a booked O/D Passenger basis. At the end of these three (3) months, NAVITAIRE will perform a reconciliation of booked Service Fees versus boarded Service Fees for Skylights and SkyAgent transactions and issue an invoice or refund for any difference resulting from the change of measurement tool. Skylights SkySales and SkyAgent transactions will be subject to the same calcuation ratio of Revenue Passengers Boarded to O/D Passengers as described in Exhibit A, Section 8.1.1.1.

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8.1.2.2      The SkySeats product can only be measured on a Revenue Passenger Boarded basis. At the end of each month, NAVITAIRE will measure the Service Fees for SkySeats on a Revenue Passenger Boarded basis and then divide this by the ratio of Revenue Passengers Boarded to O/D Passengers for the month. The result of this arithmetic will produce the boarded O/D Passenger basis that will be used to invoice for SkySeats. SkySeats transactions will be subject to the same monthly calculation ratio of Revenue Passengers Boarded to O/D Passengers as described in Exhibit A, Section 8.1.1.1.

8.1.3      Skylights Payments Enhancement Late Delivery Penalties. [*]

8.1.4 Monthly Recurring Service Fees – Connectivity Services/Products

Monthly O/D Passengers Tier	GDS Connectivity (Base AVS Type B)
Per O/D Passenger
[*]	[*]
[*]	[*]

Note: Any applicable message message fees, segment segment or data circuits pertaining to the CRS and/or SITA are the responsability of the Customer.

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8.1.5 Monthly Recurring Service Fees – Booking APIs, Check-in APIs, Voucher APIs, and Manifest API

Monthly O/D Passengers Tier	Booking, Check-in, Voucher, and Manifest APIs
Per O/D Passenger
[*]	[*]
[*]	[*]
[*]	[*]

8.1.5.1.1     For the avoidance of doubt baggage APIs are included in the Check-in APIs and are scheduled to be available during calendar year [*]. Staff travel APIs will be included in the Booking API and are scheduled to be available during calendar year [*].

8.1.6 Development and Testing Hour Credits

8.1.6.1.1 NAVITAIRE will provide Customer with up to [*] development hours at no charge for use in calendar years [*] or [*] for the further enhancement of the existing Skylights and/or API suites (booking or check-in). Such development hours must be used by Customer prior to [*], or Customer will forfeit these development credits.

8.1.6.1.2 NAVITAIRE will also provide Customer with up to [*] hours of enhancement development credits for the coding and/or testing for items identified in the Gap Analysis for the new Hosted Services platform and related conversion efforts. These development credits will expire six months after Customer conversion to the new Hosted Services platform.

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8.2 Implementation Fees

Product/Service Description	Implementation Fees* (Including Training)
Hosted Reservation Services with Fligh Speed Graphical User Interface	[*]
Skylights e-Suite	[*]
Airport Check-In	[*]
Info-Pak Reports	[*]
Configuration & Maintenance Utilities	[*]
CRS Connectivity/Instant Pay	[*]
Schedule Manager	[*]
Booking / Check-in / Voucher / Manifest API Implementation	[*]
Codeshare	[*]
Navitaire Revenue Accounting Services compatible with Hosted Reservation Services (e.g. ePRAlite)	[*]
Disaster Recovery	[*]

• Implementation Fees exclude travel expenses and any new development

8.2.1 NAVITAIRE agrees to provide Customer at no additional cost a two week Gap Analysis for migration from the current Hosted Services platform to its new Hosted Services platform that is anticipated to occur during the term of this Agreement. This Gap Analysis would include one week of NAVITAIRE staff time at Customers headquarters and one week of NAVITAIRE staff time at NAVITAIRE’s offices. Any additional Gap Analysis time provided may be provided under the credits in Section 8.1.6 above.

8.2.2 NAVITAIRE agrees to be responsible for NAVITAIRE personnel time and expenses related to the initial conversion services the new Hosted Service platform for Customer.

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8.3 Support Fees

Response Center Support	Fees
Initial Support: For first thirty (30) days after implementation, ten (10) available hours of included Response Center Support.	[*]
Basic Support: After initial support, five (5) monthly available hours of included Response Center Support.	[*]
Additional Normal Hourly Support or Additional Training Requests: User support more than initial or basic support hours or as otherwise described in this Agreement.	[*]
Engineer Direct Support: Expert support for Navitaire subsystems, such as Skylights, APIs, GDS Connectivity, or Customer third-party systems or interfaces as scheduled through the NAVITAIRE Response Center.	[*]
Direct Consultation Support: Customer initiated contact directly to NAVITAIRE research & development personnel and other direct consultation, thereby bypassing the NAVITAIRE Response Center.	[*]

Fees for support services including additional training, data research, non-standard extract requests, etc. will incur the hourly fees for Additional Normal Hourly Support or Additional Training Requests listed in the chart above. Any issue that is determined to be a System Error will not be accountable for charging.

8.4 Monthly Fees for Hosted Reservation Services Booking History Files

For an additional fee, NAVITAIRE will capture and store historical booking activity files from the Hosted Reservation Services as input to a current or future revenue management system. If Customer is not currently using a revenue management system, NAVITAIRE will store these historical booking files until such time as the Customer determines if they wish to use a NAVITAIRE or third party revenue management system.

If Customer uses or will use a third party revenue management system, the Customer will be responsible for formatting the NAVITAIRE historical booking data to be compatible with the third party revenue management system’s requirements. NAVITAIRE will supply the Hosted Reservation Services file format layout for the historical booking data capture to the Customer’s selected third party revenue management system services provider upon request.

If Customer has selected to purchase this service, as part of the initial Implementation Services, NAVITAIRE will provide up to [*] hours of consulting on the Hosted Reservation Services historical booking information format layout, however, any associated travel costs related to this advice will be the responsibility of the Customer.

Monthly O/D Passengers Tier	Historical Reservations Booking Activity Files
Per O/D Passenger
[*]	[*]
[*]	[*]

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8.5 Other Fees

Other Fees	Fees
Custom Programming	[*]
Dedicated Account Management	[*]
Business Process and Consulting Services	[*]

8.6 Payment of Security Deposit and Implementation Fees. Not Applicable.

8.7 Fee Commencement after Implementation. The following four (4) scenarios will determine the commencement schedule for the remaining Implementation Fees and monthly recurrent Service Fees as outlined in this Exhibit:

8.7.1 Completion of Implementation Services On-Time for Target Date. Upon availability of the Hosted Reservation Services for use by Customer, effective on the Target Date as detailed in Exhibit A, Section 3.9.1, all remaining and applicable fees will commence as listed in this Exhibit A, Section 8. These fees will commence regardless of actual use of Hosted Reservation Services or subsequent delay by Customer.

8.7.2 Requested Delay by NAVITAIRE. In the event that NAVITAIRE requests a delay in order to complete remaining Implementation Services, the remaining applicable fees will commence only on the actual date of completion of Implementation Services. NAVITAIRE will provide written notice of the new planned Target Date and outline remaining Implementation Services.

8.7.3 Requested Delay by Customer. In the event the Customer requests a delay in the completion of Implementation Services past the Target Date, the recurring fees as outlined in Exhibit A, Section 8.1.1 will remain effective. Such requested delay may result in rescheduling portions or all of the remaining Implementation Services to the next available timeframe as evaluated by NAVITAIRE, unless mutually agreed in writing otherwise.

NAVITAIRE reserves the right to apply additional Implementation Fees as are necessary when rescheduling the Implementation Services due to Customer request. All fees as described in the Agreement and Exhibit A, Section 8.2 are to be applied based on the scheduled Target Date.

8.7.4 Mutual Agreement for Delay. In the event that both NAVITAIRE and the Customer agree to delay in order to complete the required Implementation Services, the recurring fees as outlined in Exhibit A, Section 8.1.1 will commence on the newly agreed schedule for completion of Implementation Services.

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9 Service Levels and Service Level Targets

9.1 Service Level Scope. The Service Levels contained in this Section represent the target service performance for the provision of the Hosted Reservation Services. Metrics, measurement, and reporting will create performance assessment measures that apply to operations services in the following three service categories:

System availability targets.

Metrics, measurement, and reporting.

Remedies and corrective action.

Within 30 days of the Effective Date, NAVITAIRE and Customer will work together to define a set of performance metrics which will be measured and reported on a monthly basis. A monthly conference call will be held to discuss these metrics and any relevant performance issues.

9.2 Service Level Targets

9.2.1 System Availability. NAVITAIRE will seek to provide Customer with an overall Minimum System Availability Target of [*] percent [*] of all Reporting Period Minutes for the applicable Reporting Period. Interrupted Service minutes will be measured and used to determine the percentage of monthly Hosted Services System availability.

(a) Interrupted Service will be defined as a complete system availability outage, including:

• NAVITAIRE controlled primary circuit network line being down.

• NAVITAIRE controlled server or router being down.

• System Error.

(b) Network Responsibilities. The diagram below illustrates those hardware components, network components, and the software that resides on those components that are owned from a service level perspective by NAVITAIRE and those items that are owned by the Customer. Items that are contained within the box labeled as 24 x 7 Support Desk, except the part surrounded by the blue line are the responsibility of NAVITAIRE. During the event of an outage that occurs involving those components, NAVITAIRE is responsible. The area outlined in dark blue in the diagram below indicates the areas of Customer responsibility in addition to the Customer’s own field stations.

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(c) Planned Downtime. Planned Downtime will be used to provide hardware and software maintenance services. Planned Downtime is scheduled every week at a time that is agreeable for NAVITAIRE and the Customer. NAVITAIRE will notify the Customer by 12pm (noon) at Customer’s headquarters the day prior to the scheduled event if the time is not needed for Change Control purposes (i.e., every Thursday from 2pm-6pm MT is an established time for Change Control). Under the following circumstances, time exceeding the scheduled time of the maintenance will be deducted from the system availability as defined in the paragraph 9.2.1:

[*]

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9.2.2 Incident Problem Request (IPR) Service Response. NAVITAIRE will commit to the Emergency response targets below for each IPR logged System Error.

Emergency IPR Response
Customer Communication	Emergency
Acknowledgement and Initial Response	15 minutes
Update	Every 30 minutes

9.3 System Errors and Emergencies

9.3.1 System Error Reporting. Customer may report an identified Hosted Reservation Services System Error at no additional cost using the Remedy IPR schema. A System Error is defined in Section 9.4.4 of this Exhibit A.

9.3.2 System Error Classification. When Customer reports an IPR for a System Error, it will be assigned a priority based on the severity of the issue. These priorities will be assigned using the following table:

Impact Analysis	Business Functionality
	No loss of business function	Partial loss of business function. Work-around exists.	Partial loss of business function. No work-around exists.	Complete loss of business function. Work-around exists.	Complete loss of business function. No work-around exists.
Immediate impact is significant. Affects many and/or critical users.	NA	Emergency	Emergency	Emergency	Emergency
Immediate impact is moderate. Affects few and/or non- critical users.	Low	Medium	High	High	Emergency
Immediate impact is marginal. Affects few or no users.	Low	Medium	High	Medium	High

An example of an “Emergency” System Error might include:

• Hosted Reservation Services are totally unavailable due to NAVITAIRE controlled communication line.

An example of a “High” System Error might include:

• Cannot change any airline schedules through Schedule Manager.

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• Cannot load new fares through Fares Manager.

• Unable to generate confirmation itineraries for Internet customers.

• Settlement files are delayed by one day in being sent to the settlement bank.

An example of a “Medium” System Error might include:

• Slow system response for specific tasks.

9.3.3 Emergency Response Procedure. In the event of a Customer Emergency, the NAVITAIRE Response Center may be contacted for assistance, according to the procedures outlined in Section 5.4 of this Exhibit.

9.3.4 NAVITAIRE Support Communication Targets. For High, Medium, and Low IPRs, NAVITAIRE will set the response times as response target times, and these will be measured during the initial months of the Hosted Reservation Services.

IPR Severity Classification and Response Targets
Customer Communication	High	Medium	Low
Acknowledgement and Initial Response	[*]	[*]	[*]
Updates	End of each business	Every 48 hours	Every 5 business

9.4 System Changes

9.4.1 Change Control. All events that impact application software, custom software, systems software, or hardware could be covered by Change Control. The Change Control process effectively plans and facilitates changes to the Hosted Services System, including ownership for mitigating problems that may occur with a change to minimize any associated downtime. This function is responsible for coordinating and controlling all change administration activities (i.e., document, impact, authorize, schedule, implementation control), and determining if and when a change will be implemented in the enterprise environment.

9.4.2 Enhancements. An “Enhancement” is a request for a new report or application or an improvement to an existing application related to usability, performance, additional functionality, or flexibility. Enhancements will be logged in the Incident Problem Request and converted to a Software Change Request (SCR) schema by NAVITAIRE, if applicable, in Remedy. Such requests can be in response to:

(a) Mandates controlled by external third parties including governments, governing industry bodies such as International Air Transport Association [IATA], Société Internationale de Télécommunications Aéronautiques [SITA], or airport authorities. Examples include:

• Taxes, fees, security issues, immigration

• Airport technology issues that impact airlines such as bag tag, Common Use Terminal Emulator (CUTE), or CUBE

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(b) Customer requests that are initiated through a direct request, user conference, or through Customer’s NAVITAIRE Account Manager. Examples include:

• Competitive advantage
• Improved passenger services
• Specific client requirements
• Improved business management

(c) Internal requests that are initiated through the sales cycle, Technology, Development, or NAVITAIRE line of business. Examples include:

• Cost reduction initiatives
• Product obsolescence
• Corporate business plan objective

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9.4.3 Urgency Classifications for Enhancements. Enhancements will be assigned a priority according to the criteria in the table below. If there is a disagreement as to the priority of the requested Enhancements, these will be decided between NAVITAIRE Account Manager and Customer Account Liaison. If this cannot be resolved at this level, it will be escalated to the respective Executive Sponsors for determination.

Customer Urgency	Description
Very High (Emergency)
A requirement from a third party or other outside influence such as an airline buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact. Such requests are Urgent because a third party controls the requirement, it is non-discretionary to the customer, and the third party places an immediate time constraint on the customer.

Note:  Documentation from the governing entity, which clearly states the nature of the requirement, the time frame allowed for implementation, and the penalties for non- compliance may be required. Due to the nature of an Emergency request, we expect to receive no more than 2-3 such requests per year. Every attempt will be made to meet the established regulatory deadline communicated in these instances; however should the deadline be compromised NAVITAIRE will communicate specific issues that may make this deadline unattainable with an estimate of when it can be completed.

Examples:  Adding Security Watch – a government or industry requirement that would inflict severe financial penalties if not met and demanded a quick implementation. Adding the EURO as a form of currency – a specific governmental requirement that was dictated to the customers and demanded a quick implementation.

High
A requirement from a third party or outside influence such as an airline buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact, but DOES NOT have an immediate time constraint placed on the customer by the 3rd party.

Note:  Such requests are classified as High to prevent them from becoming Very High/Emergencies. A new business requirement that cannot be completed in a manual nature without severe negative impact. Such requests are not Emergencies because the request is discretionary to the customer.

Examples: Printing French Itineraries for domestic French flights – a governmental requirement that provided sufficient time to respond to the need. Changing to a new bank – a customer-driven requirement that is critical to customer daily operations.

Medium
Supports all required Hosted Services System operations; the request is required eventually but could wait until a later release if necessary. Would enhance the product, but the product is not unacceptable if absent. More of a want than a need, but would provide benefit to the customer.

Examples: Adding support for additional auxiliary services, such as car-hire or insurance. Adding support of seat assignment capability for Computerized Reservation System (CRS) bookings. Adding new check-in commands or short-cuts that would save time and effort for the agents. Adding new features or functions in the Irregular Operations (IROP) program to increase efficiency of passenger handling.

Low
A functional or quality enhancement that corrects an aesthetic problem or improves usability from the customer’s perspective. It does not greatly affect or alter core functionality.

Examples: Enabling a pop-up message of “Are you sure” for bags weighing > 100Kg. Adding the ability to alter the ‘flow’ of the Flight Speed booking process as a user configurable option. Adding support for additional languages for Flight Speed (localization). Adding more feeds (imports or exports) to 3rd party packages for data sharing. Making minor adjustments to screen layouts or design to increase readability. Adjusting reports to increase readability and decrease questions to support.

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9.4.4 System Errors. A System Error occurs when functionality that is included in the NAVITAIRE product user documentation is currently not working on Customer’s site in the manner that it is described in the documentation.

Note: The Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

System Errors detected during testing in the Customer’s test environment should also be logged through Remedy with a reference to the test database code. NAVITAIRE will respond to all Emergency IPRs for the test environment within five (5) business days.

9.4.5 Releases. NAVITAIRE software changes are bundled into work units called releases. The type and content of each release will vary according to criteria listed in the chart below.

Criteria	Releases
	Major	Minor	Emergency
Driven by	Strategy and product direction	Bug fixes to previous releases of software	Severity 1 bug fixes or emergency enhancements
Target content	Enhancement – 60% Bug Fix – 25% Emergency – 15%	Enhancement – 25% Bug Fix – 60% Emergency – 15%	Enhancement – 0% Bug Fix – 0% Emergency – 100%
Description	Changes in the architecture, to the database, or that affect many different products in the NAVITAIRE product suite	Bug fixes, new reports, new stand- alone programs or features. Data structure changes that do not impact the database or architecture	Critical changes to the software stemming from Severity 1 bug fixes or emergency enhancements
Approximate schedule	Bi-annual to annual	Quarterly to monthly	As needed or in the next available release
Implementation requirement	Overnight customer downtime	Implementation may require minimal customer downtime	Downtime as required by the software change
Notes	A Major Release requires post-release code Stabilization Period of three (3)months	Minor releases have a rolling schedule, which allows for consistency in planning, development and release

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9.4.6 Release Stabilization Period. Following a Major Release as defined in Section 9.4.5 of this Exhibit, Hosted Services System performance for all or some of the Minimum System Availability Targets are subject to exemption during periods of time identified as Stabilization Periods. A Stabilization Period is defined as follows:

• As used herein, the term “Stabilization Period” means the first sixty (60) days following a Major Release. During the Stabilization Period incidents related to the functionality added for a particular third-party service in the release that are directly related to that third party service are exempted from the Service Levels performance target. The Stabilization Period will not apply to Major Release ‘sub-releases’ or fixes.

During this time NAVITAIRE will work with Customer to periodically evaluate and refine the service level measures applicable to such third party service offerings.

9.5 Notification of Increased Usage. As previously stated in Section 4.4 of this Agreement, Customer agrees to use commercially reasonable efforts to provide NAVITAIRE with the designated advance notice of significant volume increases.

Due to the anticipated impact on performance of the Hosted Reservation Services, the first thirty (30) days following the increase in volume will be defined as a Stabilization Period. The purpose of this Stabilization Period is to allow the operation of the solution and the service level to stabilize from the influence of the increase in volume. During the Stabilization Period, NAVITAIRE will work with Customer to evaluate and refine the Service Levels targets. At the conclusion of the Stabilization Period, NAVITAIRE and Customer may mutually agree to revise Service Levels performance targets. The Service Levels performance targets set forth in this Exhibit shall remain in effect until the parties agree on revised Service Levels.

9.6 Service Levels Reporting

9.6.1 General. Regular, standardized Service Levels reporting provides a common denominator, which measures and evaluates service performance. This provides a basis on which conclusions can more easily be drawn as to the actual Service Levels achieved. NAVITAIRE will monitor and measure performance of specified Service Levels items and send a Monthly Performance Report to Customer for review and approval. The report will be structured for Customer’s internal use and metrics will be generated and distributed on a monthly basis.

9.6.2 Report Information

• Monthly Performance Report. The NAVITAIRE Account Manager will submit a Monthly Performance Report by the sixth business day of the subsequent month following the Reporting Period to the Customer Account Liaison. The report will contain the monthly indicator of Service Levels statistics and will be transmitted via email unless otherwise requested by the Customer. The report will also summarize all Interrupted Service Reports for the Reporting Period.

• Interrupted Service Report. The NAVITAIRE Account Manager will submit an Interrupted Service Report following an outage or Interrupted Service. This report will summarize circumstances, identified cause (if known) and will outline any identified corrective action. Each Interrupted Service Report will be given a tracking number for reference on the Monthly Performance Report.

9.6.3 Report Follow Up. If Customer has any questions or objections to the report, they will notify their NAVITAIRE Account Manager within ten (10) business

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days of receiving the report and NAVITAIRE shall respond within ten (10) business days of notification. If the parties cannot agree on the measurements reported, the matter will be escalated to the respective Executive Sponsors, and, if still unresolved, will be escalated as outlined in Section 18.5 of this Agreement (dispute resolution procedures).

9.7 Review and Correction

9.7.1 NAVITAIRE Account Manager Review. In addition to Response Center Support and Emergency services, the NAVITAIRE Account Manager will coordinate a teleconference with the Customer Account Liaison within twenty-four (24) hours of the Interrupted Service to discuss the details outlined in the Interrupted Service Report and to update the Customer on any identified cause or status. The NAVITAIRE Account Manager will close the Interrupted Service Report with the Customer Account Liaison upon final report of identified cause and any outline of corrective action.

9.7.2 Executive Review. Upon the request of the NAVITAIRE or Customer Account Liaison, an Executive Sponsor teleconference and a further escalation to the CEO or President level of each company may be made depending on the severity of the Interrupted Service.

9.8 Remedies and Corrective Action. The remedies and corrective action described below will be applied with respect to each Reporting Period, which commences after ninety (90) days following completion of Implementation Services. Conflict and Exhaustion of Provisions as stated at the beginning of this Exhibit will apply to this Section.

9.8.1 Corrective Action. The NAVITAIRE Account Manager shall monitor corrective action and report to the Executive Sponsors. In the event that Minimum System Availability Targets are not met during the Reporting Period, the NAVITAIRE Account Manager shall initiate corrective action during the subsequent Reporting Period. NAVITAIRE shall, at its own expense, use commercially reasonable efforts to correct the deficiency in order to meet future Minimum System Availability Targets.

9.8.2 Failure Notification and Remedies. Upon a third failure of NAVITAIRE to meet Minimum System Availability Targets during successive Reporting Periods, the issue shall be escalated to the CEO or President level of each company. Customer may notify NAVITAIRE, in writing, of the failure to meet Minimum System Availability Targets. Upon receipt of such notice, NAVITAIRE will begin reporting System Availability in weekly Reporting Periods and will communicate to Customer within [*] business days and in writing the status of improvement in performance.

In the event an Interrupted Service causes NAVITAIRE to fall below the Minimum System Availability Target as outlined in Section 9.2.1 of this Exhibit during a specified Reporting Period, the rebate provisions in Section 9.8.3 of this Exhibit shall apply.

If NAVITAIRE fails for [*] consecutive months or [*] months in any consecutive twelvemonth period to meet Minimum System Availability Targets, Customer may terminate this Agreement in accordance with Section 5.2.1 hereof. During such an event Customer may either: (a) reduce payment of monthly Service Fees in an amount proportionate (not to exceed [*] of total monthly Service Fees unless mutually agreed by the parties) to the extent by which the Service Levels have been impaired, until performance is resolved; or (b) require NAVITAIRE use its commercially reasonable efforts to work with Customer and its selected vendor to move the data to another reservation system vendor, charging the Customer time and materials.

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9.8.3 Rebate Provisions. In the event an Interrupted Service causes NAVITAIRE to fall below the Minimum System Availability Target as outlined in Section 9.2.1 of this Exhibit during a specified Reporting Period, the following provisions shall apply:

(a) Interrupted Service – Rebates per Incident. If, during any Reporting

Period, the Interrupted Service Minutes exceed the minutes allowed by the Minimum System Availability Target, excluding Planned Downtime Minutes, a rebate per minute will be applied to each minute exceeding the Minimum System Availability Target as follows: At the Customers discretion, on a case by case basis, the rebate per minute can be either:

• US [*] per minute which will be credited to the invoice associated with the Reporting Period, OR

• Credits to the value of US [*] which can be applied as a credit against any fees payable by Customer for developments specifically requested by Customer.

(b) Interrupted Service – Maximum Rebate per Incident Caps

Non Severe Interrupted Service of less than 60 minutes of unplanned downtime

The maximum rebate that may be assessed is either:

•  [*] of the billing for the Hosted Reservation Services in the associated Reporting Period if Customer has elected for rebates in the form of credits to the invoice, OR

•  [*] of the billing for the Hosted Reservation Services in the associated Reporting Period if Customer has elected for rebates in the form of development credits.

Severe Interrupted Service of more than 60 minutes of unplanned downtime

The maximum rebate that may be assessed is either:

• [*] rebate of the Hosted Reservation Services of the associated billing period if Customer has elected for penalties in the form of credits to the invoice, OR

• [*] of the billing for the Hosted Reservation Services in the associated Reporting Period if Customer has elected for rebates in the form of development credits.

(c) Posting of Credits to Invoices. Rebates will be computed by the 5th business day following the conclusion of the Reporting Period. Any rebates to be assessed will be either:

• credited to the invoice associated with the Reporting Period if Customer has elected for rebates in the form of credits to the invoice, OR

• added to the rolling total of development credits maintained by the NAVITAIRE Account Manager if Customer has elected for rebates in the form of development credits.

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(d) Use of Development Credits. The use of the development credits will require a [*] month project priority notification by Customer to ensure that the proper resources can be made available. A monthly audit of development credits utilized will be completed by the NAVITAIRE Account Manager. A monthly review of work completed, work in process, and future prioritization of work will be held with Customer and NAVITAIRE’s Account Manager. Customer must keep current with project prioritizations and ensure timely replies to NAVITAIRE staff regarding project issues. Delays in projects due to Customer will count against the development credits total. Should a project be delayed by fault of NAVITAIRE, the remaining development credits will be carried forward to the following month. Should additional resources be required, NAVITAIRE will provide such resources (based on availability) which will be billed at contractual rate. Customer must utilize development credits within [*] months of issue.

(e) Default Rebate Position. Customer will receive rebates in the form of invoice credit for all qualifying Interrupted Service(s) of [*] or more minutes of unplanned downtime, unless Customer advises its Account Manager within [*] of the Interrupted Service(s) that it prefers to receive development credit.

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EXHIBIT B

HOSTED REVENUE MANAGEMENT SERVICES – RMS

Conflict and Exhaustion of Provisions

In the event that there exists any conflict between any term, condition or provision contained within this exhibit and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this exhibit shall control. Further, the rights, obligations, and privileges of the parties shall be determined first by reference to this exhibit, as opposed to the Agreement. For purposes of clarification, the rights, obligations, and privileges contained within this exhibit shall control and govern any dispute between the parties until all such rights, obligations, and privileges have been exhausted in their entirety; and only after such time shall the rights, obligations, and privileges of the parties be determined by reference to the Agreement.

1 Definitions

As used in and for purposes of this exhibit, the following terms shall be defined as set forth in this exhibit. In the event that there exists any conflict between a definition set forth in this exhibit and in any definition contained within Section 1 of the Hosted Services Agreement (the “Agreement”), the definition set forth in this exhibit shall control.

1.1 Customer Revenue Management Contact has the meaning set forth in Exhibit D.

1.2 Direct Consultation has the meaning set forth in Section 5.5 hereof.

1.3 Executive Sponsors has the meanings set forth in Exhibits C and D.

1.4 Response Center means the NAVITAIRE facility that accepts phone and Internet based Customer support tool service requests related to Hosted Services.

1.5 RMS means the NAVITAIRE Revenue Management System (RMS).

1.6 Scope Analysis has the meaning set forth in Section 3.5 hereof.

1.7 System Error has the meaning set forth in Section 5.4.1 hereof.

1.8 Target Date has the meaning set forth in Section 3.9.1 hereof.

2 Scope of Services

NAVITAIRE will provide certain services and support functions during the term of this Agreement related to the Hosted Revenue Management Services and related applicable products. The Hosted Services System infrastructure capacity will be established and configured for Customer’s operations based on flight segmentvolume estimates provided by Customer. NAVITAIRE will provide:

X Hosted Revenue Management Services using RMS software, including: RMS Revenue Management User Application Demand Forecast, Optimization, and Overbooking Models Decision Support Tools

3 Implementation Services

3.1 Data Center Implementation Services. NAVITAIRE will configure, install, activate, and test the necessary data center hardware and software for providing the Hosted Revenue Management Services to the Customer. Unless otherwise specified, these services do not include communication circuits, wireless data services, or any remote communication devices, including routers or network hardware. Client personal computers, workstations, or other Customer devices connected to the Hosted Services System are the responsibility of the Customer and must meet the minimum specifications as required by NAVITAIRE.

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3.2 Virtual Private Network (VPN) Connectivity. For virtual private network (VPN) connectivity to Hosted Revenue Management Services, Customer shall be responsible for obtaining the applicable hardware in order to connect to the public Internet, including the VPN concentrator and applicable monthly usage fees to the NAVITAIRE preferred provider. NAVITAIRE shall be responsible for the applicable hardware in order to connect at the NAVITAIRE data center and for equipment/services up to the connection to the public Internet. Each party is responsible for providing its own access to the public Internet for connectivity via the VPN.

3.3 Network Configuration and Design Services. NAVITAIRE will supply recommended technical diagrams and will advise Customer on required network hardware requirements for client portion of application, as necessary. It is highly recommended that the Customer have internal or third party network expertise available for the installation and configuration of their required network.

3.4 System Integration Services. During the implementation of Hosted Revenue Management Services and before production use of such services, NAVITAIRE will assist in the assessment of the compatibility of third-party hardware and software with the Hosted Services System. The Customer shall be responsible for the cost of modifying or replacing any third-party systems including hardware and software. Future integration services may be included on a cost-estimate basis. As Customer uses NAVITAIRE Hosted Reservation Services, NAVITAIRE will integrate daily reservations activity extract files from NAVITAIRE Hosted Reservation Services into the Hosted Revenue Management Services as part of the services delivered.

3.5 Scope Analysis

3.5.1 NAVITAIRE will conduct a Scope Analysis to gather information on Customer’s desired use of the Hosted Revenue Management Services and outline functional capabilities of the Hosted Services System. During the Scope Analysis, NAVITAIRE will work with Customer to remotely conduct a business process review that will define the scope of the implementation project. The Scope Analysis deliverable will be a statement of work, which defines project scope, project plan, project schedule, including NAVITAIRE and Customer responsibilities, used to determine the Target Date.

3.5.2 The Hosted Revenue Management Services installation process will include:

• Set up of physical and database environments

• Data import services as outlined in Section 3.10 in this Exhibit

• Initialization of the RMS software

• Import/load of reference and historical data

• Technical and functional testing

• Training

• Conversion plan

During the Scope Analysis phase, these will be incorporated into an implementation work plan with input from Customer.

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3.6 Customer Site Installation Services. NAVITAIRE will assist Customer with the testing of the required telecommunications connection between the NAVITAIRE data center and the designated Customer facility. Customer shall be responsible for the cost of troubleshooting or connecting the Customer’s internal network. Additional technical support for on-site assistance after the initial conversion for production use of the Hosted Revenue Management Services shall be quoted on a project basis at the request of the Customer using the rates as outlined in Section 9.3 of this Exhibit B.

3.7 Initial Training Services. NAVITAIRE will supply the following training for the Hosted Revenue Management Services: 3.7.1 Up to a maximum of five (5) days and up to eight (8) Customer employees for web-based training or training at NAVITAIRE’s Minneapolis office. Training phases will include reporting and data flow and , forecast/optimization. All training will be conducted in English. NAVITAIRE can arrange for translation services through a separate agreement, at an additional fee to Customer, if requested. Topics will include revenue management concepts and the use of RMS user and administrative features and functions. Customer must complete basic computer familiarization and Windows training for all trainees before the initial training. If Customer is using the NAVITAIRE Hosted Reservation Services, trainees must also have completed a basic course on the features and functions of the Hosted Reservation Services.

3.7.2 Customer will be provided an electronic copy of the user reference manuals in Adobe Acrobat (PDF) format for download via the NAVITAIRE web site or via CD. Technical specification and technical reference manuals are for internal NAVITAIRE use only, unless otherwise specified in this Agreement or by other arrangement. All materials provided by NAVITAIRE are in the English language unless otherwise specified within this Agreement.

3.8 Project Reporting. During the course of Implementation Services, the NAVITAIRE Hosted Revenue Management Services Project Manager will coordinate status reporting with the NAVITAIRE Account Manager. The NAVITAIRE Hosted Revenue Management Services Project Manager will provide Customer with status on the remaining Implementation Services for Hosted Revenue Management Services as follows: (a) Weekly Project Plan Update and Status Report; (b) Weekly Updated Issues/Resolution List; and (c) Executive Summary.

(a) Weekly Project Plan Update and Status Report. Weekly status reports will be transmitted to Customer each Monday during the provision of Implementation Services. This report will include updated status on the implementation process and an updated project plan. A list of the following week’s tasks and goals will be included in the report.

(b) Weekly Updated Issues/Resolution List. Weekly updated issues/resolution lists will be forwarded to Customer on the same schedule as the Weekly Project Plan Update and Status Report. The Issues/Resolution List will include specific additional items discovered in the project analysis, or critical issues that deserve heightened priority apart from the project plan. The Issues/Resolution List will include the task, party responsible, date, open/close status, priority, and date of closed task. Every issue will be given a priority relative to a mutually agreed priority with Customer. Priorities will be ranked 1-5, 1 being most critical. Below is a description of each priority:

• Priority 1 – Urgent. All issues included in this priority are deemed critical and will be given priority attention. These issues may affect a milestone or dependency related to the Target Date completion of conversion services. Issues in this category are critical to resolve prior to other project dependencies and milestones being completed.

• Priority 2 – High. Issues included in this priority may affect the Target Date and require resolution prior to the completion of conversion services.

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• Priority 3 – Medium. Issues included in this priority are not required prior to completion of conversion services, but must be finished prior to the end of Implementation Services.

• Priority 4 – Low. These items are not critical to either the completion of conversion services or Implementation Services but require monitoring for subsequent follow up or entry into NAVITAIRE’s Internet based customer support tool.

• Priority 5 – Excluded. These items are deemed excluded and are either unnecessary or may be addressed in a business process change or work-around.

(c) Executive Summary. An Executive Summary will be provided to both the NAVITAIRE and Customer Executive Sponsors upon reaching critical milestones. These milestones will be established mutually with the Customer as the final project plan has been established.

3.9 Implementation Services Time Frame

3.9.1 Depending on requirements for historical booking and inventory history conversion, the project timeline and Target Date for Implementation Services of Hosted Revenue Management Services will be determined after the initial Scope Analysis initiative. The Target Date for completion of Implementation Services is no later than the latter of February 1, 2004 and forty-five (45) days after receipt of Customer’s current RMS database. NAVITAIRE and Customer will detail dependencies of the project plan, in order to confirm the Target Date achievability.

3.9.2 NAVITAIRE recommends at least eight (8) weeks of flown historical data prior to activation and initialization of the Hosted Revenue Management Services. Depending on the quality and amount of applicable historical data, it may also be necessary to gather additional booking activity for a period of eight (8) weeks or more of NAVITAIRE Hosted Reservation Services reservation data to provide the base for the Hosted Revenue Management Services forecast model.

3.9.3 Typical timelines for implementation average four (4) months for full project implementation. The Hosted Revenue Management Services implementation process will be conducted in parallel with the NAVITAIRE Hosted Reservation Services implementation (if applicable), however, the Hosted Reservation Services conversion to production will normally precede the conversion of the Hosted Revenue Management Services implementation.

3.9.4 The NAVITAIRE Hosted Revenue Management Services implementation team will have an assigned project lead and central contact point that will interface with the Customer Revenue Management Contact during the Implementation Services period.

3.9.5 If Customer is implementing Hosted Reservation Services concurrently with the Hosted Revenue Management Services implementation, the NAVITAIRE revenue management project lead will communicate and coordinate with the primary Hosted Reservation Services project manager during the Hosted Reservation Services implementation effort. After Hosted Reservation Services conversion, the NAVITAIRE revenue management project lead will communicate status with the Customer Project Manager.

3.9.6 Upon completion of the Implementation Services as described in Section 3 of this Exhibit, NAVITAIRE will provide written notification to Customer.

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3.10 Data Conversion and Import Services

3.10.1 Conversion Services. If Customer has been using NAVITAIRE’s Hosted Services System or a self-hosted version of NAVITAIRE’s Revenue Management System, NAVITAIRE will load up to thirteen (13) months of Customer’s NAVITAIRE Revenue Management System (RMS) historical data into the required Hosted Revenue Management Services format for initial conversion. If Customer has been using a third party revenue management system, i.e., not a NAVITAIRE Hosted Services System, Customer will be responsible for converting historical revenue management data files into the required Hosted Revenue Management Services format, if desired to be included in the forecast model history. Hosted Revenue Management Services file format requirements and specifications are available to Customer upon request.

3.10.2 Data Conversion Assistance. If Customer desires assistance with data conversion services from a third party revenue management system, NAVITAIRE will review this request, and if accommodated, such assistance will be provided on a time and materials fee basis.

3.10.3 Data Import Services. NAVITAIRE will import and test Customer’s historical data that has been converted to the specified Hosted Revenue Management Services data format as part of the data conversion and import services. NAVITAIRE will also import/load and validate Customer’s required reference data (e.g., airports, etc.). Customer is required to collect and transfer all Hosted Services System seed data, including information such as airport codes, overbooking costs, market groups, etc., required to initially configure the Hosted Services System.

4 Data Circuits

4.1 Primary and Backup Data Circuits. Customer shall be responsible for all telecommunication dedicated, dial-up, or wireless circuits used by Customer in connection with the transmission of data between the Hosted Services System and the Customer’s site(s). Customer shall provide, install, and operate compatible hardware and communications equipment, which meets NAVITAIRE required specifications as necessary for connecting to the Hosted Services System. Customer is required to have Internet access and Internet electronic mail capability in order to communicate with NAVITAIRE support. Customer agrees to order all required circuits it is responsible for within five (5) days of execution of this Agreement or a minimum of ninety (90) calendar days in advance of the projected installation date, whichever is later. The data circuits must be of capacity sufficient to accommodate all Hosted Services and meet any defined Service Levels.

4.2 Facility Locations. The facility locations provided for in this Agreement are as follows:

The NAVITAIRE Hosted Revenue Management data center will be located in Minneapolis, Minnesota, USA.

The Customer’s primary facility will be located in Sao Paulo, Brazil.

4.3 Transitory Link. Considering that NAVITAIRE will be moving the Hosted Reservation Services datacenter from Salt Lake City to Minneapolis during the Term of this Agreement, Customer will be responsible for providing the telecommunications facilities between Sao Paulo, Brazil, and Salt Lake City, USA, and NAVITAIRE will be responsible for linking Salt Lake City with Minneapolis until the Hosted Reservation Services datacenter had been moved.

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5 Included Support

5.1 Response Center Support. NAVITAIRE will include English-speaking Response Center Support via e-mail, Customer Internet support tool, or telephone. This allotment of hours is for the specified period only and may not be carried forward. Allotted monthly hours of Response Center Support are not deducted for Emergencies, error reporting and use of the online support system. All other related hours are deducted in fifteen (15) minute minimum increments per occurrence. This support is subject to the following levels:

5.1.1 Initial Support. Included in the first thirty (30) days following the implementation of Hosted Revenue Management Services, Customer is allotted, at no additional charge, a maximum number of included Response Center Support hours as described in Exhibit B, Section 9.3.

5.1.2 Basic Support. After the expiration of initial support, Customer is allotted, at no additional charge, a maximum number of included Response Center Support hours as described in Exhibit B, Section 9.3.

5.2 Hours

5.2.1 Emergency support is available via the NAVITAIRE Response Center, as described in Section 5.4.1 of this Exhibit.

5.2.2 NAVITAIRE Response Center Support for Hosted Revenue Management Services is available Monday – Friday, 7am – 7pm CDT/CST, excluding NAVITAIRE holidays (Christmas Eve, Christmas Day and New Year’s Day).

5.3 Support Rate. Charges for additional support hours exceeding the applicable initial or basic support for the Response Center will be invoiced at the rate specified in Section 9.3 of this Exhibit.

5.4 Available Assistance. The NAVITAIRE Response Center may be contacted for assistance. All services are in English, unless otherwise specified in this Agreement.This Section 5.4 outlines procedures for reporting Emergencies, errors, and requests.

5.4.1 Emergency. An Emergency is defined as the Hosted Revenue Management Services are not functioning for the Customer due to an Interrupted Service. A Hosted Revenue Management Services Interrupted Service is defined as an outage preventing morning recommendation file(s) delivery to the Revenue Management department, or scheduled uploads of analyst revenue management adjustments to the Hosted Reservation Services (or third party reservations system), as a result of:

• NAVITAIRE controlled primary circuit network line being down.

• NAVITAIRE controlled server or router being down, or

• System Error. A System Error occurs when functionality that is included in the NAVITAIRE product user documentation is currently not working on a Customer’s site in the manner that it is described in the documentation.

Note: The Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

Interrupted Service due to Customer misuse of the Hosted Services System will incur Support Fees at the rate specified in this Exhibit, Section 9.3.

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The NAVITAIRE Response Center may be reached, without charge, in the event of an Emergency twenty-four (24) hours per day, seven (7) days per week via the contact numbers listed in Exhibit C, Section 1.

The Customer will be requested to call the Response Center and report the Emergency, in English, to the representative, or if all representatives are busy with other calls, a message may be left in English on the voicemail response system, which will page an appropriate contact. A representative of NAVITAIRE will return the Customer’s call within fifteen (15) minutes with an acknowledgement and initial response to the Customer.

Provided the Emergency is due to an outage of the Hosted Revenue Management Services, NAVITAIRE will advise Customer regarding the status of the error or problem and the anticipated period to resolution. During normal business hours, both the NAVITAIRE Account Manager and Customer Account Liaison will be notified and briefed on the situation.

Customer is required to provide NAVITAIRE with an after-hours emergency contact number in Exhibit D (Customer Emergency Contact), which will be answered by the Customer when called by the NAVITAIRE support representative.

5.4.2 Error Reporting. Customer may report an identified Hosted Revenue Management Services error at no additional cost through the Response Center or the Internet based customer support facility.

5.4.3 Request Reporting. Customer may utilize the NAVITAIRE Internet support tool to contact the NAVITAIRE Response Center electronically for the following service requests:

• Custom Enhancement Requests

• New product concepts or requests

• Additional training requests

• Consulting services These services are subject to the fees as described in Section 9.3 of this Exhibit and are accepted at the discretion of NAVITAIRE. If the request is accepted by NAVITAIRE, a price quote and time schedule will be generated.

The Customer will then decide whether to authorize the work to be performed by NAVITAIRE.

5.5 Direct Consultation. Direct Consultation is defined as Customer-initiated contact directly to NAVITAIRE revenue management research & development personnel, thereby bypassing the NAVITAIRE Response Center. Direct Consultation will be invoiced at the applicable rate described in this Exhibit.

6 Scheduled Maintenance

The Hosted Services System will be unavailable to users for normal application operations for limited scheduled downtime periods as mutually agreed by NAVITAIRE and Customer. Scheduled downtime will be used for software installation, database backup, database maintenance, operating system patches, third party software upgrades, hardware maintenance, and hardware upgrades. NAVITAIRE will make a concerted effort to minimize impacts of scheduled downtime during Customer’s normal business hours.

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7 Hosted Revenue Management Services Functionality

The table below outlines the included functionality available in NAVITAIRE’S Hosted Revenue Management Services. This list may be expanded in the future based upon new releases. Functionality will not be removed unless mutually agreed with Customer and NAVITAIRE or the implementation of reasonable substitute functionality.

Revenue Management System (RMS)

General Features

•	SQL Server database option supports 26 fare classes.
•	Support for up to three cabins per departure.
•	Direct access to information extracted from the Hosted Reservation Services system.
•	Ability to enable system use of any ODBC-capable database.
•	Extensive on-line user help system.

Demand Forecast Model

•	Uses historical and current booking patterns.
•	Supports four demand forecast models.
•	Influenced by seasonal booking patterns.
•	Influenced by special events and holidays as specified by the user.
•	Creates forecasts based on remaining demand, no-shows, and go-shows by class.

Optimization Model

Optimizes inventory by leg or O&D. (O&D optimization will be limited to a defined network based upon a threshold of traffic. Initially the threshold will be set to [*], meaning the O&Ds which historically carry [*] of Customer’s total passengers will be optimized based on O&D controls. Traffic on flight paths with insignificant volume will be broken down to the corresponding legs. The threshold will be reviewed by NAVITAIRE and Customer once per year.)

•	Influenced by up-sell potential.
•	Limited by user-specified minimums, maximums, and protection levels.
•	Determines the optimal authorization structure that maximizes revenue.
•	Calculates the revenue improvement from recommended authorizations.
•	Loads recommended authorizations automatically or waits for user approval.
•	Orders recommended authorizations by highest revenue opportunity.
•	“What-if” tool allows analysts to apply their own market knowledge.

Overbooking Model

•	Controlled by user-specified cost of voluntary and involuntary denied boarding.
•	Determines overbooking level that minimizes empty seat and denied boarding costs.
•	Loads recommended overbooking levels automatically or waits for user approval.

Decision Support Tools

•	Forecast Analysis Tool displays current forecast information for a particular leg or O&D or entire system.
•	Flight Analysis Query compares bookings and revenue for individual flights on the same day.
•	Market Analysis Query compares bookings and revenue for individual markets.
•	System Analysis Query provides information on bookings and revenue for the entire system as well as for top performing markets and flights within the system.
•	Preformatted Management Reports provide a variety of “snapshots” of certain information currently in the system.
•	Advanced Query Wizard allows you to design graphs that help explain the airline’s performance.
•	Advanced Report Wizard allows you to design and/or generate custom reports providing almost any type of booking and/or revenue information you want.

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•	Seasonal Patterns Tool allows you to display a graph showing the seasonal market associated with a particular market.
•	Report Scheduler automatically prints, faxes or e-mails reports and graphs nightly or per a user- defined schedule.
•	Graphical agent communicates advice, warnings, and status messages verbally to user.

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8 Customer Requirements

8.1 Software Use and Upgrades. Customer is required to maintain the latest version of supported NAVITAIRE and related third party software as directed by the NAVITAIRE  Response Center. Upon receipt of upgraded software, new versions or other software, or notification of third-party software updates, Customer must update their software versions within thirty (30) days as long as no Emergency System Error (as defined is Section 10.3.2 of this Exhibit) is reported either by NAVITAIRE or the Customer. Customer may also delay upgrade for a relevant Emergency System Error reported by any other Navitaire client. Failure to complete the advised upgrades may result in the suspension of Included Support as described in Section 5 and Section 9.4 of this Exhibit.

8.1.1 Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

8.2 Equipment Specifications. The equipment specifications below outline the required, supported hardware and software necessary for the proper function and efficient operation of the Hosted Revenue Management Services and applicable products. Unless otherwise specified in this Section, the equipment and software listed below are the responsibility of the Customer. All specifications are subject to change. Customer will be provided a minimum of thirty (30) days notice of incremental hardware upgrade requirements.

Revenue Management System (RMS)

Workstation:
•	Windows XP, Windows 2000
•	Microsoft Office
•	1.2 gHz Intel Pentium 4 Processor with MMX (or higher)
•	256 MB RAM (or higher); AGP and PCI bus; 100-133 MHz FSB
•	19” Monitor minimum
•	At least 1- 10 GB IDE Hard Disk (Ultra66 or Wide SCSI/Ultra SCSI-2 recommended)
•	Minimum 32 MB 3D AGP Video Graphics Card
•	100 MB Network Card (with 100 MB network, end to end)
•	Internet Access for PC Anywhere support
•	48X CD-ROM Drive (optional)
•	30-Minute capable UPS (Uninterrupted Power Supply)
•	WinZip Decompression Software (version 8.0)
•	Symantec pcAnywhere32 accessible via the Internet (version 10.0 or higher)
•	Access to Open Skies Flight Speed application

Network Hardware, Software, and Data Circuits

•
Data Circuits: Customer must already have or must install the necessary equipment and circuits to support their primary revenue management site and any remote locations. NAVITAIRE requires a LAN/WAN network supporting TCP/IP protocols.

•	Routers, DSU/CSUs, and Modems: Customer should contact NAVITAIRE for recent information regarding supported routers and other network communication equipment.

•	IP Addressing: NAVITAIRE requires that all hosted Customers use Internet Registered IP

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addresses on all client workstations or devices that require connectivity to the Hosted Revenue Management Services. Alternatively, NAVITAIRE requires a NAT (Network Address Translation) router to be installed behind the NAVITAIRE gateway router. The NAT must then have the Internet Registered IP address.

•
Customer Provided Data Circuits: NAVITAIRE requires a review of the proposed primary or backup data circuit(s) prior to a third party agreement and installation. Where possible, NAVITAIRE will use reasonable effort to provide all necessary specifications and extend management of the data circuit as permitted by the Customer and the third party supplying the data circuit(s). If VPN connectivity is desired, VPN services will be handled by Blue Ridge Virtual Private Networks; any other VPN providers require NAVITAIRE approval.

8.2.1 Data Circuits. Customer must arrange and pay for necessary circuits for Hosted Revenue Management Services file transmissions. NAVITAIRE may act as the Customer’s agent to order and facilitate installation of these circuits upon written request by the Customer.

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9 Fee Schedule

All fees in this Section are specified in US Dollars (USD).

9.1 Service Fees

9.1.1 Monthly Recurring Service Fees – Revenue Management Services/Products

Monthly O/D Passengers Tier	Hosted Revenue Management Services – RMS*
Per O/D Passenger
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

* Hosted Services pricing is based on a Revenue Passenger Boarded segments to O/D Passengers segments ratio of [*]. If this ratio is exceeded, the pricing will be adjusted as outlined in Section 9.1.1.1 below.

9.1.1.1 Annual O/D Passenger Commitments. Customer agrees to guarantee the level of O/D Passengers to equal the table in this Section for the purposes of calculating the recurring Service Fees, effective upon the Effective Date of this Agreement:

Table of Annual Minimums, prorated by month as applicable

Year	Guaranteed Annual Minimum O/D Passengers	*Guaranteed Monthly Minimum O/D Passengers	* Minimum monthly fees
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

*The monthly minimums are [*] of  [*] of the annual minimum to allow for seasonality.

If at the end of each year on the Effective Date, Customer has not boarded the Guaranteed Annual Minimum O/D Passengers as listed above during that year, then Customer will immediately pay to NAVITAIRE the difference between all O/Ds Passengers and the Guaranteed Annual Minimum O/D Passengers at a rate of $ [*] per O/D Passenger.

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The pricing outlined in this Section 9.1 is based upon a ratio of Revenue Passenger Boarded segments to O/D Passengers segments)) of [*] or less. If the actual ratio of Revenue Passenger Boarded segments to O/D Passengers segments exceeds the [*] ratio, NAVITAIRE reserves the right to apply the above pricing on a Revenue Passenger Boarded basis. For the sake of clarity, this ratio will be calculated using the Revenue Passenger Boarded segments as the numerator and O/D Passengers as the denominator to create the ratio.

The calculation of the ratio above will be measured each month, prior to issuing the monthly invoice for Service Fees based upon actual Customer transactions by using the InfoPack report A0017ROS Enplanements/ Deplanements report (or its successor). The report will be run twice to create the ratio by selecting a different report criteria option, first selecting ‘Connections’ to generate the Revenue Passengers Boarded count, and again without selecting ‘Connections’ to generate the O/D Passengers count. If the result of the calculation of Revenue Passengers Boarded divided by O/D Passengers exceeds the [*] ratio, Navitaire will notify Customer of:

• the actual ratio of Revenue Passengers Boarded to O/D Passengers for that month, and

• the calculation of the transaction-based Service Fees has been based upon Revenue Passengers Boarded counts for Customer;

This information will appear at the top of the monthly invoice in a sentence in bold font at the top of the monthly invoice.

9.1.1.2 During the first [*] months of the service following the Effective Date, NAVITAIRE will waive the payment of the amount equivalent to the first segment tier of the Hosted RMS [*] per months). This amount will be shown as a credit on the invoice of the respective months.

9.2 Implementation Fees

Product/Service Description	Implementation Fees* (Including Training)
Hosted Revenue Management Services	[*]
Decision Support Tools (Query and Reporting)	[*]
Configuration & Maintenance Utilities	[*]
Daily uploads to Hosted Reservation Services	[*]

* Implementation Fees exclude travel expenses and any new development.

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9.3 Support Fees

Included Support is listed in this Exhibit B, Section 5.

Response Center Support	Fees
Initial Support: During the initial support period, as defined in Section 5.1.1 of this Exhibit, Response Center Support for Hosted Revenue Management Services is included in the initial support for Hosted Reservation Services as outlined in Exhibit A, Section 8.3.	[*]
Basic Support: After the initial support period, Response Center Support for Hosted Revenue Management Services is included in the basic support for Hosted Reservation Services as outlined in Exhibit A, Section 8.3.	[*]
Additional Normal Hourly Support or Additional Training Requests: User support more than initial or basic support hours or as otherwise described in this Agreement.	[*]
Engineer Direct Support: Expert support for Revenue Management and Customer third-party systems or interfaces as scheduled through the NAVITAIRE Response Center.	[*]
Direct Consultation Support: Customer initiated contact directly to NAVITAIRE research & development personnel and other direct consultation, thereby bypassing the NAVITAIRE Response Center.	[*]

Fees for support services including additional training, data research, non-standard extract requests, etc. will incur the hourly fees for Additional Normal Hourly Support or Additional Training Requests listed in the chart above. Any issue that is determined to be a System Error will not be accountable for charging.

9.4 Other Fees

Other Fees Fees	Fees
Custom Programming	[*]
Dedicated Account Management	[*]
Business Process and Consulting Services	[*]

9.5 Payment of Security Deposit and Implementation Fees. [*]

9.6 Fee Commencement after Implementation. The following four (4) scenarios will determine the commencement schedule for the remaining Implementation Fees and monthly recurrent Service Fees as outlined in this Exhibit:

9.6.1 Completion of Implementation Services On-Time for Target Date. Upon availability of the Hosted Revenue Management Services for use by Customer, effective on the Target Date as detailed in this Exhibit B, Section 3.9.1, all remaining and applicable fees will commence as listed in Exhibit B, Section 9. These fees will commence regardless of actual use of Hosted Revenue Management Services or subsequent delay by Customer.

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9.6.2 Requested Delay by NAVITAIRE. In the event that NAVITAIRE requests a delay in order to complete remaining Implementation Services, the remaining applicable fees will commence only on the actual date of completion of Implementation Services. NAVITAIRE will provide written notice of the new planned Target Date and outline remaining Implementation Services.

9.6.3 Requested Delay by Customer. In the event the Customer requests a delay in the completion of Implementation Services past the Target Date, the recurring fees as outlined in Exhibit B, Section 9.1.1 will remain effective. Such requested delay may result in rescheduling portions or all of the remaining Implementation Services to the next available timeframe as evaluated by NAVITAIRE, unless mutually agreed in writing otherwise.

NAVITAIRE reserves the right to apply additional Implementation Fees as are necessary when rescheduling the Implementation Services due to Customer request. All fees as described in the Agreement and Exhibit B, Section 9.2 are to be applied based on the scheduled Target Date.

9.6.4 Mutual Agreement for Delay. In the event that both NAVITAIRE and the Customer agree to delay in order to complete the required Implementation Services, the recurring fees as outlined in Exhibit B, Section 9.1.1 will commence on the newly agreed schedule for completion of Implementation Services.

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10 Service Levels and Service Level Targets

This Service Levels section in Exhibit B will reference the following definitions:

• Reporting Period. The reporting period will be a calendar quarter. The Account Manager and support team will measure monthly calculations for each to account review session.

• Executive Review Meeting. A formal meeting attended by Customer, NAVITAIRE and any related third party required, in response to non-compliance to the specified System Availability Target.

• Excused and Planned Downtime Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period during which Hosted Revenue Management Services are unavailable due to: (A) an outage on Customer’s network (B) an event of Force Majeure or (C) a planned, scheduled and approved event including system maintenance during which a particular service, upgrade or system routine requires planned interrupted service such as those described in Exhibit B, Section 8.1.

• Reporting Period Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period minus the total number of Excused and Planned Downtime Minutes during such Reporting Period.

• Interrupted Service Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period, during which Hosted Revenue Management Services are unavailable, excluding Excused and Planned Downtime Minutes. This time is tracked by the minute, rounded up to the nearest minute per incident.

• Minimum System Availability Target has the meaning as defined in Section 10.2.1 of Exhibit B.

For Hosted Revenue Management Services, NAVITAIRE and Customer agree on the Service Levels provided in this Exhibit B

10.1 Service Level Scope. The Service Levels contained in this Section represent the target service performance for the provision of the Hosted Revenue Management Services.Metrics, measurement, and reporting will create performance assessment measures that apply to operations services in the following three service categories:

System availability targets.

Metrics, measurement, and reporting.

Remedies and corrective action.

10.2 Service Level Targets

Minimum System Availability. NAVITAIRE will seek to provide Customer with an overall Minimum System Availability Targets of:

10.2.1 System Availability – Service Levels

Service level measurements will commence within 30 days after Hosted Revenue Management System implementation.

NAVITAIRE Deliverables	Commitment
1. Delivery of Forecast, Business Statistics, and Recommendations	[*]

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2. Availability of the User Interface	[*]

(a) Interrupted Service will be defined as a complete system availability outage, including:

• NAVITAIRE controlled primary circuit network line being down.

• NAVITAIRE controlled server or router being down.

• System Error.

Interrupted Service minutes will be measured and used to determine the percentage of monthly Hosted Revenue Management Services System availability.

(b) Network Responsibilities. A network services diagram will be drafted as part of the Implementation Services project that illustrates the hardware components, network components, and the software that resides on those components that are owned from a service level perspective by NAVITAIRE and those items that are owned by the Customer. This diagram will reflect the services to be provided by NAVITAIRE as mutually agreed by the parties and as included in this Hosted Services Agreement. The network diagram will be used by the support organizations of both parties and updated as necessary during the term of this Agreement.

(c) Planned Downtime. Planned Downtime will be used to provide hardware and software maintenance services. Planned Downtime is scheduled as outlined in Section 6 of this Exhibit B.

10.2.2 Incident Problem Request (IPR) Service Response. NAVITAIRE will commit to the Emergency response targets below for each IPR logged System Error.

Emergency IPR Response
Customer Communication	Emergency
Acknowledgement and Initial Response	15 minutes
Update	Every 30 minutes

10.3 System Errors and Emergencies

10.3.1 System Error Reporting. Customer may report an identified Hosted Revenue Management Services System Error at no additional cost using the Remedy IPR schema. A System Error is defined in Section 10.4.4 of this Exhibit B.

10.3.2 System Error Classification. When Customer reports an IPR for a System Error, it will be assigned a priority based on the severity of the issue. These priorities will be assigned using the following table:

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Impact Analysis	Business Functionality
	No loss of business function	Partial loss of business function. Work-around exists.	Partial loss of business function. No work-around exists.	Complete loss of business function. Work-around exists.	Complete loss of business function. No work-around exists.
Immediate impact is significant. Affects many and/or critical users.	NA	Emergency	Emergency	Emergency	Emergency
Immediate impact is moderate. Affects few and/or non- critical users.	Low	Medium	High	High	Emergency
Immediate impact is marginal. Affects few or no users.	Low	Medium	High	Medium	High

An example of an “Emergency” System Error might include:

• Hosted Revenue Management Services are totally unavailable due to NAVITAIRE controlled communication line.

• Customer did not receive daily recommendations file. An example of a “High” System Error might include:

• Decision support tools not displaying data accurately An example of a “Medium” System Error might include:

• Slow system response for specific tasks.

10.3.3 Emergency Response Procedure. In the event of a Customer Emergency, the NAVITAIRE Response Center may be contacted for assistance, according to the procedures outlined in Section 5.4 of this Exhibit.

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10.3.4 NAVITAIRE Support Communication Targets. For High, Medium, and Low IPRs, NAVITAIRE will set the response times as response target times, and these will be measured during the initial months of the Hosted Revenue Management Services.

Business Functionality
Customer Communication	High	Medium	Low
Acknowledgement and Initial Response	[*]	[*]	[*]
Updates	End of each business day	Every 48 hours	Every 5 business days

10.3.5 NAVITAIRE shall address Customer’s reported System Errors in a professional and workmanlike manner in accordance with this Agreement and as outlined in the most current customer support procedures document.

10.4 System Changes

10.4.1 Change Control. All events that impact application software, custom software, systems software, or hardware could be covered by Change Control. The Change Control process effectively plans and facilitates changes to the Hosted Services System, including ownership for mitigating problems that may occur with a change to minimize any associated downtime. This function is responsible for coordinating and controlling all change administration activities (i.e., document, impact, authorize, schedule, implementation control), and determining if and when a change will be implemented in the enterprise environment.

10.4.2 Enhancements. An “Enhancement” is a request for a new report or application or an improvement to an existing application related to usability, performance, additional functionality, or flexibility. Enhancements will be logged in the Response Center Support tool. Such requests can be in response to:

(a) Mandates controlled by external third parties including governments, governing industry bodies such as International Air Transport Association [IATA], Société Internationale de Télécommunications Aéronautiques [SITA], or airport authorities.

(b) Customer requests that are initiated through a direct request, user conference, or through Customer’s NAVITAIRE Account Manager. Examples include:

• Competitive advantage

• Improved passenger services

• Specific client requirements

• Improved business management

(c) Internal requests that are initiated through the sales cycle, Technology, Development, or NAVITAIRE line of business. Examples include:

• Cost reduction initiatives

• Product obsolescence

• Corporate business plan objective

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10.4.3 Urgency Classifications for Enhancements. Enhancements will be assigned a priority according to the criteria in the table below. If there is a disagreement as to the priority of the requested Enhancements, these will be decided between NAVITAIRE Account Manager and Customer Account Liaison. If this cannot be resolved at this level, it will be escalated to the respective Executive Sponsors for determination.

Customer Urgency	Description
Very High (Emergency)
A requirement from a third party or other outside influence such as an airline buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact. Such requests are Urgent because a third party controls the requirement, it is non-discretionary to the customer, and the third party places an immediate time constraint on the customer.

Note: Documentation from the governing entity, which clearly states the nature of the requirement, the time frame allowed for implementation, and the penalties for non- compliance may be required. Due to the nature of an Emergency request, we expect to receive no more than 2-3 such requests per year. Every attempt will be made to meet the established regulatory deadline communicated in these instances; however should the deadline be compromised NAVITAIRE will communicate specific issues that may make this deadline unattainable with an estimate of when it can be completed.

High
A requirement from a third party or outside influence such as an airline buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact, but DOES NOT have an immediate time constraint placed on the customer by the 3rd party.

Note:  Such requests are classified as High to prevent them from becoming Very High/Emergencies. A new business requirement that cannot be completed in a manual nature without severe negative impact. Such requests are not Emergencies because the request is discretionary to the customer.

Medium
Supports all required Hosted Services System operations; the request is required eventually but could wait until a later release if necessary. Would enhance the product, but the product is not unacceptable if absent. More of a want than a need, but would provide benefit to the customer.

Low
A functional or quality enhancement that corrects an aesthetic problem or improves usability from the customer’s perspective. It does not greatly affect or alter core functionality.

Examples: Adding more feeds (imports or exports) to 3rd party packages for data sharing. Making minor adjustments to screen layouts or design to increase readability. Adjusting reports to increase readability and decrease questions to support.

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10.4.4 System Errors. A System Error occurs when functionality that is included in the NAVITAIRE product user documentation is currently not working on Customer’s site in the manner that it is described in the documentation.

Note: The Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

System Errors detected during testing in the Customer’s test environment should also be logged through Remedy with a reference to the test database code. NAVITAIRE will respond to all Emergency IPRs for the test environment within five (5) business days.

10.4.5 Releases. NAVITAIRE software changes are bundled into work units called releases. The type and content of each release will vary according to criteria listed in the chart below.

Criteria	Releases
	Major	Minor	Emergency
Driven by	Strategy and product direction	Bug fixes to previous releases of software	Severity 1 bug fixes or emergency enhancements
Target content	Enhancement – 60% Bug Fix – 25% Emergency – 15%	Enhancement – 25% Bug Fix – 60% Emergency – 15%	Enhancement – 0% Bug Fix – 0% Emergency – 100%
Description	Changes in the architecture, to the database, or that affect many different products in the NAVITAIRE product suite	Bug fixes, new reports, new stand- alone programs or features. Data structure changes that do not impact the database or architecture	Critical changes to the software stemming from Severity 1 bug fixes or emergency enhancements
Approximate schedule	Bi-annual to annual	Quarterly to monthly	As needed or in the next available release
Implementation requirement	Overnight customer downtime	Implementation may require minimal customer downtime	Downtime as required by the software change
Notes	A Major Release requires post-release code Stabilization Period of sixty (60)days	Minor releases have a rolling schedule, which allows for consistency in planning, development and release

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10.4.6 Release Stabilization Period. Following a Major Release as defined in Section 10.4.5 of this Exhibit, Hosted Services System performance for all or some of the Minimum System Availability Targets are subject to exemption during periods of time identified as Stabilization Periods. A Stabilization Period is defined as follows:

• As used herein, the term “Stabilization Period” means the first sixty (60) days following a Major Release. During the Stabilization Period incidents related to the functionality added for a particular third-party service in the release that are directly related to that third party service are exempted from the Service Levels performance target. The Stabilization Period will not apply to Major Release ‘sub-releases’ or fixes.

During this time NAVITAIRE will work with Customer to periodically evaluate and refine the service level measures applicable to such third party service offerings.

10.5 Notification of Increased Usage. As previously stated in Section 4.3 of this Agreement, Customer agrees to use commercially reasonable efforts to provide NAVITAIRE with the designated advance notice of significant volume increases.

Due to the anticipated impact on performance of the Hosted Revenue Management Services, the first thirty (30) days following the increase in volume will be defined as a Stabilization Period. The purpose of this Stabilization Period is to allow the operation of the solution and the service level to stabilize from the influence of the increase in volume. During the Stabilization Period, NAVITAIRE will work with Customer to evaluate and refine the Service Levels targets. At the conclusion of the Stabilization Period, NAVITAIRE and Customer may mutually agree to revise Service Levels performance targets. The Service Levels performance targets set forth in this Exhibit shall remain in effect until the parties agree on revised Service Levels.

10.6 Service Levels Reporting

10.6.1 General. Regular, standardized Service Levels reporting provides a common denominator, which measures and evaluates service performance. This provides a basis on which conclusions can more easily be drawn as to the actual Service Levels achieved. NAVITAIRE will monitor and measure performance of specified Service Levels items and send a Monthly Performance Report to Customer for review and approval. The report will be structured for Customer’s internal use and metrics will be generated and distributed on a monthly basis.

10.6.2 Report Information

• Monthly Performance Report. The NAVITAIRE Account Manager will submit a Monthly Performance Report by the sixth business day of the subsequent month following the Reporting Period to the Customer Account Liaison. The report will contain the monthly indicator of Service Levels statistics and will be transmitted via email unless otherwise requested by the Customer. The report will also summarize all Interrupted Service Reports for the Reporting Period.

• Interrupted Service Report. The NAVITAIRE Account Manager will submit an Interrupted Service Report following an outage or Interrupted Service. This report will summarize circumstances, identified cause (if known) and will outline any identified corrective action. Each Interrupted Service Report will be given a tracking number for reference on the Monthly Performance Report.

• Quarterly Service Review. On a quarterly basis the NAVITAIRE account manager and the Customer account manager will meet to review monthly

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performance reports for the previous three months. Any service credits or changes to the service or service levels will be agreed to at this meeting.

10.6.3 Report Follow Up. If Customer has any questions or objections to the report, they will notify their NAVITAIRE Account Manager within ten (10) business days of receiving the report and NAVITAIRE shall respond within ten (10) business days of notification. If the parties cannot agree on the measurements reported, the matter will be escalated to the respective Executive Sponsors, and, if still unresolved, will be escalated as outlined in Section 18.5 of this Agreement (dispute resolution procedures).

10.7 Review and Correction

10.7.1 NAVITAIRE Account Manager Review. In addition to Response Center Support and Emergency services, the NAVITAIRE Account Manager will coordinate a teleconference with the Customer Account Liaison within twenty-four (24) hours of the Interrupted Service to discuss the details outlined in the Interrupted Service Report and to update the Customer on any identified cause or status. The NAVITAIRE Account Manager will close the Interrupted Service Report with the Customer Account Liaison upon final report of identified cause and any outline of corrective action.

10.7.2 Executive Review. Upon the request of the NAVITAIRE or Customer Account Liaison, an Executive Sponsor teleconference and a further escalation to the CEO or President level of each company may be made depending on the severity of the Interrupted Service.

10.8 Remedies and Corrective Action. The remedies and corrective action described below will be applied with respect to each Reporting Period, which commences after thirty (30) days following completion of Implementation Services. Conflict and Exhaustion of Provisions as stated at the beginning of this Exhibit will apply to this Section.

10.8.1 Corrective Action. The NAVITAIRE Account Manager shall monitor corrective action and report to the Executive Sponsors. In the event that Service Level targets as outlined in Section 10.2.1 of this Exhibit are not met during the Reporting Period, the NAVITAIRE Account Manager shall initiate corrective action during the subsequent Reporting Period. NAVITAIRE shall use commercially reasonable efforts to correct the deficiency in order to meet the Service Level targets in Section 10.2.1 of this Exhibit in the future.

10.8.2 Service Credits and Performance Measurement Basis. NAVITAIRE will make commercially reasonable efforts to achieve the Service Levels as described in Exhibit B, Section 10.2 above.

Deliverable 1

[*]

Deliverable 2

[*]

In no event shall these credits exceed [*] for any single day and [*] percent [*] of the total monthly fee for any single month.

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This service level will be measured on a quarterly basis with the NAVITAIRE Account Manager responsible for reporting relevant information by the fifth business day of the month following the relevant quarter (as an example, the fifth of April, July, October and January for calendar quarters). Credits will be applied to the following month’s invoice for Hosted Revenue Management Services.

10.8.3 Failure Notification. Upon a second failure of NAVITAIRE to meet Service Level Targets as listed in Section 10.2.1 of this Exhibit during successive Reporting Periods, the issue shall be escalated to the CEO or President level of each company.

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EXHIBIT C

NAVITAIRE CONTACTS

NAVITAIRE agrees to provide contacts for the following areas. Customer should use these contacts as necessary. Customer contact with non-authorized NAVITAIRE personnel may result in Direct Consultation Fees as described in Exhibits A and B.

1 NAVITAIRE Response Center Contact

The following numbers are to be utilized as described in Exhibits A and B:

(U.S.) Telephone: + [*]

2 NAVITAIRE Account Manager

NAVITAIRE agrees that the following individual is authorized to communicate with the Customer on behalf of NAVITAIRE with respect to account management, project funding, performance, and other commercial issues with respect to the Hosted Reservation Services:

Name:	[*]	Phone:	[*]

Title:	Account Manager	Fax:	[*]

Address:	6322 South 3000 East, Suite 150	E-mail:	[*]
Salt Lake City, UT 84121
U.S.A.

3 NAVITAIRE Account Executive Sponsor

NAVITAIRE agrees that the following individual is responsible for Executive Sponsorship and for business issue escalation:

Name:	[*]	Phone:	[*]
Title:	VP, Customer Management and	E-mail:	[*]
Service Delivery
Fax:	[*]

4 NAVITAIRE Account Technical Sponsor

NAVITAIRE agrees that the following individual is responsible for Technical Sponsorship and for Emergency escalation:

Name:	[*]	Phone: [*]
Title:		E-mail: [*]
Fax:	[*]

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5 NAVITAIRE Financial Contacts

Customer may contact the NAVITAIRE Finance Department at the following regarding payments, invoices or other financial issues:

Name:	[*]	Phone:	[*]
Title:	Financial Analyst	E-mail:	[*]
Fax:	[*]

Name:	[*]	Phone:	[*]
Title:	Vice President	E-mail:	[*]
Fax:	[*]

6 Notification of Changes

NAVITAIRE agrees to notify Customer of any personnel changes pertaining to this Exhibit within thirty (30) calendar days of such changes.

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EXHIBIT D

CUSTOMER CONTACTS

NAVITAIRE agrees to use the following for its initial and primary contacts with the Customer.

1 Customer Emergency Contact

Customer agrees that the following number is available and will be answered after-hours for NAVITAIRE’s use in case of an emergency related to the Hosted Services. Failure for NAVITAIRE to obtain an answer from this Emergency Contact will prevent NAVITAIRE from providing support during an emergency. This may cause the system to be unavailable until such time that a Customer Emergency Contact may be reached.

Name: [*]
Telephone: [*]

2 Customer Account Liaison

Customer agrees that the following individual is authorized to communicate with NAVITAIRE and make decisions on behalf of Customer with respect to account management, project funding, performance, payment, and other commercial issues with respect to the Hosted Services:

Name:	[*]	Phone:	[*]

Title:	System Manager	Fax:	[*]

Address:	[*]	E-mail:	[*]

3 Customer Revenue Management Contact (if applicable)

Customer agrees that the following individual is authorized to communicate with NAVITAIRE and make decisions on behalf of Customer with respect to Hosted Revenue Management Services. If no Customer Revenue Management Contact is listed in this Section, NAVITAIRE will contact the Customer Authorized Support Contact(s) in Section 5 in this Exhibit.

Name:	[*]	Phone:	[*]
Title:	Revenue Management Manager	E-mail:	[*]
Fax:	[*]

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4 Customer Executive Sponsor

Customer agrees that the following individual is responsible for Executive Sponsorship and for Emergency escalation:

Name:	[*]	Phone:	[*]
Title:	Vice-president – Adm. & IT	E-mail:	[*]
Fax:	[*]

5 Customer Authorized Support Contact(s)

Customer may designate up to three (3) Customer Authorized Support Contacts. The Customer Authorized Support Contact(s) shall be the only persons authorized to access the NAVITAIRE telephone and Internet technical support systems, as described in Exhibits A and B, on behalf of Customer:

Name:	[*]	Phone:	[*]
Title:	System Manager	E-mail:	[*]
Fax:	[*]

Name:	[*]	Phone:	[*]
Title:	System Analyst	E-mail:	[*]
Fax:	[*]

Name:	[*]	Phone:	[*]
Title:	System Analyst	E-mail:	[*]
Fax:	[*]

6 Customer Financial/Accounts Payable Contact

Customer agrees that the following individual(s) is(are) the proper accounting contacts to whom all invoices and accounting documents will be delivered. These contacts will see to the timely payment of all invoices for services rendered under this Agreement.

Name:	[*]	Phone:	[*]

Title:	System Manager	Fax:	[*]

Address:	[*]	E-mail:	[*]

7 Notification of Changes

Customer agrees to notify NAVITAIRE of any personnel changes pertaining to this Exhibit within thirty (30) calendar days of such changes.

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EXHIBIT E

POWERED BY NAVITAIRE™ MARK

The following terms and conditions shall apply to Customer’s use of the Powered by Navitaire™ Mark (the “Mark”), as described in Section 4.10 of this Agreement.

1 Mandatory Use of the Mark

In consideration for NAVITAIRE allowing Customer and/or its users to access the Hosted Services System, Customer agrees to and shall acknowledge and credit NAVITAIRE by using the Mark. Such requirements are more specifically outlined in Section 2 herein.

2 Guidelines for Using the NAVITAIRE Wired Mark

2.1 Sizing and Placement Requirements. Customer is required to use the Mark to credit NAVITAIRE as follows:

2.1.1 NAVITAIRE will provide Customer with digital reproductions of the Mark in approved colors (including black and white) and sizing for use by Customer. The Mark may not be redrawn, typeset, altered or visually modified or distorted in any manner unless approved by NAVITAIRE in writing.

2.1.2 The Mark may only be used to indicate access to the Hosted Services System, specifically the Skylights™ products or any publicly available application (e.g. web page, kiosk, etc.) which uses the NAVITAIRE Application Program Interfaces (APIs) for booking, check-in or flight information purposes. Customer may not: (a) display the Mark on packaging, documentation, collateral, or advertising in a manner which suggests that any travel product is a NAVITAIRE product or in a manner which suggests that NAVITAIRE endorses any travel product; or (b) use the Mark as a part of any travel product name.

2.1.3 Sizing of the Mark may be no smaller than 115 pixels in width, and the proportions of the Mark may not be altered in any way. NAVITAIRE will provide modified digital marks for applications larger than 115 pixels in width.

2.1.4 The Mark must be placed on a contrasting background so that the Mark is clearly visible against its background.

2.1.5 The Mark must stand alone. A minimum amount of empty space must be left between the Mark and other objects on the screen. The Mark must appear by itself, with a minimum spacing of 20 pixels between each side of the Mark and other graphics imagery (typography, photography, illustrations, etc.) on the page.

2.1.6 Customer shall not combine the Mark with any other feature including, but not limited to, other marks or logos, words, graphics, photos, slogans, numbers, design features, or symbols.

2.1.7 Individual graphic elements of the Mark may not be used as design features on the travel product, travel product packaging, documentation, collateral materials, advertising, or for any purpose other than as permitted herein.

CONFIDENTIAL

2.1.8 The Mark is an official mark and shall at all times remain the property of NAVITAIRE. The Mark includes graphic elements and accompanying words. The Mark shall always be expressed as an integrated whole.

2.1.9 NAVITAIRE may change the Mark or substitute a different mark at any time; provided however that NAVITAIRE provides ninety (90) days prior written notice and further provided that such change or substitute Mark do not have substantially different sizing and placement requirements.

2.2 Color Treatment. Approved Mark colors (included in the Mark as supplied by NAVITAIRE) are:

2.2.1 Two Color Applications. The Mark must be used in the colors supplied by NAVITAIRE, which are medium blue for “Powered by Navitaire™” and light blue for the ‘swoosh’ below the NAVITAIRE portion of the graphic.

2.2.2 Black and White Applications. An all black Mark or an all white Mark may be used if this color scheme is more compatible with Customer’s website branding.

2.3 Location. The Mark shall appear on all booking and information pages associated with the Skylights™ booking products or on any publicly available application (e.g. web page, kiosk, etc.) which uses the NAVITAIRE Application Program Interfaces (APIs) for booking, check-in or flight information purposes and as otherwise specified by NAVITAIRE.

2.4 Quality Control

2.4.1 NAVITAIRE shall be entitled to approve all uses of the Mark prior to the travel product being functionally capable of accessing the Hosted Services System or advertising it as such to ensure compliance with this policy.

2.4.2 Customer shall supply NAVITAIRE with suitable specimens of Customer’s use of the Mark in connection with travel product at the times and in the manner described in Section 2 of this Exhibit, or at any time upon reasonable notice from NAVITAIRE. Customer shall cooperate fully with NAVITAIRE to facilitate periodic review of Customer’s use of the Mark and of Customer’s compliance with the quality standards described in this Exhibit.

2.4.3 Customer must correct any deficiencies in the use of the Mark within ten (10) business days after receiving notice from NAVITAIRE.

2.4.4 NAVITAIRE reserves the right to terminate Customer’s license to use the Mark and, if necessary, take action against any use of the Mark that does not conform to these policies, infringes any NAVITAIRE intellectual property or other right, or violates other applicable law.

2.4.5 NAVITAIRE reserves the right to conduct spot checks on the travel product to ensure compliance with this policy.

3 License Grants and Restrictions

3.1 NAVITAIRE thereby grants to Customer a worldwide, non-exclusive, non-transferable, royalty-free, revocable, personal right to use the Mark solely in conjunction with the travel product in the manner described in the guidelines set forth in Section 2 of this Exhibit, and as may otherwise be reasonably prescribed by NAVITAIRE from time to time, subject to the terms and conditions of this Agreement and this Exhibit.

3.2 All rights not expressly granted are reserved by NAVITAIRE. Customer acknowledges that nothing in this Exhibit shall give it any right, title or interest in the Mark or any part thereof, other than the license rights granted herein. Customer may not use or

CONFIDENTIAL

reproduce the Mark in any manner whatsoever other than as described in Section 2 of this Exhibit.

3.3 Customer agrees that it will not at any time dispute or contest: (a) the validity of the Mark or any registrations of the Mark, whether now existing or hereafter obtained; (b) the exclusive ownership by NAVITAIRE, its successors or assigns, of the Mark or of any registrations of the Mark, whether now existing or hereafter obtained; (c) the exclusive ownership by NAVITAIRE of the present and future goodwill of the business pertaining to the Mark; or (d) NAVITAIRE’s right to grant to Customer the rights and privileges conferred by the foregoing license.

4 No Further Conveyances

Customer shall not assign, transfer or sublicense any right granted herein in any manner without the prior written consent of NAVITAIRE.

5 No Endorsement

5.1 Customer may not use the Mark in any way as an endorsement or sponsorship of the travel product by NAVITAIRE.

5.2 Customer shall not use the Mark in any manner that disparages NAVITAIRE or its products or services, infringes any NAVITAIRE intellectual property or other rights, or violates any state, federal or international law.

6 Termination

6.1 NAVITAIRE reserves the right at its sole discretion to terminate or modify Customer’s license to use the Mark at any time.

6.2 Customer may terminate its use of the Mark by: (a) terminating the Agreement as permitted therein; and (b) terminating Customer and/or Users access to the Hosted Services System.

6.3 Upon termination of the Agreement, any and all rights and or privileges to use the Mark shall expire and use of the Mark shall be discontinued.

7 The Mark

NOTE: The Mark above is depicted for print clarity. The required minimum size of 115 pixels in width is smaller than the above depiction.

CONFIDENTIAL

AMENDMENT NO. 1 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 1 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of January 1, 2005, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation (“Customer”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to Exhibit A, Section 8.1.1.1. Update to the Table of Annual Minimums, as follows:

Year	Guaranteed Annual Minimum O/D Passengers	Guaranteed Monthly Minimum O/D Passengers	Minimum monthly fees
2004-2005**	[*]	[*]	[*]
2005-2006	[*]	[*]	[*]
2006-2007	[*]	[*]	[*]
2007-2008***	[*]	[*]	[*]
2007-2008****	[*]	[*]	[*]
2008-2009	[*]	[*]	[*]
2009-2010	[*]	[*]	[*]
2010-2011	[*]	[*]	[*]
2011-2012	[*]	[*]	[*]
2012-2013	[*]	[*]	[*]
2013-2014	[*]	[*]	[*]
[*]

1

2 Amendment to Exhibit B, Section 9.1.1.1. Update to the Table of annual Minimums, as follows:

Year	Guaranteed Annual Minimum O/D Passengers	Guaranteed Monthly Minimum O/D Passengers	Minimum monthly fees
2004-2005**	[*]	[*]	[*]
2005-2006	[*]	[*]	[*]
2006-2007	[*]	[*]	[*]
2007-2008***	[*]	[*]	[*]
2007-2008****	[*]	[*]	[*]
2008-2009	[*]	[*]	[*]
2009-2010	[*]	[*]	[*]
2010-2011	[*]	[*]	[*]
2011-2012	[*]	[*]	[*]
2012-2013	[*]	[*]	[*]
2013-2014	[*]	[*]	[*]
[*]

3 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.
By: ___________________________________
Its: ___________________________________
CUSTOMER
By: ___________________________________
Its: ___________________________________
Airline: ___________________________________

3

AMENDMENT NO. 2 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 2 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of DATE, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to Add the Type A functionality in Customer’s Hosted Reservation Services used in its production environment, as specified below.

Provision of the following for the Type A GDS connectivity:

Type A connectivity to Amadeus
Provision of Infrastructure to support testing and live messages
Message types include those available in release 8.01 of the server code and later, including “Sell” messages
Messages to support Availability will be subject to GOL’s approval of a separate enhancement document
Support Desk access for any issues related to the GDS, subject to terms of current contract

Implementation	US [*] (This is per GDS implemented by the Customer.)

Monthly Infrastructure Hosting Fee (this is applicable per GDS, and covers both Customer’s Hosted Reservation Services in production and test environments)

Service Type	Cost
Type A Sell & Type B AVS	[*]
Type A Availability, Sell and Type B AVS	[*]

Service Fees - Per Segment Fees
Intentionally Left Blank.

GDS Imposed Message Fees (applicable to GDS messages only)

Per GDS agreement with NAVITAIRE (costs will be billed to Customer on a monthly basis)	Cost
Type B Messages through Amadeus Per Million Characters	[*]
Type A Messages through Amadeus Per Million Characters	[*]
Other GDS providers	Quoted upon Request
*NAVITAIRE will include all charges attributable to Customer’s Hosted Reservations Services, and convert such charges into USD using the rate of exchange on the date of billing. Upon request and on a time and materials basis, NAVITAIRE will provide Customer with a copy of the GDS invoice for GDS Type A related charges with each monthly invoice.

These fees are in addition to the standard Host Reservation Services charges and are subject to any increases imposed upon NAVITAIRE by GDS. If GDS begins to assess message fees for test messages, these will also be billed cost to Customer at cost.

SITA/ARINC Fees
All fees from SITA and/or ARINC for routing of traffic need to be billed directly to the Customer. Customer should pursue an arrangement with one or both of these providers independent of NAVITAIRE.

Development Charges
Customer has indicated a desire to use Amadeus Access Dynamic Availability. This functionality requires incremental development which will be funded by Customer on a time and materials basis which, if desired, will be requested and scheduled through the standard Enhancement process.

2 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.
By: ___________________________________
Its: ___________________________________
CUSTOMER
By: ___________________________________
Its: ___________________________________
Airline: ___________________________________

AMENDMENT NO. 3 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 3 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of October 1, 2005, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Additional services to be provided by Navitaire and cost of providing those services

1. VPN Services:

VPN Connectivity into Minneapolis data center

Customer will be connecting to NAVITAIRE’s production facility in MSP via VPN. GOL will be responsible for its connection to the internet; Navitaire will be responsible for its connection to the internet.

VPN Connectivity into SLC data center

Customer will be connecting to NAVITAIRE’s disaster/recovery facility in SLC via VPN. GOL will be responsible for its connection to the internet; Navitaire will be responsible for its connection to the internet.

There will be no additional cost for this service in the event of a disaster recovery.

2. Implementation Fees:

[*]

3. Monthly Service Fees:

The cost of this service is $[*] USD / month for up to [*] of bandwidth.

4. Specific exclusion from the Service Level and Service Level Targets in the Agreement: NAVITAIRE will seek to provide Customer with an overall Minimum System Availability Target of [*] percent [*] as detailed in the Agreement. However, as Navitaire cannot predict or control the performance of the internet, all service interruptions and performance problems associated with the VPN connectivity are excluded from the service level calculations and no rebates will be applicable. During high peak sales periods, slower/lower performance might occur due to the number of users connected, and Customer might face slowness on system response due to the internet connection. Customer needs to provide appropriate security levels and monitoring in order to guarantee information integrity.

5. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.
By: ___________________________________
Its: ___________________________________
CUSTOMER
By: ___________________________________
Its: ___________________________________
Airline: ___________________________________

AMENDMENT NO. 4 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 4 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of November 14, 2005, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Additional services to be provided by Navitaire and cost of providing those services

1. Web servers for EasyFly in Navitaire’s Minneapolis data center

Navitaire will provide Customer (4) four servers for its EasyFly program running Skylights 7.1. The specifications of the servers have been mutually agreed to.

2. Implementation Fees:

[*]

3. Monthly Service Fees:

The cost of this service is [*].

4. Term:

The term of this amendment will be for a minimum of [*] days and will continue until one of the following events occurs:

A. Customer migration to New Skies.
B. Customer and Navitaire reach an agreement for all web hosting services to be provided by Navitaire
C. Customer provides Navitaire in writing with a minimum of [*] days notice that it will provide its own hosting services in SAO.

D. Navitaire provides Customer with [*] days notice of its intention to discontinue providing these services.

5. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.
By: ___________________________________
Its: ___________________________________
CUSTOMER
By: ___________________________________
Its: ___________________________________
Airline: ___________________________________

AMENDMENT NO. 6 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 6 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of April 5, 2006, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Additional services to be provided by Navitaire and cost of providing those services

1. Hosted Web Services will be provided to Customer as specified by the terms and pricing as detailed in the attached Exhibit F.

2. Termination of Amendment 4 and the separate hosting of the EasyFly program.

Upon completion of the Implementation Services and the start of the billing for the Recurring Monthly Service Fees as detailed in Section 10 of the attached Exhibit F, Amendment 4 will be terminated. Customer will pay Navitaire for all services provided under Amendment 4 through the date of termination.

3. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.

By:
Its:

CUSTOMER

By:
Its:
Airline:

EXHIBIT F

HOSTED WEB SERVICES

Conflict and Exhaustion of Provisions

In the event that there exists any conflict between any term, condition or provision contained within this Exhibit and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Exhibit shall control. Further, the rights, obligations, and privileges of the parties shall be determined first by reference to this Exhibit, as opposed to the Agreement. For purposes of clarification, the rights, obligations, and privileges contained within this Exhibit shall control and govern any dispute between the parties until all such rights, obligations, and privileges have been exhausted in their entirety; and only after such time shall the rights, obligations, and privileges of the parties be determined by reference to the Agreement.

1 Definitions

As used in and for purposes of this Exhibit, the following terms shall be defined as set forth in this Exhibit. In the event that there exists any conflict between a definition set forth in this Exhibit and in any definition contained within Section 1 of the Hosted Services Agreement (the “Agreement”), the definition set forth in this Exhibit shall control.

1.1 Change Control has the meaning set forth in Section 9.4.1 hereof.

1.2 Direct Consultation has the meaning set forth in Section 5.7 hereof.

1.3 Disaster Recovery (DR - HWS) for Hosted Web Services will be the provision of redundant backup web hosting service at a geographically independent data center from the site used by Navitaire to host Customer’s primary services.

1.4 Executive Review Meeting means a formal meeting attended by Customer, NAVITAIRE and any related third party required, in response to non-compliance to the specified service level measures.

1.5 Executive Sponsors has the meanings set forth in Exhibits C and D.

1.6 Incident Problem Request (IPR) means a Customer reported Hosted Services trouble report and description logged and submitted through the IPR schema in NAVITAIRE’s Internet based customer support tool (Remedy).

1.7 Interrupted Service Minutes means, with respect to a given Reporting Period, the total number of minutes during which Hosted Web Services are unavailable due to Interrupted Service, excluding Planned Downtime Minutes. This time is tracked by the minute, rounded up to the nearest minute per incident.

1.8 Interrupted Service Report has the meaning set forth in Section 9.6.2 hereof.

1.9 Minimum System Availability Target means the percentage of time in Reporting Period Minutes during a defined Reporting Period that Customer expects Hosted Services System will be available.

1.10 Monthly Performance Report has the meaning set forth in Section 9.6.2 hereof.

1.11 Network means all aspects of the hosting solution that exist between the internet and all the physical NAVITAIRE web server(s).

1.12 Planned Downtime has the meaning set forth in Section 9.2.1(c) hereof.

1.13 Planned Downtime Minutes means, with respect to a given Reporting Period, the total number of minutes in a Reporting Period during which Hosted Web Services are unavailable due to: (a) an act or omission of Customer with respect to matters described in Section 8.1 of this Exhibit; (b) an event of Force Majeure; or (c) a planned, scheduled, and approved event including Hosted Services System maintenance during which a particular service, upgrade or Hosted Services System routine requires planned Interrupted Service as defined in Section 9.2.1(c). Customer may request the event be rescheduled, providing there is reasonable cause for such a delay. This notification must be made to NAVITAIRE at least twenty-four (24) hours in advance of the scheduled event. Planned Downtime Minutes will be tracked by the minute, rounded up to the nearest minute per incident.

1.14 Reporting Period will be a calendar month. The NAVITAIRE Account Manager will measure monthly calculations simultaneous to account reviews.

1.15 Reporting Period Minutes means, with respect to a given Reporting Period, the total number of minutes during such Reporting Period minus the total number of Planned Downtime Minutes during such Reporting Period.

1.16 Support Centre or Global Support Centre means the NAVITAIRE facility that accepts phone and Internet based Customer support tool service requests related to Hosted Services.

1.17 Scope Analysis has the meaning set forth in Section 3.4 hereof.

1.18 Server means the physical web server.

1.19 Software Change Request (SCR) means a specific Customer requested enhancement to the Hosted Services System with description logged and submitted through the SCR schema in NAVITAIRE’s Internet based customer support tool (Remedy).

1.20 System Error has the meaning set forth in Section 9.4.4 hereof.

2 Scope of Services

NAVITAIRE will provide certain services and support functions during the term of the Agreement to support the Skylights Internet booking functionality included in the Hosted Web Services and related applicable products. The Hosted Services System infrastructure capacity will be established and configured for Customer’s operations based on flight segment volume estimates provided by Customer. AVITAIRE will provide:

X

Hosted Web Services for Skylights Internet booking functionality, including:
• Web page delivery
• Web content migration tools

The scope of Hosted Web Services specifically excludes hosting of Customer’s web pages that are not part of the Skylights Internet booking functionality.

X
Disaster Recovery for Hosted Web Services for Skylights Internet booking functionality, as listed above. The DR - HWS site will be used only in the event of a catastrophic failure in the primary data center and is expected to be operational within 1 business day from a mutually agreed DR - HWS situation. In the event that failover to the DR-HWS site is required, both Navitaire and Customer Executive Sponsors must provide authorization. To the extent possible, this authorization will be provided in a written form including email or fax.

3 Implementation Services

3.1 Data Center Implementation Services. NAVITAIRE will configure, install, activate, and test the necessary data center hardware and software for providing the Hosted Web Services to the Customer. Unless otherwise specified, these services do not include communication circuits, wireless data services, or any remote communication devices, including routers or network hardware. Client personal computers, workstations, or other Customer devices connected to the Hosted Services System are the responsibility of the Customer and must meet the minimum specifications as required by NAVITAIRE.

3.2 Network Configuration and Design Services. NAVITAIRE will supply recommended technical diagrams and will advise Customer on required network hardware requirements for client portion of application, as necessary. Customer shall have internal or third party network expertise available for the installation and configuration of their required network.

3.3 System Integration Services. During the implementation of Hosted Web Services and before production use of such services, NAVITAIRE will assist in the assessment of the compatibility of third-party hardware and software with the Hosted Services System. The Customer shall be responsible for the cost of modifying or replacing any third-party systems including hardware and software. Future integration services may be included on a cost-estimate basis.

3.4 Scope Analysis. NAVITAIRE will conduct a Scope Analysis to gather information on Customer’s desired use of the Hosted Web Services and outline capabilities of the Hosted Services System. During the Scope Analysis, NAVITAIRE will work with Customer to conduct an onsite business process review that will define the scope of the implementation project. The Scope Analysis deliverable will be a statement of work, which defines project scope, project plan, project schedule, including NAVITAIRE and Customer responsibilities, used to determine the Target Date.

3.5 Hosted Web Services Installation. The Hosted Web Services installation process will include:

• Set up of physical environments

• Import/load of current web content

• Technical and functional testing

• Conversion plan

During the Scope Analysis phase, these will be incorporated into an implementation work plan with input from Customer.

As detailed in Section 10.3 of this Exhibit, Navitaire assumes the risk for deployment of the Skylights 7 Linux/Apache web farm. Customer will not be invoiced for Implementation Services until Navitaire proves performance to fact-based target web volumes.

Customer is expected to provide detailed information on target, fact-based web volumes, including a reasonable basis for the scale targets. Customer also agrees to update Skylights code at their cost, and to utilize 100 hours of Navitaire Internet Consulting as provided under section 8.1.6.1.1 of Exhibit A of the Agreement for Navitaire web staff to provide consulting and quality assurance assistance for the Skylights 7 deployment.

3.6 Project Reporting. During the course of Implementation Services, the NAVITAIRE Hosted Web Services Project Manager will coordinate status reporting with the NAVITAIRE Reservation Services Project Manager. Following completion of installation of the Hosted Web Services, the NAVITAIRE Hosted Web Services Project Manager will provide Customer with status on the remaining Implementation Services for Hosted Web Services as follows: (a) Weekly Project Plan Update and Status Report; (b) Weekly Updated Issues/Resolution List; and (c) Executive Summary.

(a) Weekly Project Plan Update and Status Report. Weekly status reports will be transmitted to Customer each Monday during the provision of Implementation Services. This report will include updated status on the implementation process and an updated project plan. A list of the following week’s tasks and goals will be included in the report.

(b) Weekly Updated Issues/Resolution List. Weekly updated issues/resolution lists will be forwarded to Customer on the same schedule as the Weekly Project Plan Update and Status Report. The Issues/Resolution List will include specific additional items discovered in the project analysis, or critical issues that deserve heightened priority apart from the project plan. The Issues/Resolution List will include the task, party responsible, date, open/close status, priority, and date of closed task. Every issue will be given a priority relative to a mutually agreed priority with Customer. Priorities will be ranked 1-5, 1 being most critical. Below is a description of each priority:

• Priority 1 – Urgent. All issues included in this priority are deemed critical and will be given priority attention. These issues may affect a milestone or dependency related to the Target Date completion of conversion services. Issues in this category are critical to resolve prior to other project dependencies and milestones being completed.

• Priority 2 – High. Issues included in this priority may affect the Target Date and require resolution prior to the completion of conversion services.

• Priority 3 – Medium. Issues included in this priority are not required prior to completion of conversion services, but must be finished prior to the end of Implementation Services.

• Priority 4 – Low. These items are not critical to either the completion of conversion services or Implementation Services but require monitoring for subsequent follow up or entry into NAVITAIRE’s Internet based customer support tool.

• Priority 5 – Excluded. These items are deemed excluded and are either unnecessary or may be addressed in a business process change or work-around.

(c) Executive Summary. An Executive Summary will be provided to both the NAVITAIRE and Customer Executive Sponsors upon reaching critical milestones. These milestones will be established mutually with the Customer as the final project plan has been established.

3.7 Implementation Services Time Frame

3.7.1 During the course of planning discussions related to this Agreement, NAVITAIRE acknowledges the Target Date as requested by the Customer for completion of applicable portions of Implementation Services. The Target Date for completion of Implementation Services is no later than [*]. However, the addition of bandwidth to the Minneapolis data center depends upon third party telecommunications providers. The expectation is ten weeks delivery, but cannot be guaranteed. NAVITAIRE agrees to track this critical delivery as a part of the weekly project status reporting, per section 3.6 of this Exhibit and inform GOL of any anticipated issues. NAVITAIRE and Customer will detail dependencies of the project plan, in order to confirm the Target Date achievability.

3.7.2 Beginning on the Effective Date of this Amendment 6, NAVITAIRE agrees to work with Customer, using commercially reasonable efforts, to plan, coordinate, and to make progress toward completion of the required Implementation Services within the time frame preceding the Target Date. NAVITAIRE further agrees to initiate, mutually with the Customer, project-scope-analysis and project-planning communication to establish the final schedule for Implementation Services.

3.7.3 Customer understands that the Target Date is subject to change, as such date is dependent on, among other matters, certain third-party agreements on behalf of both the Customer and NAVITAIRE. These third-party agreements may include, but are not limited to, the following:

• All telecommunications and data circuits

• Web domains and certificates

• Web content creation and maintenance

Customer shall immediately establish a primary technical Project Manager contact that will be assigned to interact with the Project Manager appointed by NAVITAIRE. Failure to appoint this individual will jeopardize the delivery of Implementation Services by NAVITAIRE.

3.7.4 Upon completion of the Implementation Services as described in this Exhibit NAVITAIRE will provide written notification to the Customer Account Liaison named in Exhibit D, Section 2.

3.8 Data Import and Content Services

3.8.1 Data Import Services. NAVITAIRE will provide tools to the Customer for web content download processing. NAVITAIRE will work with the Customer to define the appropriate security access to such tools and notification procedures for changes requiring a web server restart.

3.8.2 Data Content Services. Customer is responsible for all web page content and navigation configuration. Customer is responsible for all web page enhancements required for the hosted web server application provider and version.

4 Operations Environment Services

4.1 Primary and Backup Data Circuits. Customer shall be responsible for all telecommunication dedicated, dial-up, or wireless circuits used by Customer in connection with the transmission of data between the Hosted Services System and the Customer’s site(s), as stated in Section 4.9 of this Agreement. It is anticipated that Customer will use the same primary and back-up data circuits to transmit data for the Hosted Web Services as those used to support the delivery of the Hosted Reservation Services. Customer shall be responsible to ensure that the data circuits are capable of handling the additional data volume required for the Hosted Web Services. If Customer wishes to use any alternative arrangement to the Hosted Reservation Services data circuits, Customer must forward this request to NAVITAIRE for approval.

4.2 Capacity Planning. NAVITAIRE Hosted Web Services primary site will be configured to support the Customer’s projected Internet derived bookings. For purposes of capacity in [*], this will be based on the peak volumes experienced during the fare sales in [*], provided GOL supplies the necessary detailed data. As stated in Section 4.3 of this Agreement, Customer will notify NAVITAIRE a minimum of thirty (30) days prior to an expected volume spike. NAVITAIRE and Customer will review capacity requirements on a quarterly basis. For extraordinary increases in Internet booking volume, NAVITAIRE will provide Customer with a financial quotation for excess capacity support.

NAVITAIRE Hosted Web Services disaster recovery (DR-HWS) site will be configured to support the Customer’s average transaction volume and activity. If a failover to the DR-HWS site is executed, Customer understands that it will operate a basic operation and minimize capacity stress on the environment in the form of inventory sales and other high volume activities.

4.3 Security. NAVITAIRE will provide Customer with specific user accounts and passwords for access to web content files. Customer is responsible for distribution of these accounts/passwords for the use of data content downloads and migrations.

4.4 Facility Locations. The facility locations provided for in this Agreement are as follows:

• NAVITAIRE’s Hosted Web Services data center will be located in Minneapolis, Minnesota, USA.

• The Customer’s primary facility will be located in Sao Paulo, BRAZIL.

5 Included Support

5.1 Support Centre Support. NAVITAIRE will include English-speaking Support Centre Support via e-mail, Customer Internet support tool, or telephone. An up-to-date version of NAVITAIRE’s Support User Guide will be available to Customer on NAVITAIRE’s Customer Care web site.

The allotment of hours for included support is for the specified period only and may not be carried forward. Allotted monthly hours of Support Centre Support are not deducted for Emergencies, System Error reporting and use of the online support system. All other related hours are deducted in fifteen (15) minute increments with a minimum of fifteen (15) minutes per occurrence. This support is subject to the following levels:

5.1.1 Initial Support. Included in the first thirty (30) days following the implementation of Hosted Web Services, Customer is allotted, at no additional charge, a maximum number of included Support Centre Support hours as described in Exhibit F, Section 10.3. If Customer utilizes the Support Centre more than the allotted number of hours, the Support fees in Section 5.3 hereof will apply.

5.1.2 Basic Support. After the expiration of initial support, Customer is allotted, at no additional charge, a maximum number of included Support Centre Support hours as described in Section 10.3 of this Exhibit. If Customer utilizes the Support Centre more than the allotted number of hours, the Support Fees in Section 5.3 hereof will apply.

5.2 Hours. NAVITAIRE Support Centre Support is available twenty-four (24) hours per day, seven (7) days per week, excluding NAVITAIRE holidays (Christmas Eve, Christmas Day and New Year’s Day).

5.3 Support Rate. Charges for additional support hours exceeding the applicable initial or basic support for the Support Centre will be invoiced at the rate specified in Section 10.3 of this Exhibit.

5.4 Available Assistance. The NAVITAIRE Support Centre may be contacted for assistance. All services are in English, unless otherwise specified in this Agreement. This Section 5.4 outlines procedures for reporting Emergencies, errors, and requests.

5.4.1 Emergency. An Emergency is defined as an outage preventing the delivery of Customer web pages due NAVITAIRE controlled infrastructure being inaccessible. Interrupted Service due to Customer misuse of the Hosted Services System, or faulty web page design, will incur Support Fees at the rate specified in this Exhibit, Section 10.3.

• The NAVITAIRE Support Centre may be reached, without charge, in the event of an Emergency twenty-four (24) hours per day, seven (7) days per week by calling the number provided in Exhibit C, Section 1.

• The Customer will be requested to call the Support Centre and report the Emergency, in English, to the representative, or if all representatives are busy with other calls, a message may be left in English on the voicemail response system, which will page an appropriate contact. A representative of NAVITAIRE will return the Customer’s call within fifteen (15) minutes with an acknowledgement and initial response to the Customer.

• Provided the Emergency is due to an Interrupted Service of the Hosted Web Services, NAVITAIRE will advise Customer regarding the status of the error or problem and the anticipated period to resolution. During normal business hours, both the NAVITAIRE Account Manager and Customer Account Liaison will be notified and briefed on the situation.

• Customer is required to provide NAVITAIRE with an after-hours emergency contact number in Exhibit D, which will be answered by the Customer when called by the NAVITAIRE support representative.

5.5 Error Reporting. Customer may report an identified Hosted Web Services System Error at no additional cost through the Support Centre or the Internet based customer support facility.

5.6 Request Reporting. Customer may utilize the NAVITAIRE Internet support tool to contact the NAVITAIRE Support Centre electronically for the following service requests: • Custom Enhancement Requests • New product concepts or requests • Additional training requests • Consulting services These services are subject to the fees as described in Section 10.3 of this Exhibit and are accepted at the discretion of NAVITAIRE. If the request is accepted by NAVITAIRE, a price quote and time schedule will be generated. The Customer will then decide whether to authorize the work to be performed by NAVITAIRE.

5.7 Direct Consultation. Direct Consultation is defined as Customer-initiated contact directly to NAVITAIRE research & development personnel, thereby bypassing the NAVITAIRE Support Centre. The rates for Direct Consultation will also apply to any Customer issue which requires NAVITAIRE research & development personnel assistance that is not related to the resolution of a System Error. (Examples of this might include assistance with Customer’s non-standard Data Extract tool, etc.) Direct Consultation will be invoiced at the applicable rate described in this Exhibit.

5.8 Third Party Applications

5.8.1 NAVITAIRE will support only hosted Skylights and corporate website content limited to HTML, Images and Configurable Templates for the Hosted Web Services on the Hosted Services System infrastructure.

5.8.2 Customer may request, at additional cost to the Customer based on the Support Fees as listed in Section 10.3 of this Exhibit, additional hosting requirements of NAVITAIRE for the Hosted Web Services. NAVITAIRE will review any such requirements and advise if these can be accommodated on the existing Hosted Services System infrastructure, and the additional cost to support such Customer requested requirements.

5.8.3 Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

6 Scheduled Maintenance

The Hosted Services System will be unavailable to users for normal application operations for limited scheduled downtime periods as mutually agreed by NAVITAIRE and Customer. Scheduled downtime will be used for software installation, database backup, database maintenance, operating system patches, third party software upgrades, hardware maintenance, and hardware upgrades. NAVITAIRE will make a concerted effort to minimize impacts of scheduled downtime during Customer’s peak business hours.

7 Hosted Web Services Functionality

The table below outlines the included functionality available in NAVITAIRE’S Hosted Web Services to support Skylights Internet booking functionality. This list may be expanded in the future based upon new releases. Functionality will not be removed unless mutually agreed with Customer and NAVITAIRE.

NAVITAIRE Hosted Web Services

General Features

Redundant web environment
• Redundant communication lines between web hosting environment and the Hosted Reservation Services. (This specifically excludes Customer’s Internet circuits.)
• Redundant firewalls
• Redundant routers
• Redundant load balancers
• Mirrored hard drives
• Dual NICs
• Redundant power supplies
• Redundant fans
Scaleable hardware for the support of incremental capacity gains Data migration support tools for delivery of web content changes Development server for the support of web page development and deployment For purposes of clarity, Hosted Web Services include performing email relay to a Customer exchange server only.

Security Features

• Real time system log monitoring
• Patch tool management
• Vulnerability remediation
• Data integrity checks
• Intrusion detection and prevention
• Virus protection

System Monitoring Features

Network monitoring
• Device uptime, availability, load
• LAN/WAN latency, utilization, availability
Server monitoring
• Uptime, Availability, Load
• Disk space and memory utilization
• Processes and services running on machines
Monthly reporting
• Server device statistics
• Network device statistics
• LAN/WAN line statistics
For purposes of clarity, if Customer would like to gather web statistics (number of visitors, visitors by country, etc.) Customer will need to purchase a tool that is compatible with the Hosted Web Services web server platform to gain access to such reporting information.

Benchmark Testing – Third Party Services (OPTIONAL)

Coordination and monitoring of performance benchmarking tests

8 Customer Hardware, Software, Connectivity and Network Requirements

8.1 Circuits. Customer is responsible for all data circuits and Internet connectivity not housed within the NAVITAIRE data center.

8.2 Software Upgrades. Customer is required to maintain the latest version of supported NAVITAIRE and related third party software as directed by the NAVITAIRE Support Centre. Upon notification of third-party software updates, Customer must update their software version(s) within fifteen (15) days. Failure to complete the advised upgrades may result, at NAVITAIRE’s option, in the suspension of Included Support, as described in Section 5 of this Exhibit.

Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

8.3 Third-Party Software & Services. Customer is required to purchase software licenses and services necessary to support the Hosted Web Services environment, including the following:

•  Secure certificates

•  Web performance benchmarking services (if provided, this would be performed at additional cost to the Customer)

8.4 Web Domain(s). Customer is required to purchase desired web domain names for web content access and delivery.

9 Service Levels and Service Level Targets

9.1 Service Level Scope. The Service Levels contained in this Section represent the target service performance for the provision of the Hosted Web Services. Metrics, measurement, and reporting will create performance assessment measures that apply to operations services in the following three service categories:

•  System availability targets.

•  Metrics, measurement, and reporting.

•  Remedies and corrective action.

9.2 Service Level Targets

9.2.1 System Availability. NAVITAIRE will seek to provide Customer with an overall Minimum System Availability Target of [*] percent ( [*] ) of all Reporting Period Minutes for the applicable Reporting Period. Interrupted Service minutes will be measured and used to determine the percentage of monthly Hosted Services System availability.

(a) Interrupted Service will be defined as a complete system availability outage, including:

•  NAVITAIRE controlled primary circuit network line being down.

•  NAVITAIRE controlled server or router being down.

•  System Error. For clarity, any GOL induced change that causes interrupted service would not be considered an Interrupted Service for purposes of the minimum System Availability Target.

(b) Network Responsibilities. Data circuits to the Disaster Recovery site are the responsibility of NAVITAIRE.

(c) Planned Downtime. Planned Downtime will be used to provide hardware and software maintenance services. Planned Downtime is scheduled every week at a time that is agreeable for NAVITAIRE and the Customer. NAVITAIRE will notify the Customer by 12pm the day prior to the scheduled event if the time is not needed for Change Control purposes (i.e., every Thursday from 2pm-6pm MT is an established time for Change Control).

9.2.2 Incident Problem Request (IPR) Service Response. NAVITAIRE will commit to the Emergency response targets below for each IPR logged System Error.

Emergency IPR Response
Customer Communication	Emergency
Acknowledgement and Initial Response	[*] minutes
Update	Every [*] minutes

9.3.1 System Error Reporting. Customer may report an identified Hosted Web Services System Error at no additional cost using the Remedy IPR schema. A System Error is defined in Section 9.3.2 of this Exhibit F.

9.3.2 System Error Classification. When Customer reports an IPR for a System Error, it will be assigned a priority based on the severity of the issue. These priorities will be assigned using the following table:

Impact Analysis	Business Functionality
	No loss of business	Partial loss of business function. exists.	Partial loss of business function. No exists.	Complete loss of business function. exists.	Complete loss of business function. No exists.
Immediate impact is significant. Affects many and/or critical users.	NA	Emergency	Emergency	Emergency	Emergency
Immediate impact is moderate. Affects few and/or non- critical users.	Low	Medium	High	High	Emergency
Immediate impact is marginal. Affects few or no users.	Low	Medium	High	Medium	High

An example of an “Emergency” System Error might include:
•	Hosted Web Services are totally unavailable due to NAVITAIRE controlled web server.
An example of a “High” System Error might include:
•	Hosted Web Services migration tools unavailable for web content uploads
An example of a “Medium” System Error might include:
•	Slow system response for web page delivery

9.3.3 Emergency Response Procedure. In the event of a Customer Emergency, the NAVITAIRE Support Centre may be contacted for assistance, according to the procedures outlined in Section 5.4 of this Exhibit.

9.3.4 NAVITAIRE Support Communication Targets. For High, Medium, and Low IPRs, NAVITAIRE will set the response times as response target times, and these will be measured during the initial months of the Hosted Web Services. NAVITAIRE’s resolution targets are provided in the Support User Guide, available on NAVITAIRE’s Customer Care web site.

IPR Severity Classification and Response Targets
Customer Communication	High	Medium	Low
Acknowledgement and Initial Routing	[*]	[*]	[*]
Updates	Customer will receive electronic notification whenever data is needed or incident is resolved, status changed or notes updated.

9.4 System Changes

9.4.1 Change Control. Change Control covers all events that impact system software or hardware. The Change Control process effectively plans and facilitates changes to the Hosted Services System, including ownership for mitigating problems that may occur with a change to minimize any associated downtime. This function is responsible for coordinating and controlling all change administration activities (i.e., document, impact, authorize, schedule, implementation control), and determining if and when a change will be implemented in the enterprise environment.

9.4.2 Enhancements. An “Enhancement” is a request for new system functionality or an improvement to existing system functionality related to usability, performance or flexibility. Enhancements will be logged in the Software Change Request (SCR) schema in Remedy. Such requests can be in response to:

(a) Updated versions of third party software. Examples include:

•  Newest version of web server

(b) Customer requests that are initiated through a direct request, user conference, or through Customer’s NAVITAIRE Account Manager.
Examples include:

•  Specific client requirements

•  Improved business management

(c) Internal requests that are initiated through the sales cycle, Technology, Development, or NAVITAIRE line of business. Examples include:

•  Cost reduction initiatives

•  Product obsolescence

•  Corporate business plan objective

9.4.3 Urgency Classifications for Enhancements. Enhancements will be assigned a priority according to the criteria in the table below. If there is a disagreement as to the priority of the requested Enhancements, these will be decided between NAVITAIRE Account Manager and Customer Account Liaison. If this cannot be resolved at this level, it will be escalated to the respective Executive Sponsors for determination.

Customer Urgency	Description

Very High	A requirement from a business critical third party or other outside influence such as an airline
(Emergency)	buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact. Such requests are Urgent only if a third party controls the requirement, it is non-discretionary to the customer, and the third party places an immediate time constraint on the customer.
	Note:	Documentation from the governing entity, which clearly states the nature of the requirement, the time frame allowed for implementation, and the penalties for non-
compliance may be required. Due to the nature of an Emergency request, we expect to receive no more than 2-3 such requests per quarter. Every attempt will be made to meet the established regulatory deadline communicated in these instances; however should the deadline be compromised NAVITAIRE will communicate specific issues that may make this deadline unattainable with an estimate of when it can be completed.
	Examples:	Taxes are shown incorrectly in the application displayed via the web Server.

High	A requirement from a business critical third party, or a requirement that cannot be completed in a manual nature without severe negative impact, but DOES NOT have an immediate time constraint placed on the customer by the third party.
	Note:	Such requests are classified as High to prevent them from becoming Very
High/Emergencies. A new business requirement that cannot be completed in a manual nature without severe negative impact. Such requests are not Emergencies because the request is discretionary to the customer.
	Examples:	Installation of new software component for the delivery of web page content
Creation of new directory structure for web page delivery.

Medium	Supports all required Hosted Services System operations; the request is required eventually but could wait until a later release if necessary. Would enhance the service, but the service is not unacceptable if absent. More of a want than a need, but would provide benefit to the customer.
	Examples:	Upgrading to the newest version of web Server.

Low	A functional or quality enhancement that corrects an aesthetic problem or improves usability from the customer’s perspective. It does not greatly affect or alter core functionality.
	Examples:	Adding more feeds (imports or exports) to third party packages for data sharing.
Adjusting reports to increase readability and decrease questions to support.

9.4.4 System Errors. A System Error occurs when functionality that is included in the NAVITAIRE product user documentation is currently not working on Customer’s site in the manner that it is described in the documentation.

Note: The Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

9.5 Notification of Increased Usage. As previously stated in Section 4.3 of this Agreement, Customer agrees to use commercially reasonable efforts to provide NAVITAIRE with the designated advance notice of significant volume increases, according to a NAVITAIRE defined process.

Due to the anticipated impact on performance of the Hosted Web Services, the first [*] days following the increase in volume will be defined as a Stabilization Period. The purpose of this Stabilization Period is to allow the operation of the solution and the service level to stabilize from the influence of the increase in volume. During the Stabilization Period, NAVITAIRE will work with Customer to evaluate and refine the Service Levels targets. At the conclusion of the Stabilization Period, NAVITAIRE and Customer may mutually agree to revise Service Levels performance targets. The Service Levels performance targets set forth in this Exhibit shall remain in effect until the parties agree on revised Service Levels.

9.6 Service Levels Reporting

9.6.1 General. Regular, standardized Service Levels reporting provides a common denominator, which measures and evaluates service performance. This provides a basis on which conclusions can be drawn as to the actual Service Levels achieved. NAVITAIRE will monitor and measure performance of specified Service Levels items and send a Monthly Performance Report to Customer for review and approval. The report will be structured for Customer’s internal use and metrics will be generated and distributed on a monthly basis.

9.6.2 Report Information

(a) Monthly Performance Report. The NAVITAIRE Account Manager will submit a Monthly Performance Report by the sixth business day of the subsequent month following the Reporting Period to the Customer Account Liaison. The report will contain the monthly indicator of Service Levels statistics and will be transmitted via email unless otherwise requested by the Customer. The report will also summarize all Interrupted Service Reports for the Reporting Period.

(b) Interrupted Service Report. The NAVITAIRE Account Manager will provide an Interrupted Service Report, created by the Global Support Centre, following an outage or Interrupted Service. This report will summarize circumstances, identified cause (if known) and will outline any identified corrective action. Each Interrupted Service Report will be given a tracking number for reference on the Monthly Performance Report.

9.6.3 Report Follow Up. If Customer has any questions or objections to the report, they will notify their NAVITAIRE Account Manager within ten (10) business days of receiving the report and NAVITAIRE shall respond within ten (10) business days of notification. If the parties cannot agree on the measurements reported, the matter will be escalated to the respective Executive Sponsors, and, if still unresolved, will be escalated as outlined in Section 18.5 of the Agreement (dispute resolution procedures).

9.7 Review and Correction

9.7.1 NAVITAIRE Account Manager Review. In addition to Support Centre Support and Emergency services, the NAVITAIRE Account Manager will coordinate a teleconference with the Customer Account Liaison within [*] hours of the Interrupted Service to discuss the details outlined in the Interrupted Service Report and to update the Customer on any identified cause or status. The NAVITAIRE Account Manager will close the Interrupted Service Report with the Customer Account Liaison upon final report of identified cause and any outline of corrective action.

9.7.2 Executive Review. Upon the request of the NAVITAIRE or Customer Account Liaison, an Executive Sponsor teleconference and a further escalation to the CEO or President level of each company may be made depending on the severity of the Interrupted Service.

9.8 Remedies and Corrective Action. The remedies and corrective action described below will be applied with respect to each Reporting Period, which commences after [*] days following completion of Implementation Services. Conflict and Exhaustion of Provisions as stated at the beginning of this Exhibit will apply to this Section.

9.8.1 Corrective Action. The NAVITAIRE Account Manager shall monitor corrective action and report to the Executive Sponsors. In the event that Minimum System Availability Targets are not met during the Reporting Period, the NAVITAIRE Account Manager shall initiate corrective action during the subsequent Reporting Period. NAVITAIRE shall, at its own expense, use commercially reasonable efforts to correct the deficiency in order to meet future Minimum System Availability Targets.

9.8.2 Failure Notification. Upon [*] failure of NAVITAIRE to meet Minimum System Availability Targets during successive Reporting Periods, the issue shall be escalated to the CEO or President level of each company. Customer may notify NAVITAIRE, in writing, of the failure to meet Minimum System Availability Targets. Upon receipt of such notice, NAVITAIRE will begin reporting System Availability in weekly Reporting Periods and will communicate to Customer within five (5) business days and in writing the status of improvement in performance. If NAVITAIRE fails for [*] consecutive months or [*] months in any consecutive twelve-month period to meet Minimum System Availability Targets, Customer may terminate the Agreement in accordance with Section 5.2.1 of the Agreement. During such an event Customer may either: (a) reduce payment of monthly Service Fees in an amount proportionate (not to exceed [*] of total monthly Service Fees unless mutually agreed by the parties) to the extent by which the Service Levels have been impaired, until performance is resolved; or (b) terminate this Agreement and require NAVITAIRE to use its commercially reasonable efforts to work with Customer and its selected vendor to move the data to another web hosting vendor, charging the Customer time and materials.

9.8.3 Rebate Provisions. In the event an Interrupted Service causes NAVITAIRE to fall below the Minimum System Availability Target as outlined in Section 9.2.1 of this Exhibit during a specified Reporting Period, the following provisions shall apply: (a) Interrupted Service – Rebates per Incident. If, during any Reporting

Period, the Interrupted Service Minutes exceed the minutes allowed by the Minimum System Availability Target, excluding Planned Downtime Minutes, a rebate per minute will be applied to each minute exceeding the Minimum System Availability Target as follows: At the Customers discretion, on a case by case basis, the rebate per minute can be either:

  [*] per minute which will be credited to the invoice associated with the Reporting Period, OR

•  Credits to the value of [*] which can be applied as a credit against any fees payable by Customer for developments specifically requested by Customer.

For clarity, no Incident will be eligible for rebates for both Hosted Reservations Services under Exhibit A section 9.8.3 and Hosted Web Hosted Services as detailed in this Exhibit F. Each Incident will be determined to be related to one service or the other.

(b) Interrupted Service – Maximum Rebate per Incident Caps

Non Severe Interrupted Service of less than [*] minutes of unplanned downtime

The maximum rebate that may be assessed is either:

  [*] of the billing for the Hosted Web Hosting Services in the associated Reporting Period if Customer has elected for rebates in the form of credits to the invoice, OR

  [*] of the billing for the Hosted Web Hosting Services in the associated Reporting Period if Customer has elected for rebates in the form of development credits.

Severe Interrupted Service of more than [*] minutes of unplanned downtime

The maximum rebate that may be assessed is either:

  [*] rebate of the Hosted Web Hosting Services of the associated billing period if Customer has elected for penalties in the form of credits to the invoice, OR

  [*] of the billing for the Hosted Web Hosting Services in the associated Reporting Period if Customer has elected for rebates in the form of development credits.

(c) Posting of Credits to Invoices. Rebates will be computed by the 5th business day following the conclusion of the Reporting Period.

Any rebates to be assessed will be either:

  credited to the invoice associated with the Reporting Period if Customer has elected for rebates in the form of credits to the invoice, OR added to the rolling total of development credits maintained by the NAVITAIRE Account Manager if Customer has elected for rebates in the form of development credits.

(d) Use of Development Credits. The use of the development credits will require a [*] month project priority notification by Customer to ensure that the proper resources can be made available. A monthly audit of development credits utilized will be completed by the NAVITAIRE Account Manager. A monthly review of work completed, work in process, and future prioritization of work will be held with Customer and NAVITAIRE’s Account Manager. Customer must keep current with project prioritizations and ensure timely replies to NAVITAIRE staff regarding project issues. Delays in projects due to Customer will count against the development credits total. Should a project be delayed by fault of NAVITAIRE, the remaining development credits will be carried forward to the following month. Should additional resources be required, NAVITAIRE will provide such resources (based on availability) which will be billed at contractual rate. Customer must utilize development credits within [*] months of issue.

(e)
Default Rebate Position. Customer will receive rebates in the form of invoice credit for all qualifying Interrupted Service(s) of [*] or more minutes of unplanned downtime, unless Customer advises its Account Manager within [*] of the Interrupted Service(s) that it prefers to receive development credit.

10 Fee Schedule

All fees in this Section are specified in USD.

10.1 Service Fees

10.1.1 Monthly Recurring Service Fees. The Monthly Recurring Service Fees for the Hosted Web Services are as follows:

O&D TIER END	O&D TIER END	PRIMARY DATA CENTER SERVICES (Per Host O&D Booked)	DISASTER RECOVERY SERVICES (Per Host O&D Booked)
1	300,000	[*]	[*]
300,001	500,000	[*]	[*]
500,001	700,000	[*]	[*]
700,001	1,000,000	[*]	[*]
1,000,001	1,500,000	[*]	[*]
1,500,001	2,000,000	[*]	[*]
2,000,001	2,500,000	[*]	[*]
2,500,001	3,000,000	[*]	[*]
3,000,001	>	[*]	[*]

10.1.2 Guarantees: The minimal O&D volume guarantees in Amendment 1 will apply to this service as well.

10.2	Implementation Fees. The Implementation Fees for the Hosted Web Services is [*]. This is payable to Navitaire upon completion of the server setup and load testing phases of the installation process.

10.3 Support Fees

Support Centre Support	Fees
Initial Support: During the initial support period,
as defined in Section 5.1.1 of this Exhibit, Support
Centre Support for Hosted Web Services is
included in the initial support for Hosted	Monthly allotment included
Reservation Services as outlined in Exhibit A,
Section 8.3.

Basic Support: After the initial support period,
Support Centre Support for Hosted Web Services is
included in the basic support for Hosted	Monthly allotment included
Reservation Services as outlined in Exhibit A,
Section 8.3.

Additional Normal Hourly Support, Additional
Training Requests, or Additional Development	[*] per hour
scheduled through Navitaire: User support more
than initial or basic support hours or as otherwise
described in this Agreement.

Engineer Direct Support: Expert support for web
hosting and Customer third-party systems or	[*] per hour
interfaces as scheduled through the NAVITAIRE
Support Centre.

Direct Consultation Support: Customer initiated
contact directly to NAVITAIRE research &	[*] per hour
development personnel and other direct
consultation, thereby bypassing the NAVITAIRE
Support Centre.

10.4 Other Fees

Other Fees	Fees
Custom Programming	Quoted on a per project basis
Dedicated Account Management	Quoted on a per project basis
Business Process and Consulting Services	Quoted on a per project basis

10.5	Payment of Security Deposit and Implementation Fees. Not applicable.

10.6	Fee Commencement after Implementation. Fee commencement for the Hosted Web Services will begin immediately after completion of the server setup and load testing phases of the installation process.

AMENDMENT NO. 7 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 7 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of June 1, 2006, is entered into by and between NAVITAIRE Inc., a Delaware corporation (“NAVITAIRE”), and GOL – Transportes Aereos S/A, a Brazilian corporation, (“Customer” or “GOL”). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004, as amended by that certain Amendment No. 1 dated as of January 1, 2005, and as amended by that certain Amendment No. 2 dated as of October 1, 2005, and as amended by that certain Amendment No. 3 dated as of October 1, 2005, and as amended by that certain Amendment No. 4 dated as of November 14, 2005, and as amended by that certain Amendment No. 6 dated as of April 5, 2006 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below. Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 Amendment to the Agreement to add Hosted Revenue Accounting Services. Hosted Revenue Accounting Services are hereby added to the Agreement as Exhibit G of this Amendment No. 7. Exhibit G replaces all mentions of ePRA Lite in the Agreement.

2 Open Skies Enhanced Functionality. NAVITAIRE agrees to develop new features for the Open Skies platform as listed below. The dates shown are for delivery to GOL’s test account on the HP3000 server.

Defined Requirements

SCR	Subject	Description	Code	Committed
			Release	Delivery Date to
Test Account

	Charge of interest on	Allow Skylights page redirect for third party	SL 7.0 or
	credit card payment	in order to calculate interest for	higher
	with installments	installments and different forms of
		payments (Part of Skylights 7)		Available

10063	International	Ability to apply different commissions rate	8.02
	Commissions	for international travel sold vs. domestic
		travel		Available

10827	Code-share	Report that will provide information	8.02c
	Settlement Report	required to manually settle accounts
between the marketing and operating
		partners for blocked space code-share		Available

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14782	ANAC (formerly DAC)	The ANAC (formerly DAC) report is a	8.05
	Report	combination of the Flight Line (a0018ros)
and City Pair Load Factor (a0068ros)
reports, with some specifics requirements
		for the Brazilian Government, as some		November 30,
		counts of Non Revenue Passenger.		2006

11167	Promo code storage	On a GDS booking the second time a	8.03
	from GDS	promo is sent, it is being stored as a
comment. If the same promo is already
being used at the PNR, it should not store it
		as a comment.		Available

11169	SSRs not being		8.03
answered correctly in
	GDS			Available

11295	Incorrect messages	Gol uses O&D inventory. GDS do bookings	8.03
	going back to travel	by leg or segment. It was identified that
	agencies	the messages that are being sent back to
travel agencies, when inventory is not
available at the O&D level are quite
		misleading.		Available

12706	Marketing Code-share	Marketing Code-share, based on the 6	8.05
	design	FRDs delivered to GOL in May 2006		October 15, 2006

97513	Increase number of	The credit amount field doesn't support the	8.03
(from	digits in Agency	required number of integers for
another	Maintenance	Pargauayan Travel Agencies due to the
airline)		currency exchange rate		Available

14177	Code-share/Interline	GOL is in discussion with network carriers	TBD	December 2006
14239	Settlement capability	regarding Inbound Interline agreements.
14240	in SkyLedger	The network carrier would be the selling
“marketing” carrier and the Open/New
Skies customer the operating carrier. The
booking data is transferred between the
network carriers.

2.1 Open Skies Functionality. The following list of functionality represents items that are currently in requirements definition or estimation processes. NAVITAIRE will continue efforts on scope definition, estimate gathering and release scheduling as prioritized by Customer.

Requirements to be Defined

IPR	Subject	Description

140988	Inbound Interline	Activate effort to review all existing functionality on Open
	Enhancements FRD	Skies and verify additional requirements for GOL and
inbound interline.

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140964	SSR Ticket Number	Estimate development effort needed to store ticket numbers
	Retention and Support	received from GDS, codeshare, and interline partners at the
passenger segment level.

137781	Specific Ticketing	Estimate development effort to provide specific ticketing
	Components	components for inbound interline sales generated by
partner carriers.

NOTE: Further design efforts indicate that this IPR is likely to be incorporated into the work being done in IPR 140964,
as indicated above.

99401	AVA Messaging FRD	Gol Airlines is requesting high-level estimate of AVA
functionality, as it is the standard used by their anticipated
137587		codeshare partner Delta Air Lines.

99403	Option 1 & Option 3	Gol Airlines is requesting high-level estimate of Codeshare
	PNR Exchange FRD	PNR Booking Option 1 and or Option 3 functionality, as it is
137585		used by their anticipated codeshare partner Delta Air Lines.

135440	Additional Booking	Gol desires additional functionality on Open Skies to further
	Record Content Filters	refine Booking Record Content Options based on specific
	FRD	carriers.

NOTE: This IPR is not anticipated to be pursued for Open
Skies as Navitaire and Customer have agreed to a
workaround.

135284	Open Skies FQTV	Estimate development effort to support OA FQTV number
	handling	retention and flown extract report

137717	Re-accommodation for	Gol desires to stop reaccomms (optionally) on code-share
	code-share flights	flights, as a possible new requirement

140103	Flight Close-out Report	GOL requested further information of flight close-out
functionality in Open Skies

Note: All Implementation details will be handled outside this list of product functionality and provided upon request.

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3 Open Skies Processor Upgrade. NAVITAIRE agrees to upgrade, at no incremental expense to GOL, the processors on the HP3000 hardware platform. The upgrade will be from [*] , NAVITAIRE agrees to upgrade the processors on the HP3000 hardware platform to the largest supported size at no incremental cost to GOL.

4 Open Skies Data Access. Navitaire will provide GOL access to a database server containing PNR’s, Vouchers, and Credit Shells at no incremental expense to GOL. This database is updated daily to reflect modifications of the underlying source transactions in the Open Skies reservations system. The data stored in the database currently supports the Navitaire SkyLedger product and contains versioned history of the transactions.

Navitaire will provide GOL the following implementation services:

• Configuration of a database server running Microsoft SQL 2000 containing data from the GOL SkyLedger database.
• Database connection string
• Data dictionary
• 80 hours of consulting assistance to gain connectivity and access the database

Ongoing, Navitaire will ensure data is loaded as per the SkyLedger Hosted Services Amendment, GOL has read-only connectivity to the database server, and access to the database.GOL is responsible for providing data access software, tool development, and local storage of query results.

Requirements:

• This solution is dependent on SkyLedger being deployed live in GOL’s production environment, such that data is loaded consistently and accounting periods are closed regularly.
• GOL will transition to use the New Skies ODS for data access with the New Skies implementation. GOL needs to evaluate any applications or services built around this SkyLedger replicated database in regard to scope/effort expansion of the overall New Skies conversion.
• The database will contain [*] months of data; consistent with SkyLedger data retention.
• The data model or data elements may change over time, as we upgrade the SkyLedger product. These changes may require GOL to modify previously developed queries or tools.

5 New Skies Enhanced Functionality. NAVITAIRE agrees to develop features for the New Skies platform as listed below and outlined in the Functional Requirements Documents, pending Customer’s timely approval of design and funding. Customer may use the development credits listed in the attached Exhibit H, Section 1.1.4.2 to fund these items. The committed delivery dates shown are for delivery to GOL’s test account on the New Skies platform.

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SCR	Subject	Description	Type	Committed Delivery Date To Test Account

Defined Requirements

8918	Multi-currency	Gol files all fares in one currency,	Gap	[*]
	solution for	either Brazilian reals (for Brazil
	fares	domestic markets) or US Dollars
(for Brazil non-domestic markets).
Booking engines need to convert
the filed fare to the currency of the
PNR, which may not be either of
these currencies. For example, all
GRU-EZE fares are filed in US
Dollars, but should be available for
an Argentine Peso booking

11461	International	Ability to apply different	Gap	[*]
	commissions for	commissions rate for international
	TAs	travel sold vs. domestic travel

9572	AU inventory	Introduce Schedule Planning	Gap	[*]
	management	functionalities for AU management
into SkyManager, related AU
building user interface, flights
display user interface, AU
modification user interface and AU
implementation user interface

8915	Installments for	Ability to accept Credit Card	Gap	[*]
	payments	Payments with installments for all
sales channels (SkySales,
SkySpeed, Web Services and GDS),
store the number of installments
and control the maximim number of
installments allowed per payment
type

9717	Display lowest	Ability to display the lowest	Gap	[*]
	published fare	published fare and discounted
	and discounted	Yankee fare in SkySales. The
	Yankee fare in	discount for the Yankee fare will
	SkySales	differ by travel agency. Displaying
these 2 fares in this manner is not
for all roles (in OpenSkies is
handled via Fare Groups in
Skylights)

10061	GDS Segment	Inbound segment cancellation	Gap	[*]
	Cancellation	processing options Ensures that
	Support	previously booked space is not lost
in a rebook request from external
systems and O & D rebook policies
are applied.

10740	SSR codes via	Automated Type B SSR messaging	Gap	v
	GDS	support processing for GDS created
bookings, including seat
assignments, variable controls by
airline, SSR replies, and SSR fees.

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11502	Send	For flight changes made to	Gap
	synchronization	bookings via SkySpeed, send SSR
	messages to	OTHS message stating “PLEASE
	GDS	UPDATE TO SYNCHRONIZE PNR”.
Configurable by external system
source means it can be configured
by each individual booking source,
i.e. 1S vs 1A vs CO

11508	GDS AG pmt	When GDS booking with AG	Gap	[*]
	reversal and /	payment is cancelled /changed,
	or leave out-of	allow AG payment reversal, leaving
	balance	PNR out-of-balance (NEGBAL
queue) or reverse to credit account.

11515	Expand	Current GDS default processing will	Gap	[*]
	Segment Sell	continue to exist whereby the
	Control Options	system will try and sell all
	on Connecting	segments in the booking request
	Flights Booked	without regard for the availability at
	by External	the O&D level. If the GDS,
	Sources (GDS	Codeshare or Interline source sells
	initially)	a connecting flight and the
connection cannot be sold because
the requested fare class is sold out
on the connection, the individual
segments that can be sold will be
sold, and those that can’t, won’t.
The system will continue to confirm
or ‘unable’ segments on a segment
by segment basis without regard
for the connection.

12640	Blocked space	Allow NewSkies carriers to	Gap	[*]
	codeshare	designate its own schedules and
inventory as ‘blocked space’ on
another carrier and provide an
acceptable means of transferring
host booking data to partner for
settlement purposes

14365	ANAC (formerly	The ANAC (formerly DAC) report is	Gap	[*]
	DAC) report	a combination of the Flight Line
(a0018ros) and City Pair Load
Factor (a0068ros) reports, with
some specifics requirements for the
Brazilian Government, as some
counts of Non Revenue Passenger.

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9855	OA (other	Ability to add/retain	Gap/	[*]
	airline) arrival /	OA/Passive/Informational segments	Enhancement
	continuation	in the NewSkies booking when
	segments	received in the Type-B booking
request. The system should
automatically, upon end
transaction, maintain segment
continuity in placing these
OA/Passive/Informational segments
in the booking
Ability to reply messages to the
GDS or booking source will not
contain these
OA/Passive/Informational
segments. This should also apply
when a held booking is cancelled
due to no payment

14358	3-digit decimal	Ability to set travel agency	Gap	[*]
	accuracy for	commission with 3 digits. Due to
	commissions	taxes that are calculated over the
travel agency commission, the
commission value is set as 9,545%
instead of 10%.

14481	Parent / child	Gol would like NSK to support	Enhancement	[*]
	relationship for	parent / child relationships between
	travel agencies	travel agencies with the following
basic requirements: (1) an
organization hierarchy would be
established between parent and
child travel agencies, which could
be composed of n levels, (2)
depending on the configuration
defined for an agent of an agency
within an parent/child hierarchy,
the agent would have access to
create/change/display PNRs of
other travel agencies included on
the hierarchy, and (3) credit
account, commissions, billing cycle,
fare rules and other organization
settings would remain associated to
the original PNR travel agency,
independently if the travel agency
is a parent or child travel agency

14424	APACS 30	Generate credit card authorization	Gap	[*]
request in APAC30 format.

-	SkyLedger -	Ability to upload travel agency	Gap	[*]
	interface to	commission and correspondent
	upload	posting in SkyLedger from New
	commissions	Skies.
from NSK

9715	Multiple aircraft	Ability to assign multiple aircraft for	Gap	[*]
	for thru flights	thru flights.

14389	Gol Special	Report is similar to the Manifest	Gap	[*]
	Manifest	with Trip Detail, plus the document
	(b0029rg9)	number (receipt number) and
promo codes (according to Gol, but
need to verify). The report is in Portuguese.

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14412	Change aircraft	Allow some roles to change aircraft	Gap	[*]
	/ cabin lids but	lid / capacity and cabin lids, but
	not nest / class	NOT class lids or nest lids. Agents
	lids	can view class and nest lids, but
cannot change them. Gol has a
Flight Center who does their ops
tasks such as Equipment Swap.
These users should be limited in
what they can change this is
enforced in OSK by the Change Lid
Job in SkySchedule.

14244	Show markets	Ability to show markets by direction	Gap	[*]
	by direction in	in fare grid. Due to high volume of
	fare grid	directional fares and it is very
difficult to manage them in the bi-
directional market columns.

-	Gol ticket	PNRs paid by Ticket FOP (TA) must	Enhancement	[*]
	support	NOT generate SSR with fare
breakdown back to GDS or OA
booking source. Inhibitor must be
in place to prevent this information
from going out. Only ticket
numbers that come in as standard
SSR TKN can be recognized as FOP.
Only bookings with specific classes
of service can be paid with ticket
FOP. Only accept ws FOP ticket
numbers that begin with 3 digit
established as valid ticket FOP
sources. Allow carrier to designate
valid ticket numbers series .

13037	Ticket support	If credit card and ticket numbers	Gap/	[*]
11784	Multiple FOP	received in same message, do not	Enhancement
	support	re-reject PNR on New Skies and
	Sale and	change behavior to be consistent
	payment	with OS.
options

11510	Error-handling	Gol has the problem that if the	Gap	[*]
	for GDS	maximum number of installments
	installments	allowed is 6, and the GDS sends 8,
the booking is cancelled. Gol does
not want the booking cancelled.

14270	Inbound	Enable Inbound Interline on New		[*]
	Interline	Skies	Enhancement
Enhancements
for New Skies

11784	Free Sale Code-	Enable free sale code-share for	Gap	[*]
	share	both Marketing and Operating,
consistent with the functionality in
the 8.05 release of Open Skies

15341	Type A/EDIFACT GDS	Consistent with the functionality in the 8.04 release of Open Skies	Gap	[*]

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Should Customer implement any code-share or interline agreements on the Open Skies platform, Navitaire agrees to provide a functionality match to those mutually agreed upon features that support the implemented code-share and/or interline agreement in New Skies prior to conversion per the Target Date referenced in Section 6. These features include:

• Any functionality listed above in section 2.0, but not section 2.1
• Any functionality or feature that is necessary to support the existing code-share or interline agreement (e.g., a custom boarding pass).

Navitaire further agrees to support the conversion of up to [*] Code-shares and up to [*] Interline agreements on New Skies (after they have already been implemented on Open Skies) as a part of the New Skies conversion process.

This list represents the Go-Live requirements for the New Skies platform and is the basis for the Target Date listed in Section 6 below. Any additional requirements will be subject to a change control process and could result in a mutual agreement to alter the Target Date.

6 New Skies Conversion. NAVITAIRE agrees that the conversion Target Date for GOL to move from Open Skies to New Skies is [*] with a contingency date of [*].

7 New Skies Defect Resolution Service Level

7.1 The following Definition will be added to Exhibit A. New Skies Conversion Period is the time in which Navitaire is actively converting existing customers from the Open Skies reservation platform to the New Skies reservation platform. This period will end when [*] of Navitaire’s reservation customers are using New Skies, or by [*] whichever i s sooner.

7.2 Service Level.

• For High priority IPRs for which the workaround or standard development timeframe incurs significant costs to Customer or which are not resolved within the target resolution timeframe as outlined in NAVITAIRE’s Customer Support Guide as notified to Customer, and reasonably not refused by the Customer, Customer and NAVITAIRE will work together to expedite the resolution to such issues as soon as practical. Customer can invoke the escalation process outlined in Exhibit A, Section 9.7.2 of this Agreement. With the escalation of an incident, the incident will be examined and assigned to the appropriate work group for a response and the Navitaire Account Manager, or designate, will provide updates each business day.

• If Navitaire believes the incident can be resolved through existing Support procedures, Customer shall have the right, up to a maximum of [*] times per calendar month, and up to [*] times per year, to re-define a High priority IPR to an Emergency priority IPR for expedited handling. If Customer does not use this option during a calendar month, up to [*] unused escalation exceptions may be carried forward to the next month, with a maximum of [*] exceptions available to Customer in any specific calendar month, and the yearly cap of [*] escalatio n exceptions will still apply. Emergency IPR resolution commitments will apply to the escalation exceptions.

• Otherwise, for the New Skies platform during the Conversion Period, Navitaire agrees to make a Senior Engineer available to Customer within [*] business days of an escalation to discuss details of the business requirement and options for meeting the business requirement. It is possible, even probable, that the most expeditious solution for the Customer would involve work by the Customer or a third party. If the

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working group determines that the best technical solution requires Navitaire coding, Navitaire agrees to provide estimated cost and timeframe within 5 business days of business requirement agreement.

• After the Conversion Period, Navitaire agrees to make a Senior Engineer available to Customer within [*] business days of an escalation to discuss details of the business requirement and options for meeting the business requirement. If the working group determines that the best technical solution requires Navitaire coding, Navitaire further agrees to address any required code fixes in the next available release maintenance or major release. The Customer recognizes that the nature of the required code change and associated testing will determine the type of release where the code can be implemented.

8 Pricing. Pricing for the Agreement is hereby consolidated in Exhibit H of this Amendment as follows:

• Pricing for Exhibit A, Hosted Reservations Services is now listed in Exhibit H, Section 1.

• Pricing for Exhibit B, Hosted Revenue Management Services (RMS) is now listed in Exhibit H, Section 2.

• Pricing for Exhibit F, Hosted Web Services is now listed in Exhibit H, Section 3.

• Pricing for Exhibit G, Hosted Revenue Accounting Services is now listed in Exhibit H, Section 4.

The pricing contained herein Exhibit H replaces pricing for the aforementioned Exhibits A, B, E, and F as of the Effective Date of this Amendment No. 7 of the Agreement.

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9 Definitions to be added to Exhibit A

9.1 New Skies Conversion Period. As listed in section 7.1 of this Amendment.

9.2 CRS/GDS/ARS PNR. A Passenger Name Record, being an individual electronic record with a unique record locator number, containing one or more passenger names and booked Segments which contains at least one Segment booked via a CRS/GDS/ARS using Teletype/Type B connectivity or via a CRS/GDS/ARS using Type A/ EDIFACT connectivity.

9.3 CRS/GDS/ARS Connection. A connection between GOL and a specific GDS/CRS or ARS partner for the purposes of distribution and/or communication of information services and/or products.

9.4 Passive/informational segments. Passive/informational segments are those segments entered or stored in the host’s reservation record, generally for informational notice of flights on Other Airlines, and that do not directly affect host’s flight inventory.

10 Functionality Delivery Penalties. NAVITAIRE agrees to late delivery penalties associated with the delivery of the “Defined Functionality” in Section 2 and Section 5 of this Amendment No. 7 as detailed below. Additionally, NAVITAIRE agrees to a late delivery penalty associated with the conversion date to New Skies from Open Skies. All penalties incurred will be in the form of a credit memo in the month following the period when the penalty is assessed.

10.1 Section 2 - Open Skies Deliverables Penalties. For each of the items listed in Section 2 of this Amendment No. 7, NAVITAIRE agrees to a penalty of [*] per item in the Defined Requirements section for each item that is not available for deployment to the GOL test account on the stated expected delivery date. The aggregate delivery penalty for all items listed as Open Skies deliverables shall not exceed [*].

10.2 Section 5 – New Skies Deliverables Penalties. For each of the items listed in Section 5 of this Amendment No. 7, NAVITAIRE agrees to a penalty of [*] per item in the Defined Requirements section for each item that is not available for deployment to the GOL test account on the stated expected delivery date. The aggregate delivery penalty for all items listed as New Skies deliverables shall not exceed [*].

10.3 Section 6 – New Skies Conversion Penalty. If, for reasons solely within NAVITAIRE’s control, the conversion date as defined in Section 6 of this Amendment No. 7 is delayed, NAVITAIRE agrees to a penalty of [*].

10.4 Maximum Penalty. With regard to Sections 10.1, 10.2, and 10.3 above, the total aggregate penalty that may be assessed to NAVITAIRE for late deliverables for the functions described herein is [*].

11 Termination.
This section 11 replaces Section 5.3 of the Agreement.

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11.1 Termination for Convenience. At any time after [*] years following the Effective Date of this Amendment No. 7, Customer may terminate this Agreement without cause upon [*] calendar days written notice to NAVITAIRE. This termination would only be effective and binding if all outstanding amounts in immediately available funds are paid within sixty (60) calendar days of the written termination notice being issued. I f the amounts outlined below are not paid in full, the termination would be considered null and void and Customer would be expected to continue all obligations in the Agreement and subsequent Amendments.

The amounts to be paid are:

• All outstanding amounts for invoices issued prior to sixty (60) days after the termination notice; and
• [*] of the product of the Customer’s Monthly Minimum Service Fee payments base d on the Guaranteed Monthly Minimum O/D Passengers in the attached Exhibit H Section 1.1.2 and the number of months remaining in the current term of the Agreement up to a maximum of [*] months.

During and immediately after the notice period, NAVITAIRE will continue to invoice Customer for services rendered on a monthly basis. Customer understands that it is responsible for paying for all services rendered through the end of the notice period. Customer will receive full credit on future invoices for any minimums already paid.

11.2 New Skies “Failure to Convert” Termination. If, through causes solely within NAVITAIRE’s control, GOL cannot be converted by the contingency date of [*] as stated in Section 6 of this Amendment No. 7, GOL may terminate the Agreement with [*] calendar days written notice. The termination right listed in this section 11.2 is valid from [*] until Custome r completes a full hour of Live bookings on New Skies. In addition the following terms would be applicable to this termination:

• This termination would only be effective and binding if all outstanding amounts are paid within sixty (60) calendar days of the termination notice being issued in immediately available funds. If these amounts and those listed below are not paid in full, the termination would be considered null and void and Customer would be expected to continue all obligations in the Agreement and subsequent Amendments.
• During and immediately after the notice period, NAVITIARE will continue to invoice Customer for services rendered on a monthly basis. Customer understands that it is responsible for paying for all services rendered through the end of the notice period.
• If Customer elects Termination for Convenience under this provision, there will be no service fees due to Navitaire for any minimum commitments or monthly guarantees after the [*] calendar days as defined above or termination of use of services, whichever is later. For clarity, under this scenario, Navitaire will, upon Customer’s request, provide Customer with duplicates of electronic media such as magnetic tapes or CDs of Customer’s database.

Customer will receive full credit on future invoices for any minimums already paid.

By [*], Customer will provide NAVITAIRE with a comprehensive list of issues identified by the Cus tomer through New Skies acceptance testing that will prevent a conversion to New Skies. This listing should describe the issue encountered and the business impact resulting from the issue. Any items identified by the Customer after this date will be addressed on a case by case basis to determine NAVITAIRE’S ability to address and maintain the planned implementation date. Should it be determined that the planned implementation date is not achievable given the effort to address any

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post [*] issue, the Termination rights in this Section 11.2 and the penalties listed in Section 10.3 will not be effective.

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11.3 Benchmark Study Termination. Upon execution of this Amendment No. 7, the Benchmark Study Termination is no longer in effect.

12 Penalty Associated with failed delivery of Agency Billing and Commissions (ABC) Files. Prior to the Target Date defined in Section 6 of this Amendment, NAVITAIRE will make ABC files available to Customer for download by 9AM local time of Customer primary facility on the date following the close of the relevant billing cycle. For example, if a billing cycle ends on the 10th of a month, the file will be available for download no later than 9AM on the 11th of that month. Failure to deliver will result in a [*] USD penalty per occurrence.

13 Revenue Management Provisions

13.1 Change in Delivery Obligations. Through mutual agreement, NAVITAIRE and Customer hereby choose to forego delivery of the Optimization Data recommendations listed in Exhibit B. NAVITAIRE maintains all obligations, including Service Level Targets and Data Delivery targets for Reporting data as listed in Exhibit B.

13.2 Termination for Convenience: Revenue Management System Product only. At any time following the execution of this amendment, Customer may terminate use of the Revenue Management System product with [*] days written notice and activate the delivery of data using one of NAVITAIRE’s existing pre-defined extract formats at the pricing indicated in the attached Exhibit H. Customer understands that any modification to these existing formats will constitute an enhancement which Customer will be required to fund.

14 Use of Third Party Access to Hosted Services. NAVITAIRE has enabled features in its Hosted Services to allow customers and third parties to access the Hosted Services and to modify certain NAVITAIRE products and applications, using software products and applications not developed by NAVITAIRE. Should there be a failure of a software product or application not developed by NAVITAIRE, or should such software product or application cause NAVITAIRE provided Hosted Services to fail or to be adversely impacted, NAVITAIRE shall, at its sole discretion, disable the offending software product or application, and deny access to NAVITAIRE Hosted Services. Software products and applications or modification to software products or applications not developed by NAVITAIRE that fail or cause NAVITAIRE Hosted Services to fail shall also suspend any Service Levels in the Hosted Services Agreement or other commitments previously agreed between the parties. The parties shall mutually agree on a written procedure that outlines NAVITAIRE’S acceptance of software products and applications not developed by NAVITAIRE

15 Resource in Brazil. NAVITAIRE agrees to place [*] staff person in Brazil to service GOL’s account across products and services. The resource will be flue nt in both the Portuguese and English languages. NAVITAIRE retains all responsibility for training this individual to be able to support GOL’s use of the NAVITAIRE products and to add value to the relationship.

16 Treatment of Earlier Amendments to the Agreement.

16.1 Amendment 1: Revised Minimums. This is no longer relevant upon the Effective Date of this Amendment 7.

16.2 Amendment 2: Type A Connectivity with Amadeus. All terms and conditions listed in Amendment 2 remain in effect.

16.3 Amendment 3: VPN Connectivity into the Minneapolis Data Center. All terms and conditions listed in Amendment 3 remain in effect.

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16.4 Amendment 4: Easy-Fly Implementation. The terms and conditions of this amendment are no longer relevant upon the Go-Live date for Hosted Web Services, as documented in Amendment 6.

16.5 Amendment 5: This amendment does not exist and therefore is no longer relevant upon the Effective Date of this Amendment 7.

16.6 Amendment 6: Hosted Web Hosting. All terms and conditions listed in Amendment 6 remain in affect, except those explicitly documented as changing in this Amendment 7.

17 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

18 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

19 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC.
By: ___________________________________
Its: ___________________________________
CUSTOMER
By: ___________________________________
Its: ___________________________________

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EXHIBIT G

HOSTED REVENUE ACCOUNTING SERVICES

Conflict and Exhaustion of Provisions

In the event that there exists any conflict between any term, condition or provision contained within this Exhibit and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Exhibit shall control. Further, the rights, obligations, and privileges of the parties shall be determined first by reference to this Exhibit, as opposed to the Agreement. For purposes of clarification, the rights, obligations, and privileges contained within this Exhibit shall control and govern any dispute between the parties until all such rights, obligations, and privileges have been exhausted in their entirety; and only after such time shall the rights, obligations, and privileges of the parties be determined by reference to the Agreement.

1 Definitions

As used in and for purposes of this Exhibit, the following terms shall be defined as set forth in this Exhibit. In the event that there exists any conflict between a definition set forth in this Exhibit and in any definition contained within Section 1 of the Agreement, the definition set forth in this Exhibit shall control.

1.1 Customer Revenue Accounting Contact has the meaning set forth in Exhibit D.

1.2 Direct Consultation has the meaning set forth in Section 5.5 hereof.

1.3 Executive Sponsors has the meanings set forth in Exhibits C and D.

1.4 Support Centre means the NAVITAIRE facility that accepts phone and Internet based Customer support tool service requests related to Hosted Services.

1.5 Scope Analysis has the meaning set forth in Section 3.5 hereof.

1.6 System Error has the meaning set forth in Section 10.1.1 hereof.

2 Scope of Services

NAVITAIRE will provide certain services and support functions during the term of this Agreement related to the Hosted Revenue Accounting Services and related applicable products. The Hosted Services System infrastructure capacity will be established and configured for Customer’s operations based on flight segment volume estimates provided by Customer. NAVITAIRE will provide:

X Sky Ledger Hosted Revenue Accounting Services, including:

• PNR XML, Credit Shell XML, Voucher XML, Agency Billing and Commissions XML and the Flight Following XML from the NAVITAIRE Hosted Reservation Services.
• Creating account posting data for the events related to the XML input files.
• Providing a reporting capability from the summary journal level with a drill down capability to the PNR level.
• Providing the ability to map accounting events to airline specified general ledger accounts.
• Providing an output file for the airline to create an electronic interface to the general ledger.

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Customer will be responsible for transferring data from the Hosted Revenue Accounting Services to Customer’s general ledger. Such functionality is specifically excluded from NAVITAIRE’s Hosted Revenue Accounting Services.

3 Implementation Services

3.1 Data Center Implementation Services. NAVITAIRE will configure, install, activate, and test the necessary data center hardware and software for providing the Hosted Revenue Accounting Services to the Customer. Unless otherwise specified, these services do not include communication circuits, wireless data services, or any remote communication devices, including routers or network hardware. Client personal computers, workstations, or other Customer devices connected to the Hosted Services System are the responsibility of the Customer and must meet the minimum specifications as required by NAVITAIRE.

3.2 Virtual Private Network (VPN) Connectivity. If Customer desires to use a virtual private network (VPN) for connectivity to Hosted Reservation Services, NAVITAIRE will evaluate such a request to determine the viability of the use of a VPN connection for either a primary or back-up data circuit. After review, NAVITAIRE will advise Customer if the request is approved and any cost which may apply.

3.3 Network Configuration and Design Services. NAVITAIRE will supply recommended technical diagrams and will advise Customer on required network hardware requirements for client portion of application, as necessary. Customer shall have internal or third party network expertise available for the installation and configuration of their required network.

3.4 System Integration Services. As Customer uses the NAVITAIRE Hosted Reservation Services, NAVITAIRE will integrate daily reservations activity XML extract files from NAVITAIRE Hosted Reservation Services into the Hosted Revenue Accounting Services.

During the implementation of the Hosted Revenue Accounting Services and before production use of such services, NAVITAIRE will assist in the assessment of the transfer of the general ledger output file from the Hosted Revenue Accounting Services application. The Customer shall be responsible for the cost of modifying or replacing any third-party systems including hardware and software. For future integration services, NAVITAIRE will, upon request, provide an estimate, however, any services will be provided on a time and materials basis.

3.5 Scope Analysis

3.5.1 NAVITAIRE has conducted a Scope Analysis to gather information on Customer’s desired use of the Hosted Revenue Accounting Services and outline functional capabilities of the Hosted Services System. During the Scope Analysis, NAVITAIRE worked with Customer to conduct a business process review that will define the scope of the implementation project. The Scope Analysis deliverable was a statement of work, which defined project scope, project plan, project schedule, including NAVITAIRE and Customer responsibilities, used to determine the Target Date.

3.5.2 The Hosted Revenue Accounting Services installation process will include:

• Set up of physical and database environments
• Data import services
• Initialization of the Hosted Revenue Accounting Services software
• Import/load of reference and historical data
• Technical and functional testing
• User Training
• Conversion plan

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During the Scope Analysis phase, these were incorporated into an implementation work plan with input from Customer.

3.6 Customer Site Services. NAVITAIRE will assist Customer with the testing of the required telecommunications connection between the NAVITAIRE data center and the designated Customer facility. Customer shall be responsible for the cost of troubleshooting or connecting the Customer’s internal network. Additional technical support for on-site assistance after the initial conversion for production use of the Hosted Revenue Accounting Services shall be quoted on a project basis at the request of the Customer using the rates as outlined in Section 9.3 of this Exhibit G.

3.7 Initial Training Services. NAVITAIRE will supplied the following training and Customer agrees to participate in such training for the Hosted Revenue Accounting Services:

3.7.1 Up to a maximum of three (3) days which may be attended by up to a maximum of three (3) Customer employees at the NAVITAIRE corporate offices located in Minneapolis, Minnesota or other location as mutually agreed. Training phases will include a follow up review of two (2) days approximately sixty (60) days after going live with the Hosted Revenue Accounting Services. If Customer desires on-site initial training, Customer will be responsible for providing the training site, all required computer hardware, stable technical environment, and any related expenses including NAVITAIRE trainer(s) travel and out-of-pocket expenses. All training will be conducted in Portuguese.

Topics included the revenue accounting concepts used in the Hosted Revenue Accounting Services, user and administrative features and functions. Customer must complete basic computer familiarization and Windows training for all trainees prior to the initial training. As Customer is contracting to use the NAVITAIRE Hosted Reservation Services, and the Hosted Revenue Accounting Services uses the data extracts from this system, trainees must also have completed a basic course on the features and functions of the Hosted Reservation Services.

3.7.2 Customer has been provided an electronic copy of the manual in Adobe Acrobat (PDF) format for download via the NAVITAIRE web site. Technical specification and technical reference manuals are for internal NAVITAIRE use only, unless otherwise specified in this Agreement or by other arrangement. All materials provided by NAVITAIRE are in the English language unless otherwise specified within this Agreement.

3.8 Project Reporting

3.8.1 During the course of Implementation Services, the NAVITAIRE Hosted Revenue Accounting Services Project Manager will provide weekly status reports as follows: (a) Weekly Project Plan Update and Status Report; (b) Weekly Updated Issues/Resolution List; and (c) Executive Summary.

(a) Weekly Project Plan Update and Status Report. Weekly status reports will be transmitted to Customer each Monday during the provision of Implementation Services. This report will include updated status on the process and an updated project plan. A list of the following week’s tasks and goals will be included in the report.

(b) Weekly Updated Issues/Resolution List. Weekly updated issues/resolution lists will be forwarded to Customer on the same schedule as the Weekly Project Plan Update and Status Report. The Issues/Resolution List will include specific additional items discovered in the project analysis, or critical issues that deserve heightened priority apart from the project plan. The Issues/Resolution List will include the task, party responsible, date, open/close status, priority, and date of closed task.

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Every issue will be given a priority relative to a mutually agreed priority with Customer. Priorities will be ranked 1-5, 1 being most critical. Below is a description of each priority:

• Priority 1 – Urgent. All issues included in this priority are deemed critical and will be given priority attention. These issues may affect a milestone or dependency related to the Target Date completion of conversion services. Issues in this category are critical to resolve prior to other project dependencies and milestones being completed.

• Priority 2 – High. Issues included in this priority may affect the Target Date and require resolution prior to the completion of conversion services.

• Priority 3 – Medium. Issues included in this priority are not required prior to completion of conversion services, but must be finished prior to the end of Implementation Services.

• Priority 4 – Low. These items are not critical to either the completion of conversion services or Implementation Services but require monitoring for subsequent follow up or entry into NAVITAIRE’s Internet based customer support tool.

• Priority 5 – Excluded. These items are deemed excluded and are either unnecessary or may be addressed in a business process change or work-around.

(c) Executive Summary. An Executive Summary will be provided to both the NAVITAIRE and Customer Executive Sponsors upon reaching critical milestones. These milestones will be established mutually with the Customer as the final project plan is established.

3.9 Implementation Services Time Frame

3.9.1 Beginning on the Effective Date of this Agreement, NAVITAIRE agrees to work with Customer, using commercially reasonable efforts, to plan, coordinate, and to make progress toward completion of the required Implementation Services within the time frame preceding the Target Date. Depending on requirements for the loading of data included in the four XML Input files outlined as Interface Files in Section 7 below, into the Hosted Revenue Accounting Services and conversion, the project timeline and Target Date for Implementation Services of Hosted Revenue Accounting Services is determined as part of the implementation project plan.

During the course of planning discussions related to this Amendment, NAVITAIRE acknowledges the Target Date as requested by the Customer for completion of applicable portions of Implementation Services. The Target Date for completion of Implementation Services is no later than [*]. NAVITAIRE and Customer will detail dependencies of the project plan, in order to confirm the Target Date achievability. Customer recognizes that achievement of this Target Date is dependent upon Customer resource dedication.

3.9.2 NAVITAIRE recommends at least four (4) weeks of data included in the five XML Input files outlined as Interface Files in Section 7 below, containing Customer’s open PNR data from NAVITAIRE’s Hosted Reservation Services, prior to activation and initialization of the Hosted Revenue Accounting Services. Open PNR data will include future flight segments as well as any past unflown segments which still have a positive remaining balance which have not been converted to a voucher or credit shell.

3.9.3 Typical timelines for implementation average [*] months for full project implementation. The Hosted Revenue Accounting Services implementation process will be conducted in parallel with the NAVITAIRE Hosted Reservation

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Services implementation (if applicable), however, the Hosted Reservation Services conversion to production will normally precede the conversion of the Hosted Revenue Accounting Services implementation.

3.9.4 The NAVITAIRE Hosted Revenue Accounting Services implementation team will have an assigned project lead and central contact point that will interface with the Customer Revenue Accounting Contact during the Implementation Services period.

3.9.5 Intentionally left blank.

3.9.6 Upon completion of the Implementation Services as described in Section 3 of this Exhibit, NAVITAIRE will provide written notification to the Customer Revenue Accounting Contact or Customer Account Liaison named in Exhibit D of this Agreement.

4 Data Circuits

4.1 Primary and Backup Data Circuits. Customer shall be responsible for all telecommunication dedicated, dial-up, or wireless circuits used by Customer in connection with the transmission of data between the Hosted Services System and the Customer’s site(s), as stated in Section 4.9 of this Agreement. It is anticipated that Customer will use the same primary and back-up data circuits to transmit data for the Hosted Revenue Accounting Services as those used to support the delivery of the Hosted Reservation Services. Customer shall be responsible to ensure that the data circuits are capable of handling the additional data volume required for the Hosted Revenue Accounting Services. If Customer wishes to use any alternative arrangement to the Hosted Reservation Services data circuits, Customer must forward this request to NAVITAIRE for approval.

4.2 Facility Locations. The facility locations provided for in this Agreement are as follows:

• The NAVITAIRE Hosted Revenue Accounting Services data center will be located in Minneapolis, Minnesota, USA.

• The Customer’s primary facility will be located in Sao Paulo, Brazil.

5 Included Support

5.1 Support Centre Support. NAVITAIRE will include English-speaking Support Centre Support via e-mail, Customer Internet support tool, or telephone. An up-to-date version of NAVITAIRE’s Support User Guide will be available to Customer on NAVITAIRE’s Customer Care web site.

The allotment of hours for included support is for the specified period only and may not be carried forward. Allotted monthly hours of Support Centre Support are not deducted for Emergencies, System Error reporting and use of the online support system. All other related hours are deducted in fifteen (15) minute increments with a minimum of fifteen (15) minutes per occurrence. This support is subject to the following levels:

5.1.1 Initial Support. Included in the first thirty (30) days following the implementation of Hosted Revenue Accounting Services, Customer is allotted, at no additional charge, a maximum number of included Support Centre Support hours as described in Exhibit G, Section 9.3. If Customer utilizes the Support Centre more than the allotted number of hours, the Support Fees in Section 5.3 hereof will apply.

5.1.2 Basic Support. After the expiration of initial support, Customer is allotted, at no additional charge, a maximum number of included Support Centre Support hours as described in Exhibit G, Section 9.3. If Customer utilizes the Support Centre more than the allotted number of hours, the Support Fees in Section 5.3 hereof will apply.

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5.2 Hours – Non-Emergency. NAVITAIRE Support Centre Support for Hosted Revenue Accounting Services is available Monday – Friday, 7am – 7pm CDT/CST, excluding NAVITAIRE holidays (Christmas Eve, Christmas Day and New Year’s Day).

5.3 Support Rate. Charges for additional support hours exceeding the applicable initial or basic support for the Support Centre will be invoiced at the rate specified in Section 9.3 of this Exhibit.

5.4 Available Assistance. The NAVITAIRE Support Centre may be contacted for assistance. All services are in English, unless otherwise specified in this Agreement. This Section 5.4 outlines procedures for reporting Emergencies, errors, and requests.

5.4.1 Emergency. An Emergency is defined as the Hosted Revenue Accounting Services not functioning for the Customer due to an Interrupted Service. A Hosted Revenue Accounting Services Interrupted Service is defined as an outage due to:

• NAVITAIRE controlled primary circuit network line being down,
• NAVITAIRE controlled server or router being down, or
• System Error,
which prevents the delivery of the daily Postings Report or the general ledger output file on the last day of the accounting period.

Note: The Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

Interrupted Service due to Customer misuse of the Hosted Services System will incur Support Fees at the rate specified in this Exhibit, Section 9.3.

The NAVITAIRE Support Centre may be reached, without charge, in the event of an Emergency twenty-four (24) hours per day, seven (7) days per week by calling the number provided in Exhibit C, Section 1.

The Customer will be requested to call the Support Centre and report the Emergency, in English, to the representative, or if all representatives are busy with other calls, a message may be left in English on the voicemail response system, which will page an appropriate contact. A representative of NAVITAIRE will return the Customer’s call within fifteen (15) minutes with an acknowledgement and initial response to the Customer.

Provided the Emergency is due to an outage of the Hosted Revenue Accounting Services, NAVITAIRE will advise Customer regarding the status of the error or problem and the anticipated period to resolution. During normal business hours, both the NAVITAIRE Account Manager and Customer Account Liaison will be notified and briefed on the situation.

Customer is required to provide NAVITAIRE with an after-hours emergency contact number in Exhibit D, which will be answered by the Customer when called by the NAVITAIRE support representative.

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5.4.2 Error Reporting. Customer may report an identified Hosted Revenue Accounting Services System Error at no additional cost through the Support Centre or the Internet based customer support facility.

5.4.3 Request Reporting. Customer may utilize the NAVITAIRE Internet support tool to contact the NAVITAIRE Support Centre electronically for the following service requests:

• Custom Enhancement Requests
• New product concepts or requests
• Additional training requests
• Consulting services

These services are subject to the fees as described in Section 9.3 of this Exhibit and are accepted at the discretion of NAVITAIRE. If the request is accepted by NAVITAIRE, a price quote and time schedule will be generated.

The Customer will then decide whether to authorize the work to be performed by NAVITAIRE.

5.4.4 Applicable Rates for Support.

• Direct Consultation. Direct Consultation is defined as Customer-initiated contact directly to NAVITAIRE revenue accounting research & development personnel, thereby bypassing the NAVITAIRE Support Centre. The rates applicable for this service are listed in Exhibit H.

• Direct Engineer Support. The rates for Direct Engineer Support will apply to any Customer issue which requires Senior Engineer NAVITAIRE research and development personnel assistance that is not related to a System Error. (Examples of this might include assistance with Customer’s non-standard data extracts or data queries, etc.) The rates applicable for this service are listed in Exhibit H.

• Normally Hourly Support. This rate will apply for all support requests and other circumstances as defined in Exhibit H.

5.5 Third Party Interfaces

5.5.1 NAVITAIRE will only supply and support defined interfaces to third party systems utilized by the Customer if listed in this Section.

5.5.2 Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

6 Scheduled Maintenance

The Hosted Revenue Accounting Services will be available to Customer for normal application operations Monday – Friday from 10:00 AM to 10:00 PM, local Customer time. The hours of 10:00 PM to 10:00 AM will be used by NAVITAIRE for daily processing, including updates, optimization and creation of scheduled reports. Saturdays and Sundays will be used by NAVITAIRE for software installations, database backups, database maintenance, operating system patches, third party software upgrades, hardware maintenance, and hardware upgrades. If Customer requires access to the Hosted Revenue Accounting Services outside of normally available hours, Customer may request additional access through an IPR, with at least one (1) business day’s advance notice. NAVITAIRE will minimize scheduled downtime during Customer’s normal business hours.

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7 Hosted Revenue Accounting Services Functionality

The table below outlines the included functionality expected to be available in NAVITAIRE’s Hosted Revenue Accounting Services. This list may be expanded or modified in the future based upon new releases.

Hosted Revenue Accounting Services - SkyLedger

General Features

•	Captures financial events for NAVITAIRE reservation activity and relates the activity to the relevant financial accounting period.
•	Maintains a historical PNR, Voucher, and Credit Shell database with a separate version whenever a financial change occurs.
•	Provides periodic financial reporting with accounting period integrity.
•	Provides a financial audit trail for financial activity related to the life of each PNR.
•	Provides a financial audit trail for each accounting entry down to the specific transaction event detail.
•	Provides data retention for PNRs, Vouchers, Credit Shells and accounting details.
•	Includes a web based report creation tool which enables the user to create and view a set of reports.
•	Provides the ability to map accounting events to airline specified general ledger accounts for reporting or electronically interfacing to the airline’s general ledger system.
•	Provides financial detail in the airline’s designated “host” accounting currency without loss of the sales currency in the reporting data.
•	Provides the ability to re-map transactions and automatically reprocess those affected by the mapping
•	Provides a pre-defined set of reports for critical accounting events with the flexibility of these reports changes.
being available in text, PDF, or Excel.
•	Provides simple proration of fare over each leg within a given through segment.
•	Provides flexibility to map account numbers to specific transactional data elements, e.g. aircraft type, tax code, or country code.
•	Accepts credit card settlement data from the Customer’s Payment Service Provider or NAVITAIRE’s Payment Service, performing accounting for settled and chargeback amounts.

Reports

Accounting Reports
•	Account Center Balance Report. Displays account / center balances for each of the carrier’s accounts.
•	Journal Entry Detail Report. Displays account / center balances grouped by Journal Entry.
•	Activity Balance Report. Summarizes daily postings by account event / account type.
•	Account Mappings Report. Displays all relevant information related to an account mapping for a user-specified company code, effective period, account event and account type.
Revenue Reports
•	Revenue By Distance. Displays base and gross revenue by seat mile/kilometer on a specific date or within a specified date range for flights between two cities.
•	Revenue by Fare Class. Displays revenue by fare class on a specific date or within a specified date range.
•	Revenue by Flight. Displays revenue by average seat mile/kilometer for individual flights.
•	City Pair Load Factor. Displays passenger totals, load factor, ASM, Revenue, RPM, yield, RASM, and other data by city pair as well as by individual flights serving each city pair.
•	Earned / Unearned Revenue. Displays information on earned and unearned revenue for flights between a designated city pair including analysis by booking date and equipment type.
Business Reports
•	Credit Shell / Voucher Expiration. Lists expired credit files, credit shells and vouchers for a specified time period.
•	Fees and Discounts. Displays fees and discounts, by currency and type, entered into the system.
•	General Tax History. Displays information for selected tax payments.
•	Payment Report. Displays information about payments made against a PNR grouped by date, agent or type based on parameters specified.
•	Flight Reconciliation Report. Displays Flight Statistics and what has been received and accounted for within SkyLedger.

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•	Unearned Revenue Liability Report. Displays all PNRs for which the total unearned revenue posted to the accounting detail database is not equal to the total amount of earned, no-show, and expired revenue. This report will provide the user with exposure to their unearned revenue liability (items sold, but not flown).
•	Delta Report. Displays all transactions for which the total debit and credit amount do not balance for the account specified by the user.

Operational Reports
•	Extract Load Errors Report. Displays all transactions that could not be successfully loaded to the historical database.
•	Reconciliation Report. Daily, scheduled report that is used to ensure all transactions listed on the historical database are also posted to the accounting detail database with the appropriate amounts. Only discrepancies between the historical and accounting database are displayed.

Modules and Interfaces

Modules
•	PNR Load. Accept PNR XML from the NAVITAIRE reservation system and validate file, load to Temporary Database for further processing by Version History module.
•	Voucher Load. Accept Voucher XML from the NAVITAIRE reservation system and validate file, load to Temporary Database for further processing by Version History module.
•	Credit Shell Load. Accept Credit Shell XML from the NAVITAIRE reservation system and validate file, load to Temporary Database for further processing by Version History module.
•	Flight Following Load. Accept Flight Following XML from the NAVITAIRE reservation system and validate file, load to Temporary Database for further processing by Version History module.
•	Agency Billing and Commission Load. Accept Agency Billing and Commission file from the NAVITAIRE reservation system, validate file, and load to database.
•	Credit Card Settlement Load. Accept credit card settlement data from the Customer’s payment service provider, validate file, and load to database.
•	PNR Version History. Version incoming PNR and insert a control row to trigger action by the accounting generator.
•	Voucher Version History. Version incoming Voucher and insert a control row to trigger action by the accounting generator.
•	Credit Shell Version History. Version incoming Credit Shell and insert a control row to trigger action by the accounting generator.
•	Flight Following Version History. Version incoming Flight and insert a control row to trigger action by the accounting generator.
•	Accounting Generator. Generate accounting transactions based on prior versions of PNR, Voucher and Credit Shell comparing differences to determine what financial events have changed.
•	Account Mapping. Assign an account period, company code, journal entry, debit/ credit account/ center to a specific accounting transaction.
•	Remap Request. Identify and process the transactions that must be reversed and remapped as a result of modifications to the account mapping table.
•	Re-conversion Request. Identify and process the transactions that must be reversed and reposted as a result of modifications to the currency conversion rate table.
•	Account Reversal. Update the accounting detail table to reverse all accounting related to the transaction key provided.
•	Transaction Reconciliation. Generate suspense accounting to ensure all transactions are balanced (i.e. debits equal credits at the transaction level).
•	Monthly Close Processing. Perform a variety of actions related to the close of an accounting period.
•	Simple Proration. Retrieve air miles for each leg within a given through segment and divide the fare among the constituent legs.
•	Expiration. Generate accounting to relieve liability related to unused transactions (PNRs, Credit Shells, Vouchers) following a user-specified expiration period.
•	Purge. Delete fully-used, closed transactions from the historical and accounting databases following a user-specified retention period.
•	General Ledger Creation. Extract all accounting records in local and/or host currency on a daily or monthly basis to be fed via XML interface into the Customer’s General Ledger system.
Interface Files

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SkyLedger is populated by the XML extract files provided by the Open Skies by NAVITAIRE reservation system. The main output of the SkyLedger system will be the general ledger feed, which supplies the data that can be interfaced into the Customer’s financial system. Please note that each of the interface files listed below has a standard file specification and all files accepted or created by the SkyLedger system must be formatted in accordance with these file specifications.

Inputs:
•	PNR XML. Daily XML Extract from the Open Skies by NAVITAIRE reservation system with PNR / Passenger information such as booking, flown, or payments.
•	Credit Shell XML. Daily XML Extract from the Open Skies by NAVITAIRE reservation system with Credit Shell information such as creation of, usage.
•	Voucher XML. Daily XML Extract from the Open Skies by NAVITAIRE reservation system with Voucher information such as creation of, usage.
•	Flight Following XML. Daily XML Extract from the Open Skies by NAVITAIRE reservation system with flight information such as origin, destination, or passenger counts.
•	Agency Billing and Commissions File. Comma-delimited extract file from the Open Skies by NAVITAIRE reservations system with commission allocations at a PNR level.
•	Credit Card Settlement XML. XML extract from the carrier’s payment service provider with credit card settlement information provided at a PNR level (Optional)Upon conversion to New Skies, the above input files will be replaced with a reasonable substitute.

Outputs:
•	General Ledger Feed. Daily/Monthly general ledger feed out of SkyLedger to Customer’s general ledger system to update the journal entry / account balances.

User Interface
SkyLedger provides a user interface for: a) viewing and managing accounts, b) viewing journals and account mappings to allow customization accounts, and c) viewing journal entries to track how transactions are applied to those specific accounts. The following five user interfaces will be included in SkyLedger:

•
Accounts. The accounts user interface will be used to insert, update, and delete entries from the SkyLedger account table, center table, and company account center table. These tables in turn are used to validate entries to the SkyLedger account mapping table.

•
Journal Maintenance. The journal maintenance user interface will be used to insert, update, and delete entries on the SkyLedger journal entry table. This table in turn will be used to validate entries to the SkyLedger account mapping table.

•
Journal Approval. The journal approval user interface will be used to approve the debit/credit balance for each journal entry. Please note that this interface is intended to be used in conjunction with the SkyLedger journal entry detail report. Quality Assurance and management approval of a journal entry is required before data related to this journal entry may be bridged to the user via the automated monthly G/L feed (where the carrier has requested user-approval of the journal entry balance).

•
Mappings. The mappings user interface will be used to insert, update, and delete entries from the SkyLedger account mapping table. This table in turn will be used to assign a debit account/center and credit account/center to accounting transactions based upon the type of accounting event (account event/account code) and the specific characteristics of the transaction (mapping fields). The account mapping table also enables individual accounting transactions to be classified under the proper company code and journal entry.

•	Currency Maintenance. This user interface will allow the user to enter the exchange rate from each currency to the host currency at the company level with an effective date for each exchange rate.
•
Service Types. This user interface will allow the carrier to identify each service type and specify whether or not the revenue related to that service will be earned at the time of booking or the time of flight.

Revenue Accounting System Data Storage and Access

General Features

•	Online access for historical revenue accounting system data up to [*] from current date.
•
Access to historical revenue accounting system data more than [*] prior is available via archive database application or standard media (e.g. tape) stored offsite. Access to data more than [*] prior is provided upon request through Internet based customer support facility at a price to be quoted upon receipt of such request.

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8 Customer Hardware, Software, Connectivity and Network Requirements

8.1 Software Use and Upgrades. Customer is required to maintain the latest version of supported NAVITAIRE and related third party software as directed by the NAVITAIRE Support Centre. Upon receipt of upgraded software, newer versions or software, or notification of third-party software updates, Customer must update their software version(s) within fifteen (15) days. Failure to complete the advised upgrades may result, at NAVITAIRE’s option, in the suspension of Included Support, as described in Section 5 of this Exhibit.

8.1.1 Unless third party software is incorporated into the Hosted Services System and indicated specifically in the specifications included in this Exhibit, neither NAVITAIRE nor such third party shall be liable for the performance or failure to perform of the other.

8.2 Equipment Specifications. The equipment specifications below outline the required, supported hardware and software necessary for the proper function and efficient operation of the Hosted Revenue Accounting Services and applicable products. Unless otherwise specified in this Section, the equipment and software listed below are the responsibility of the Customer. All specifications are subject to change. Customer will be provided a minimum of thirty (30) days notice of incremental hardware upgrade requirements.

Hosted Revenue Accounting Services – SkyLedger

The Hosted Revenue Accounting Services is anticipated to be a browser based application. NAVITAIRE will advise Customer of supported web browser versions to access the Hosted Revenue Accounting Services no later than thirty (30) days prior to a required change.

Workstation:
•	Windows XP
•	Microsoft Office
•	2.0 gHz Intel Pentium 4 Processor with MMX (or higher)
•	512 MB RAM (or higher); AGP and PCI bus; 100-133 MHz FSB
•	17” Monitor minimum
•	Internet Explorer Version 6.0 or higher
•	100 MB Network Card (with 100 MB network, end to end)

Network Hardware, Software, and Data Circuits

•
Data Circuits: Customer must already have or must install the necessary equipment and circuits to support their primary revenue accounting site and any remote locations. NAVITAIRE requires a LAN/WAN network supporting TCP/IP protocols.

•	Routers, DSU/CSUs, and Modems: Customer should contact NAVITAIRE for recent information regarding supported routers and other network communication equipment.
•
IP Addressing: NAVITAIRE requires that all hosted Customers use Internet Registered IP addresses on all client workstations or devices that require connectivity to the Hosted Revenue Accounting Services. Alternatively, NAVITAIRE requires a NAT (Network Address Translation) router to be installed behind the NAVITAIRE gateway router. The NAT must then have the Internet Registered IP address.

•
Customer Provided Data Circuits: NAVITAIRE requires a review of the proposed primary or backup data circuit(s) prior to a third party agreement and installation. Where possible, NAVITAIRE will use reasonable effort to provide all necessary specifications and extend management of the data circuit as permitted by the Customer and the third party supplying the data circuit(s). If VPN connectivity is desired, VPN providers require NAVITAIRE approval.

8.2.1 Data Circuits. Customer must arrange and pay for necessary circuits for Hosted Revenue Accounting Services file transmissions. NAVITAIRE may act as the Customer’s agent to order and facilitate installation of these circuits upon written request by the Customer.

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9 Fee Schedule

All fees in this Section are specified in USD.

9.1 Service Fees

9.1.1 Monthly Recurring Service Fees – Revenue Accounting Services/Products. The Monthly Recurring Services Fees for the Hosted Revenue Accounting Services are listed in Exhibit H, Section 4 of this Amendment No. 7.

9.2 Implementation Fees

All fees are listed in Exhibit H.

9.3 Support Fees

Included Support is listed in this Exhibit H, Section 6.1.

Fees for Support are listed in Exhibit H, Section 6.1.

9.4 Other Fees

Fees for Support are listed in Exhibit H, Section 6.2.

9.5 Payment of Implementation Fees. Sixty (60) days prior to the projected commencement of the use of the Hosted Revenue Accounting Services as detailed in the Agreement, a security deposit equal to the sum of all minimum Service Fees for a single month that will be provided under this Agreement is due and payable to NAVITAIRE. The security deposit for Hosted Revenue Accounting Services is USD $0. This security deposit amount will apply in addition to monthly minimum security deposits for any other products or services outlined in another Exhibit included in this Agreement. The combined total of all the monthly minimum amounts is the required security deposit. This security deposit will be held by NAVITAIRE to be applied to the last month’s services to be provided under this Agreement. If Customer fails to pay any sum due under this Agreement in a timely manner, NAVITAIRE may apply this security deposit for payment of any past due amount. If this security deposit is applied to amounts past due, Customer will immediately remit to NAVITAIRE the amount necessary to restore the security deposit to its original amount.

Immediately upon signing this Agreement, one half (1/2) of all Implementation Fees are due and payable. The Implementation Fees due on signing is USD $0. The remaining balances of all Implementation Fees are due and payable on the earlier of: (a) the first day of production use of the Hosted Revenue Accounting Services; or (b) the Target Date as detailed in this Exhibit G, Section 3.9.1 provided, however, that NAVITAIRE does not request a delay as described in this Exhibit G, Sections 9.6.2 and 9.6.4.

9.6 Fee Commencement after Implementation. The following four (4) scenarios will determine the commencement schedule for the monthly recurring Service Fees as outlined in Section 9.1 of this Exhibit and the due date for the remaining balances of the implementation fees:

9.6.1 Implementation by Target Date. Upon availability of the Hosted Revenue Accounting Services for use by Customer, effective on the Target Date as detailed in this Exhibit G, Section 3.9.1, all remaining implementation fees are due and applicable monthly recurring Service Fees will commence. These fees will commence regardless of actual use of Hosted Revenue Accounting Services or subsequent delay by Customer.

9.6.2 Requested Delay by NAVITAIRE. In the event that NAVITAIRE requests a delay in order to complete remaining Implementation Services, the remaining implementation fees will be due and applicable monthly recurring Service Fees will commence only on the earlier of the actual date of completion of Implementation Services or the new Target Date. NAVITAIRE will provide

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written notice of the new planned Target Date and outline remaining Implementation Services.

9.6.3 Requested Delay by Customer. In the event the Customer requests a delay in the completion of Implementation Services past the Target Date, remaining implementation fees are due and any monthly recurring Service Fees will remain effective. Such requested delay may result in rescheduling portions or all of the remaining Implementation Services to the next available timeframe as evaluated by NAVITAIRE, unless mutually agreed in writing otherwise.

NAVITAIRE reserves the right to apply additional implementation fees as are necessary when rescheduling the Implementation Services due to Customer request. All fees as described in the Agreement and Exhibit G, Section 9.2 are to be applied based on the scheduled Target Date.

9.6.4 Mutual Agreement for Delay. In the event that both NAVITAIRE and the Customer agree to delay in order to complete the required Implementation Services, the remaining implementation fees will be due and the applicable monthly recurring Service Fees will commence on the newly agreed Target Date for the Implementation Services.

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10 Service Levels and Service Level Targets

10.1 Definitions.

This Service Levels section in this Exhibit G will reference the following definitions:

10.1.1 Reporting Period. The reporting period will be a calendar month. The Account Manager and support team will measure monthly calculations for each to account review session.

10.1.2 Executive Review Meeting. A formal meeting attended by Customer, NAVITAIRE and any related third party required, in response to non-compliance to the specified System Availability Target.

10.1.3 Excused and Planned Downtime Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period during which Host Revenue Accounting Services are unavailable due to: (A) an outage on Customer’s network (B) an event of Force Majeure or (C) a planned, scheduled and approved event including system maintenance during which a particular service, upgrade or system routine requires planned interrupted service.

10.1.4 Reporting Period Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period minus the total number of Excused and Planned Downtime Minutes during such Reporting Period.

10.1.5 Interrupted Service Minutes. With respect to a given Reporting Period, the total number of minutes during such Reporting Period, during which Hosted Revenue Accounting Services are unavailable, excluding Excused and Planned Downtime Minutes. This time is tracked by the minute, rounded up to the nearest minute per incident.

10.1.6 Minimum System Availability Target has the meaning as defined in Section 10.3.1 of this Exhibit G. For Hosted Revenue Accounting Services, NAVITAIRE and Customer agree on the Service Levels provided in this Exhibit G.

10.2 Service Level Scope. The Service Levels contained in this Section represent the target service performance for the provision of the Hosted Revenue Accounting Services. Metrics, measurement, and reporting will create performance assessment measures that apply to operations services in the following three service categories:

• System availability targets.
• Metrics, measurement, and reporting.
• Remedies and corrective action.

10.3 Service Level Targets

10.3.1 Minimum System Availability. NAVITAIRE will seek to provide Customer with the System Availability Target set forth in the table below of all Reporting Minutes for the applicable Reporting Period.

NAVITAIRE Deliverables	Commitment
A) Completion of the Nightly Batch Processing
NAVITAIRE will complete the nightly batch processing schedule by [*] local time in the time zone of the Customer’s headquarters at least [*] of the time during each Reporting Period. This is applicable while Customer is using the Open Skies reservations platform. Data is delivered throughout the day from the New Skies reservations platform.

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B) Minimum System Availability Target for Hosted Revenue Accounting Services (Monday – Friday)
[*] for the first five days of each calendar month
[*] for the rest of the days in each calendar month
Customer will provide the fiscal year calendar at the beginning of each year to identify any required variations to the first [*] days of each calendar month for days which apply to the higher Minimum System Availability Target.

(a) Interrupted Service will be defined as a complete system availability outage, including:

• NAVITAIRE controlled primary circuit network line being down.
• NAVITAIRE controlled server or router being down.
• System Error classified as Emergency according to Section 10.4.3 of this Exhibit.

Interrupted Service minutes will be measured and used to determine the percentage of monthly Hosted Revenue Accounting Services System availability.

(b) Network Responsibilities. A network services diagram has been drafted in Section 9.2.1(b) of Exhibit A of the Implementation Services project that illustrates the hardware components (excluding the Internet), network components, and the software that resides on those components that are owned from a service level perspective by NAVITAIRE and those items that are owned by the Customer. Items that are contained within the dotted-line (in the upper left corner) are the responsibility of Customer. During the event of an Interrupted Service, NAVITAIRE is responsible for errors that occur involving the hardware components, network components, and the software that reside outside of the dotted-line area.

(c) Planned Downtime. Planned Downtime will be used to provide hardware and software maintenance services. Planned Downtime is scheduled with 48 hours notice, subject to approval by Customer not to be unreasonably withheld.

(d) Response Time Performance. Response Time Performance. After the first ninety (90) days following Implementation Services, NAVITAIRE and Customer agree to meet, at the Customer’s request, to verify Hosted Systems response times and in the case Customer is experiencing slow response times, NAVITAIRE and Customer will work together to determine the cause and develop a resolution to address the slow response time performance including defining any potential additional performance measures. A “slow response time performance,” for purposes of this Section 10, shall be determined in a commercially reasonable manner that is determined by NAVITAIRE, subject to approval by Customer not to be unreasonably withheld, and each party will not unreasonably withhold their consent to a definition of “slow response time performance.” This verification can be initiated by Customer every one hundred eighty (180) days. However, NAVITIARE will not be responsible for slow response time related to the general stability of the Internet, as Customer has opted for VPN connectivity.

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10.3.2	Incident Problem Request (IPR) Service Response. NAVITAIRE will commit to the Emergency response targets below for each IPR logged System Error.

Emergency IPR Response

Customer Communication	Emergency

Acknowledgement and Initial Response	15 minutes

Update	Every 30 minutes

10.4 System Errors and Emergencies

10.4.1 System Error Definition. A System Error occurs when functionality that is included in the NAVITAIRE product user documentation is currently not working on Customer’s site in the manner that it is described in the documentation.

Note: Customer must refer to the documentation that matches the version of software they are running. If Customer wants a feature that is not currently included in their software version, but the feature is included in a later software version, Customer must upgrade their software to that version to be able to take advantage of the new features and functionality.

System Errors detected during testing in the Customer’s test environment should also be logged through the Navitaire Internet support tool with a reference to the test database code. NAVITAIRE will respond to all Emergency IPRs for the test environment within five (5) business days.

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10.4.2 System Error Reporting. Customer may report an identified Hosted Revenue Accounting Services System Error at no additional cost using the Remedy IPR schema. A System Error is defined in Section 10.4.1 above.

10.4.3 System Error Classification. When Customer reports an IPR for a System Error, it will be assigned a priority based on the severity of the issue. These priorities will be assigned using the following table:

Impact	Business Functionality
Analysis

	No loss	Partial loss of	Partial loss of	Complete loss	Complete loss
	of	business	business	of business	of business
	business	function.	function. No	function.	function. No
	function	Work-around	work-around	Work-around	work-around
		exists.	exists.	exists.	exists.

Immediate
impact is
significant.	NA	Emergency	Emergency	Emergency	Emergency
Affects many
and/or critical
users.

Immediate
impact is
moderate.	Low	Medium	High	High	Emergency
Affects few
and/or non-
critical users.

Immediate
impact is
marginal.	Low	Medium	High	Medium	High
Affects few or
no users.

Examples of an “Emergency” System Error might include:

• Hosted Revenue Accounting Services are totally unavailable due to NAVITAIRE controlled communication line.
• Customer did not receive the daily Postings Report.

An example of a “High” System Error might include:
• Reporting Services is not displaying data accurately.

An example of a “Medium” System Error might include:
• Slow system response for specific tasks.

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10.4.4 Emergency Response Procedure. In the event of a Customer Emergency, the NAVITAIRE Support Centre may be contacted for assistance, according to the procedures outlined in Section 5.4 of this Exhibit.

10.4.5 Releases. NAVITAIRE software changes are bundled into work units called releases. The type and content of each release will vary according to the criteria listed in the chart below.

10.5 System Changes  10.5.

Releases

Criteria
		Major	Minor	Emergency

	Driven by	Strategy and product direction	Bug fixes to previous releases of to software	Severity 1 bug fixes or emergency
enhancements

	Target content	Primarily focused on	Primarily focused on	Only contains any
1		enhancements. Includes	bug fixes for previous	emergency fixes
		bug fixes and	releases. Will also	required.
		emergencies as needed	include enhancements
C		or requested.	and emergency fixes as
h			needed or requested.

a	Description	Changes in the	Bug fixes, new reports,	Critical changes to the
n		architecture, to the	new stand-alone	software stemming
g		database, or that affect	programs or features.	from Severity 1 bug
e		many different products in	Data structure changes	fixes or emergency
		the NAVITAIRE product	that do not impact the	enhancements
		suite	database or
C			architecture

o	Approximate	Bi-annual to annual	Quarterly to monthly	As needed or in the
n	schedule			next available release

t
r	Implementation	Overnight customer	A few hours depending	Downtime as required
o	requirement	downtime	on the changes in the	by the software
l			release	change

. All events that impact application software, custom software, systems software, or hardware will be covered by Change Control. The Change Control process effectively plans and facilitates changes to the Hosted Revenue Accounting Services system, including ownership for mitigating problems that may occur with a change to minimize any associated downtime. This function is responsible for coordinating and controlling all change administration activities (i.e., document, impact, authorize, schedule, implementation control), and determining if and when a change will be implemented in the enterprise environment.

10.5.2 Enhancements. An “Enhancement” is a request for a new report or application or an improvement to an existing application related to usability, performance, additional functionality, or flexibility. Enhancements will be logged in the Support Centre Support tool. Such requests can be in response to:

(a) Mandates controlled by external third parties including governments, governing industry bodies such as International Air Transport Association [IATA], Société Internationale de Télécommunications Aéronautiques [SITA], or airport authorities.

(b) Customer requests that are initiated through a direct request, user conference, or through Customer’s NAVITAIRE Account Manager.
Examples include:

• Competitive advantage

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• Improved passenger services
• Specific client requirements
• Improved business management
• Customer business expansion

(c) Internal requests that are initiated through the sales cycle, Technology, Development, or NAVITAIRE line of business. Examples include:

• Cost reduction initiatives
• Product obsolescence
• Corporate business plan objective

10.5.3 Urgency Classifications for Enhancements. Enhancements will be assigned a priority according to the criteria in the table below. If there is a disagreement as to the priority of the requested Enhancements, these will be decided between NAVITAIRE Account Manager and Customer Account Liaison. If this cannot be resolved at this level, it will be escalated to the respective Executive Sponsors for determination.

Customer	Description
Urgency

Very High	A requirement from a business critical third party or other outside influence such as an airline
(Emergency)	buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact. Such requests are Urgent only if a third party controls the requirement, it is non-discretionary to the customer, and the third party places an immediate time constraint on the customer.
	Note:	Documentation from the governing entity, which clearly states the nature of the requirement, the time frame allowed for implementation, and the penalties for non-
compliance may be required. Every attempt will be made to meet the established regulatory deadline communicated in these instances; however should the deadline be compromised NAVITAIRE will communicate specific issues that may make this deadline unattainable with an estimate of when it can be completed.

High	A requirement from a business critical third party or outside influence such as an airline buyout, purchase of another airline, a new government regulation, or a requirement that cannot be completed in a manual nature without severe negative impact, but DOES NOT have an immediate time constraint placed on the customer by the 3rd party.
	Note:	Such requests are classified as High to prevent them from becoming Very
High/Emergencies. A new business requirement that cannot be completed in a manual nature without severe negative impact. Such requests are not Emergencies because the request is discretionary to the customer.

Medium	Supports all required Hosted Services System operations; the request is required eventually but could wait until a later release if necessary. Would enhance the product, but the product is not unacceptable if absent. More of a want than a need, but would provide benefit to the customer.

Low	A functional or quality enhancement that corrects an aesthetic problem or improves usability from the customer’s perspective. It does not greatly affect or alter core functionality.
	Examples:	Adding more feeds (imports or exports) to 3rd party packages for data sharing.
Making minor adjustments to screen layouts or design to increase readability.
Adjusting reports to increase readability and decrease questions to support.

10.5.4 Releases. NAVITAIRE software changes are bundled into work units called releases. The type and content of each release will vary. NAVITAIRE will provide Customer a minimum of [*] Releases per annum. Releases may include enhancements paid for by the Customer, enhancements funded by NAVITAIRE or by other customers and error fixes. Customer will be provided generally available updates to the Hosted Revenue Accounting Services product.

10.5.5 Release Stabilization Period. Following a Major Release as defined in Section 10.4.5 of this Exhibit, Hosted Services System performance for all or

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some of the Minimum System Availability Targets are subject to exemption during periods of time identified as Stabilization Periods. A Stabilization Period is defined as follows:

• As used herein, the term “Stabilization Period” means the first [*] days following a Major Release. During the Stabilization Period incidents related to the functionality added for a particular third-party service in the release that are directl y related to that third party service are exempted from the Service Levels performance target. The Stabilization Period will not apply to Major Release ‘sub-releases’ or fixes.

During this time NAVITAIRE will work with Customer to periodically evaluate and refine the service level measures applicable to such third party service offerings.

10.6 Notification of Increased Usage. As previously stated in Section 4.3 of the Agreement, Customer agrees to use commercially reasonable efforts to provide NAVITAIRE with the designated advance notice of significant volume increases.

Due to the anticipated impact on performance of the Hosted Revenue Accounting Services, the first [*] days following the increase in volume will be defined as a Stabilization Period. The purpose of this Stabilization Period is to allow the operation of the solution and the service level to stabilize from the influence of the increase in volume. During the Stabilization Period, NAVITAIRE will work with Customer to evaluate and refine the Service Levels targets. At the conclusion of the Stabilization Period, NAVITAIRE and Customer may mutually agree to revise Service Levels performance targets. The Service Levels performance targets set forth in this Exhibit shall remain in effect until the parties agree on revised Service Levels.

10.7 Service Levels Reporting

10.7.1 General. Regular, standardized Service Levels reporting provides a common denominator, which measures and evaluates service performance. This provides a basis on which conclusions can more easily be drawn as to the actual Service Levels achieved. NAVITAIRE will monitor and measure performance of specified Service Levels items and send a Monthly Performance Report to Customer for review and approval. The report will be structured for Customer’s internal use and metrics will be generated and distributed on a monthly basis.

10.7.2 Report Information

• Monthly Performance Report. The NAVITAIRE Account Manager will submit a Monthly Performance Report by the sixth business day of the subsequent month following the Reporting Period to the Customer Account Liaison. The report will contain the monthly indicator of Service Levels statistics and will be transmitted via email unless otherwise requested by the Customer. The report will also summarize all Interrupted Service Reports for the Reporting Period.

• Interrupted Service Report. The NAVITAIRE Account Manager will submit an Interrupted Service Report following an outage or Interrupted Service. This report will summarize circumstances, identified cause (if known) and will outline any identified corrective action. Each Interrupted Service Report will be given a tracking number for reference on the Monthly Performance Report.

10.7.3 Report Follow Up. If Customer has any questions or objections to the report, they will notify their NAVITAIRE Account Manager within ten (10) business days of receiving the report and NAVITAIRE shall respond within ten (10) business days of notification. If the parties cannot agree on the measurements reported, the matter will be escalated to the respective Executive Sponsors,

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and, if still unresolved, will be escalated as outlined in Section 18.5 of this Agreement (dispute resolution procedures).

10.8 Review and Correction

10.8.1 NAVITAIRE Account Manager Review. In addition to Response Center Support and Emergency services, the NAVITAIRE Account Manager will coordinate a teleconference with the Customer Account Liaison within twenty-four (24) hours of the Interrupted Service to discuss the details outlined in the Interrupted Service Report and to update the Customer on any identified cause or status. The NAVITAIRE Account Manager will close the Interrupted Service Report with the Customer Account Liaison upon final report of identified cause and any outline of corrective action.

10.8.2 Executive Review. Upon the request of the NAVITAIRE or Customer Account Liaison, an Executive Sponsor teleconference and a further escalation to the CEO or President level of each company may be made depending on the severity of the Interrupted Service.

10.9 Remedies and Corrective Action. The remedies and corrective action described below will be applied with respect to each Reporting Period, which commences after thirty (30) days following completion of Implementation Services. Conflict and Exhaustion of Provisions as stated at the beginning of this Exhibit will apply to this Section.

10.9.1 Corrective Action. The NAVITAIRE Account Manager shall monitor corrective action and report to the Executive Sponsors. In the event that Minimum System Availability Targets as outlined in Section 10.2.1 of this Exhibit are not met during the Reporting Period, the NAVITAIRE Account Manager shall initiate corrective action during the subsequent Reporting Period. NAVITAIRE shall, at its own expense, use commercially reasonable efforts to correct the deficiency in order to meet the Minimum System Availability Targets in Section 10.2.1 of this Exhibit.

10.9.2 Failure Notification and Penalties. Upon a third failure of NAVITAIRE to meet Minimum System Availability Targets during successive Reporting Periods, the issue shall be escalated to the CEO or President level of each company. Customer may notify NAVITAIRE, in writing, of the failure to meet the Minimum System Availability Targets. Upon receipt of such notice, NAVITAIRE will begin reporting System Availability in weekly Reporting Periods and will communicate to Customer within five (5) business days and in writing the status of improvement in performance.

10.9.3 Penalties.

1. Report Delivery. This service level will be measured per calendar day. Should NAVITAIRE fail to complete the nightly batch processing by the time specified in Section 10.3.1A, the day will be considered to be missed. At the end of each monthly reporting period, NAVITAIRE will calculate a percentage equal to the total days of on time delivery divided by the total number of calendar days in a month. If this percentage is less than [*], the Service Level shall be considered missed.

2. Minimum System Availability – first [*] calendar days. This service level will be measured by minutes. The total minutes available for the time period will be the [*] minutes in the defined Customer use period multiplied by the [*] calendar days, for a total of [*] minutes. If the system is unavailable for more than [*] of these minu tes, the Service Level shall be considered missed.

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3. Minimum System Availability – remaining calendar day. This service level will be measured by minutes. The total minutes available for the time period will be the [*] minutes in the defined Customer use period multiplied by the remaining calendar days in a month (e.g. by [*] days for September). If the system is unavailable for more than [*] of these minutes, the Service Level shall be considered missed.

4. Remedial Action when a Service Level is missed. For purposes of this clause, it is agreed that the Hosted Revenue Accounting Services Amount is [*] per O&D. The pe nalties shall be calculated on a contract year ( [*] ) as follows:

• First Month Service Level is missed – [*] percent [*] of the Monthly Recurring Ser vice Amount for the Hosted Revenue Accounting Services
• Second Month Service Level is missed - [*] percent [*] of the Monthly Recurring Service Amount for the Hosted Revenue Accounting Services
• Third Month Service Level is missed - [*] percent [*] of the Monthly Recurring Service Amount for the Hosted Revenue Accounting Services
• Fourth or greater Month Service Level is missed - [*] percent [*] of the Monthly Recurring Servic e Amount for the Hosted Revenue Accounting Services

In no even shall the total credit for any month exceed [*] percent [*] of the total Monthly Recurring Service Amount for the Hosted Revenue Accounting Services paid during that m onth.

10.10 Month End Closure. SkyLedger operates with two (2) accounting periods open at all times. Prior to closing the accounting month end, Customers must ensure that following are managed:

• All flights for that month have been set to “Close” within the NAVITAIRE Reservation system.
• All no-show passengers on all flights for the month have been set to “No-Show”.
• Balance in the SkyLedger Suspense account has been cleared to “Nil” balance or to a reasonable level.

Customers are required to close the accounting period within the first five (5) working days of the next month (e.g. July 2006 accounting month would be set to close by August 7th, 2006). Customers are requested to log an IPR to request NAVITAIRE Operations to close the accounting month. For example:

• July and August 2006 accounting periods are open
• July accounting period is closed no later than Monday, August 7th, 2006
• As soon as July 2006 is closed September 2006 accounting period will be open In the event Customer has not requested the earliest accounting to be closed prior to the start of the third month (in the example above this is September 2006) the NAVITAIRE Operations will close the accounting period (July in the above example). The Customer will be provided 24 hours notice that the accounting period will be scheduled for closure. This is to ensure that September booking data can be loaded and accounting is generated without any delays.

If NAVITAIRE Operations confirms the accounting close is to be scheduled and the Customer does not accept this, the Customer will be responsible for any incurred costs

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associated with holding back and the loading of data for subsequent months. Effort is chargeable based on time and materials at the rates listed in Exhibit H, Section 6.

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EXHIBIT H
PRICING

Conflict and Exhaustion of Provisions

In the event that there exists any conflict between any term, condition or provision contained within this Exhibit and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Exhibit shall control. Further, the rights, obligations, and privileges of the parties shall be determined first by reference to this Exhibit, as opposed to the Agreement. For purposes of clarification, the rights, obligations, and privileges contained within this Exhibit shall control and govern any dispute between the parties until all such rights, obligations, and privileges have been exhausted in their entirety; and only after such time shall the rights, obligations, and privileges of the parties be determined by reference to the Agreement.

1 Exhibit A Replacement Pricing – Hosted Reservation Services. The following Section replaces Section 8.1.1 and 8.1.2 from Exhibit A of the Agreement. Additionally, replacement pricing for the addition of GOL “[*]”, a new GOL airline in [*] is included in the following Section. This new pricing in Section 1 of Exhibit H becomes effective with this Amendment No. 7 of the Agreement. The “ [*] ” pricin g shown in Section 1.4 of this Exhibit H becomes effective when the “[*]” airline begins taking reservations on New Skies.

1.1 Service Fees

1.1.1 Monthly Recurring Service Fees – Reservations Services/Products

		New Skies, Skylights,
		Skyledger, Codeshare, API,
		Web Hosting

O&D TIER END	O&D TIER END	(Per Host O&D Booked)

1	300,000	[*]

300,001	500,000	[*]

500,001	700,000	[*]

700,001	1,000,000	[*]

1,000,001	1,500,000	[*]

1,500,001	2,000,000	[*]

2,000,001	2,500,000	[*]

2,500,001	3,000,000	[*]

3,000,001		[*]

* Hosted Services pricing is based on Revenue Passenger Boarded segments to O/D Passenger segments to ratio of   [*]. If this ratio is exceeded, the pricing will be adjusted as outlined below.

The pricing outlined in this Section 1.1.1 is based upon a ratio of Revenue Passenger Boarded segments to O/D Passenger segments of [*] or less. If the actual ratio of Revenue Passenger Boarded segment s to O/D Passengers segments exceeds the [*] ratio, NAVITAIRE reserves the right to apply the above pricing on a Revenue Passenger Boarded basis. For the sake of clarity, this ratio will be calculated using the Revenue Passenger Boarded segments as the numerator and O/D Passengers segments as the denominator to create the ratio.

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The calculation of the ratio above will be measured each month, prior to issuing the monthly invoice for Service Fees based upon actual Customer transactions by using the InfoPack report - A0017ROS Enplanements/ Deplanements (or its successor). The report will be run twice to create the ratio by selecting a different report criteria option, first selecting ‘Connections’ to generate the Revenue Passengers Boarded count, and again without selecting ‘ Connections’ to generate the O/D Passengers count. If the result of the calculation of Revenue Passengers Boarded divided by O/D Passengers exceeds the [*] ratio, Navitaire will notify Customer of:

• the actual ratio of Revenue Passengers Boarded to O/D Passengers for that month, and
• the calculation of the transaction-based Service Fees has been based upon Revenue Passengers Boarded counts for Customer;

This information will appear at the top of the monthly invoice.

1.1.2 Annual O/D Passenger Commitments. Customer agrees to guarantee the level of boarded O/D Passengers to equal the table in this Section for the purposes of calculating the recurring Service Fees, effective upon the Effective Date of this Agreement:

Table of Annual Minimums prorated by month as applicable:

Year*	Projected	Guarantee	Guaranteed	Monthly
	O&Ds	Ratio	O&Ds	Minimum
O&Ds**
2006 - 2007	[*]	[*]	[*]	[*]
2007 - 2008	[*]	[*]	[*]	[*]
2008 - 2009	[*]	[*]	[*]	[*]
2009 - 2010	[*]	[*]	[*]	[*]
2010 - 2011	[*]	[*]	[*]	[*]
2011 - 2012	[*]	[*]	[*]	[*]
2012 - 2013	[*]	[*]	[*]	[*]
2013 - 2014	[*]	[*]	[*]	[*]
2014 - 2015	[*]	[*]	[*]	[*]
2015 - 2016	[*]	[*]	[*]	[*]
**The monthly minimums are [*] of the annual minimum to allow for seasonality.

If at the end of each year following the Effective Date, Customer has not boarded the Guaranteed Annual Minimum O/D Passengers as listed above during that year, then Customer will immediately pay to NAVITAIRE the difference between all O/D Passengers boarded and the Guaranteed Annual Minimum O/D Passengers using the applicable rates outlined in this Section 1.1.1.

1.1.3 Monthly Recurring Service Fees – Connectivity Services/Products

Monthly Segment* Tier as booked by GDS/CRS/ARS	GDS Connectivity (Base AVS Type B)

Per Segment in GDS/CRS/ARS

First[*] monthly segments (host, passive,	For existing Sabre Type B GDS
and informational)in a GDS/CRS/ARS-booked	communication link, [*] per month
reservation	For existing Amadeus Type B GDS
communication link, [*] per month
For any other GDS, fees quoted upon
request

[*] and higher monthly segments	[*]

* The definition of Segement uses the Revenue Passenger Boarded information as listed in Section 1.1.1 above.

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If Customer implements a Type B connection with Worldspan and/or Galileo within 1 year of the Effective Date of this Amendment, the monthly infrastructure fee for this Type B communication link will be[*] per month per GDS/CRS/ARS.

Note: Any applicable message fees, segment fees or data circuits pertaining to the CRS/GDS/ARS and/or SITA are the responsibility of the Customer.

1.1.4 Development and Testing Hour Credits. This section 1.1.4 of Exhibit H replaces section 8.1.6 of Exhibit A.

1.1.4.1 Per Section 8.1.6.1 of the Agreement and subsequent development, Customer had a remaining balance of [*] [*] hours of development hours on the Effective Date of this Amend ment. These remaining hours are expected to be used on the Open Skies product to fund some of the enhancements outlined in Amendment No. 7. In any case, such development hours must by used by Customer prior to[*] , or Customer will forfeit these development credits.

1.1.4.2 NAVITAIRE will also provide Customer with up to [*] [*] hours of enhancement development credits for the coding and/or testing for items identified in the Gap Analysis for the new Hosted Services platform and related conversion efforts. These development credits will expire[*] after Customer conversion to the new Hosted Services platform.

1.1.5 Staff Resource for the New Skies Conversion: NAVITAIRE agrees to supply Customer with one full time equivalent Project Manager for the conversion effort from Open Skies to New Skies. This individual will coordinate all Customer activities associated with conversion and provide weekly status updates to the Customer executive sponsor. NAVITAIRE understands that this resource is separate from all resources necessary for NAVITAIRE to convert GOL to the New Skies reservations system.

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1.2 Implementation Fees

Product/Service Description	Implementation Fees*
(Including Training)

Hosted Reservation Services with Flight	Not Applicable
Speed Graphical User Interface

Skylights e-Suite	Not Applicable

Airport Check-In	Not Applicable

Info-Pak Reports	Not Applicable

Configuration & Maintenance Utilities	Not Applicable

Type B CRS/GDS/ARS	No Implementation Fees for existing Sabre or
Connectivity/Instant Pay	Amadeus CRS/GDSconnection
For Galileo or WorldSpan or ARS connection,[*]
For any other GDS, quote will be provided upon
request

Type A CRS/GDS/ARS Connectivity	For Amadeus, Galileo, Sabre or WorldSpan
connection, [*]
For any other GDS or ARS, quote will be provided
upon request

Standard Code-share Connectivity -	First [*] hours of staff work,[*] per installation
Type B (Optional) – Standard	per partner per code-share
Implementation	Additional time per rates listed in Section 6.1 of this
Exhibit

Schedule Manager	Not Applicable

Booking API Implementation	Not Applicable

Web Hosting	[*] subject to terms in conditions defined in
Amendment 6/Exhibit F

Operational Data Storage (ODS)	[*]

All Other Products and Services	Quoted Upon Request

• Implementation Fees exclude travel expenses and any new development.

NAVITAIRE has provided to Customer at no additional cost a two week Gap Analysis for migration from the current Hosted Services platform to its new Hosted Services platform that is anticipated to occur during the term of this Agreement. Any additional Gap Analysis time provided may be provided under the credits in Section 1.1.4.2 above.

NAVITAIRE agrees to be responsible for NAVITAIRE personnel time and expenses related to the initial conversion services the new Hosted Service platform for Customer.

1.3 Monthly Fees for Hosted Reservation Services Booking History Files For an additional fee, NAVITAIRE will capture historical booking activity files from the Hosted Reservation Services as input to a current or future revenue management system.

If Customer uses or will use a third party revenue management system, the Customer will be responsible for formatting the NAVITAIRE historical booking data to be compatible with the third party revenue management system’s requirements. NAVITAIRE will supply the Hosted Reservation Services file format layout for the historical booking data capture to the Customer’s selected third party revenue management system services provider upon request.

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If Customer has selected to purchase this service, as part of the initial Implementation Services, NAVITAIRE will provide up to[*] hours of consulting on the Hosted Reservation Services historical boo king information format layout, however, any associated travel costs related to this advice will be the responsibility of the Customer.

Monthly O/D Passengers Tier	Historical Reservations Booking Activity Files*

Per O/D Passenger

First 500,000 monthly O/D Passengers	[*] pe [*] bookings support fee

Each additional 500,000 monthly O/D	[*] pe [*] bookings support fee
Passengers or portion thereof

* As this is an optional service and deviates from NAVITAIRE’s core business, Customer will be responsible for any Support or Development associated with this effort.

1.4 “[*] ” Pricing. GOL has notified NAVITAIRE of the intent to start a new airline in[*] , code named “[*] ”. Navitaire will provide incentive pricing for “[*] ” should th is result in new business to Navitaire. Upon completion of the implementation of “[*] |”, the below pricing will take effect for GOL and will replace the pricing shown in Section 1.1.1 of this Exhib it H. This pricing adjustment is only available for the start up of a new business and would not become effective should GOL assume a current Navitaire contract.

		New Skies, Skylights, Skyledger,
		Codeshare, API, Web Hosting

O&D TIER END	O&D TIER END	(Per Host O&D Booked)*

1	300,000	[*]

300,001	500,000	[*]

500,001	700,000	[*]

700,001	1,000,000	[*]

1,000,001	1,500,000	[*]

1,500,001	2,000,000	[*]

2,000,001	2,500,000	[*]

2,500,001	3,000,000	[*]

3,000,001		[*]

* Hosted Services pricing is based on Revenue Passenger Boarded segments to O/D Passenger segments to ratio of [*]. If this ratio is exceeded, the pricing will be adjusted as outlined in Section 1 of this Exhibit.

If at the end of each year following the Effective Date, Customer has not boarded the Guaranteed Annual Minimum O/D Passengers as listed above during that year, then Customer will immediately pay to NAVITAIRE the difference between all O/D Passengers boarded and the Guaranteed Annual Minimum O/D Passengers using the applicable rates outlined in this Section 1.4. All other provisions of Section 1 apply.

1.5 Monthly Recurring Service Fees – Operational data storage database access (Optional) to provide Customer direct data access will apply as follows:

Monthly Segment Tier	2 Way Server	4 Way Server	8 Way Server

Flat Monthly Fee

0 – 500,000 monthly O&D Passengers	[*]	[*]	[*]

500,001 – 1,500,000 monthly O&D Passengers	[*]	[*]	[*]

1,500,001 and higher monthly O&D Passengers	[*]	[*]	[*]

Note: The decision to upgrade from a standard Two Way Server to the next level will be based upon server activity and ability to extract data from the transactional database in an efficient manner. NAVITAIRE will monitor server activity history and advise Customer should an upgrade be required.

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This service is only available once Customer has converted to the New Skies reservations platform.

1.6 Fees for Passive/informational segments. Customer has indicated an interest in the Navitaire system being able to enter, store and provide information on Passive segments (as defined in Section 9.3 of this Amendment). NAVITAIRE reserves the right to bill for these segments as if they were hosted segments if and only if they are the last inbound (arrival) segment with a legitimate connection or any outbound (continuation) segment with a legitimate connection for an identified partner airline, in accordance with industry standard arrival and continuation identifications for the Open Skies platform. NAVITAIRE reserves the right to bill for the passive/informational as if they were hosted segments based on Customer’s selection of booking record content options as outlined in New Skies IPR/SCR9855 “Booking Record Content Options,” which has been approved by Customer. Additional functionality or options to enter, store, provide information including for invoice purposes will be the responsibility of the Customer. A legitimate connection would be any connection which meets the IATA standards for arrival and continuation segments. The current identified partner airlines are:

o COPA (CM)
o Continental (CO)

For billing purposes, these segments will be converted into Boarded O&D Passengers using the ratio of O&D Passengers to Segments as achieved by using the InfoPack report - A0017ROS Enplanements/ Deplanements (or its successor). The report will be run twice to create the ratio by selecting a different report criteria option, first selecting ‘Connections’ to generate the Revenue Passengers Boarded (segment) count, and again without selecting ‘Connections’ to generate the O/D Passengers count.

2 Exhibit B Replacement Pricing – Hosted Revenue Management Services. This pricing reflects the agreed to [*] discount on the pricing listed in Exhibit B of the Agreement dated May, 2004 subject to the provisions contained Amendment No. 7. It is included in this Exhibit H for the intent of placing all pricing in a single Exhibit.

2.1 Service Fees

2.1.1 Monthly Recurring Service Fees – Revenue Management Services/Products

		Revenue Management System

		(RMS)

O&D TIER END	O&D TIER END	(Per Host O&D Boarded)

1	300,000	[*]

300,001	500,000	[*]

500,001	700,000	[*]

700,001	1,000,000	[*]

1,000,001	1,500,000	[*]

1,500,001	2,000,000	[*]

2,000,001	2,500,000	[*]

2,500,001	3,000,000	[*]

3,000,001	>	[*]

* Hosted Services pricing is based on a Revenue Passenger Boarded segments to O/D Passengers segments ratio of [*]. If this ratio is exceeded, the pricing will be adjusted as outlin ed in Section 1.1 above.p. 44 of 46

If at the end of each year on the Effective Date, Customer has not boarded the Guaranteed Annual Minimum O/D Passengers as listed above during that year, then Customer will immediately pay to NAVITAIRE the difference between all O/Ds Passengers and the Guaranteed Annual Minimum O/D Passengers using the applicable rates outlined in this Section 2.1.1.

The pricing outlined in this Section 2.1 is based upon a ratio of Revenue Passenger Boarded segments to O/D Passengers segments)) of [*] or less. If the actual ratio of Revenue Passenger Boarded segme nts to O/D Passengers segments exceeds the [*] ratio, NAVITAIRE reserves the right to apply the above pricing on a Revenue Passenger Boarded basis. For the sake of clarity, this ratio will be calculated using the Revenue Passenger Boarded segments as the numerator and O/D Passengers as the denominator to create the ratio.

The calculation of the ratio above will be measured each month, prior to issuing the monthly invoice for Service Fees based upon actual Customer transactions by using the InfoPack report A0017ROS Enplanements/ Deplanements report (or its successor). The report will be run twice to create the ratio by selecting a different report criteria option, first selecting ‘Connections’ to generate the Revenue Passengers Boarded count, and again without selecting ‘Connections’ to generate the O/D Passengers count. If the result of the calculation of Revenue Passengers Boarded divided by O/D Passengers exceeds the [*] ratio, NAVITAIRE will notify Customer of:

• the actual ratio of Revenue Passengers Boarded to O/D Passengers for that month, and
• the calculation of the transaction-based Service Fees has been based upon Revenue Passengers Boarded counts for Customer.

This information will appear at the top of the monthly invoice.

3 Exhibit F Replacement Pricing – Hosted Web Services. Monthly service fee pricing for the Hosted Web Services are included in the O&D fees in Section 1 of this Exhibit. The Target Date for the Hosted Web Services installation listed in Amendment 6, Exhibit F of [*] is now updated to a revised Target Date of [*].

4 Exhibit G Replacement Pricing – Hosted Revenue Accounting Services.

4.1 Per O&D Fees: These amounts are included in Section 1.1 and 1.4 of this Exhibit.

4.2 Historical Data Load: As part of the SkyLedger Implementation project, GOL has requested that NAVITAIRE load PNR data relating to transactions dated November 2004 through to December 2005. If implemented, this historical data will be available in a SkyLedger conversion account separate from production for a period of three (3) months after the data conversion is complete. During this period, the Customer will have access to the data via the product Reporting tool. After this 3 month period, the historical data and the SkyLedger conversion account will then be cleared down. The effort required for this specific task will be covered by a one-off fee to be determined when Customer confirms the business

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need for this service, not earlier than two weeks prior to the revised Go-Live date. Payment will be required once the data has been loaded and is available to Customer.

4.3 Target Date: The target date for installation of SkyLedger services is [*]. The target date for completion of Historical Data delivery is [*], if this service remains necessary. These target dates are dependent upon active engagement from Customer resources.

4.4 Inbound Interline Settlement Implementation Fee. For each Interline Implementation that uses Navitaire-developed SkyLedger functionality, Navitaire will charge a one time fee of [*] to cover the costs of testing with Customers interline partner and their system provider.

5 Web Hosting Product. Implementation Fees. The Implementation Fees for the Hosted Web Services is [*]. This is payable to NAVITAIRE upon completion of the server setup and load testin g phases of the installation process.

6 Fees (Applicable Across All Products)

6.1 Support Fees

Support Centre Support	Fees

Initial Support: During the initial support period,	Monthly allotment of [*] hours for that product included
defined as the first 30 days after go-live of a new
product (e.g, Web Hosting or SkyLedger).

Basic Support: After the initial support period, as	Monthly allotment of [*] hours across all products
defined above.	included

Additional Normal Hourly Support, Additional
Training Requests, or Additional Development	[*] per hour
scheduled through NAVITAIRE: User support
more than initial or basic support hours or as
otherwise described in this Agreement.

Engineer Direct Support: Expert support for web
hosting and Customer third-party systems or	[*] per hour
interfaces as scheduled through the NAVITAIRE
Support Centre.

Direct Consultation Support: Customer initiated
contact directly to NAVITAIRE research &	[*] per hour
development personnel and other direct
consultation, thereby bypassing the NAVITAIRE
Support Centre.

6.2 Other Fees

Other Fees	Fees

Custom Programming	Quoted on a per project basis

Dedicated Account Management	Quoted on a per project basis

Business Process and Consulting Services	Quoted on a per project basis

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